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SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FAIRMARKET, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        In connection with SEC Fee Rule Advisory #11, the fee is calculated at $80.90 per $1,000,000 of the cash to be received by the registrant in the transaction

	(4)	Proposed maximum aggregate value of transaction: $4,500,000
	(5)	Total fee paid: $365.00
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FAIRMARKET, INC.
500 Unicorn Park Drive
Woburn, Massachusetts 01801

July    , 2003

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of FairMarket, Inc. The meeting will be held on                        , 2003 at 9:00 a.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109. At the special meeting, you will be asked to vote on the following proposals:

  •
  to approve the sale of substantially all of our assets to eBay Inc. for a purchase price of approximately $4.5 million under the terms of an asset purchase agreement entered into between FairMarket and eBay on June 20, 2003, as described in more detail in the attached proxy statement (Proposal 1);

  •
  to consider and vote upon an amendment to our amended and restated certificate of incorporation to change our name to "                        " (Proposal 2);

  •
  to elect two Class III directors, each to serve until our 2006 annual meeting of stockholders or until such person's successor is duly elected and qualified (Proposal 3); and

  •
  any other business that may properly come before the special meeting.

        The attached formal notice of special meeting and proxy statement describe the proposals we expect to act upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of FairMarket, Inc. by voting on the proposals described in the proxy statement. We hope that you will be able to attend the meeting, which will also serve as our 2003 annual meeting of stockholders.

        After careful consideration, our board of directors has determined that the sale of substantially all of our operating assets, as contemplated by the asset purchase agreement, is advisable and in the best interests of our stockholders. Similarly, our board of directors has determined that the change in our corporate name and the election of Lloyd I. Miller, III and Shikhar Ghosh are advisable. Therefore, our board of directors has unanimously approved these proposals and recommends that you vote FOR each of the proposals.

        Your vote is important. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and promptly return it in the enclosed postage-paid envelope. The attached proxy statement contains instructions about the methods of voting. If you attend the meeting, you may have your shares voted as instructed in your proxy card or you may withdraw your proxy at the meeting and vote your shares in person.

        We look forward to seeing you at the meeting.

Sincerely,

Nanda Krish President and Chief Executive Officer

FAIRMARKET, INC.
500 Unicorn Park Drive
Woburn, Massachusetts 01801

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON   , 2003

TO OUR STOCKHOLDERS:

        A special meeting of stockholders of FairMarket, Inc. will be held on                        , 2003 at 9:00 a.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109, for the following purposes;

  •
  to approve the sale of substantially all of our assets to eBay Inc. for a purchase price of $4.5 million under the terms of an asset purchase agreement entered into between FairMarket and eBay on June 20, 2003, as described in more detail in the attached proxy statement (Proposal 1);

  •
  to consider and vote upon an amendment to our amended and restated certificate of incorporation to change our name to "                        " (Proposal 2);

  •
  to elect two Class III directors, each to serve until our 2006 annual meeting of stockholders or until such person's successor is duly elected and qualified (Proposal 3); and

  •
  any other business that may properly come before the special meeting.

        These items are more fully described in the attached proxy statement.

        Only stockholders of record at the close of business on                        , 2003, the record date, are entitled to notice of and to vote at the special meeting and at any adjournments or postponements thereof.

        If you do not plan to attend the special meeting and vote your shares in person, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed postage-paid envelope. Any proxy may be revoked at any time before it is exercised at the special meeting.

By Order of the Board of Directors
Janet Smith Secretary
Woburn, Massachusetts , 2003

i

Termination	38
Payment of Termination Fee and Expenses	40
Indemnification and Escrow	40
Conditions to Closing	41
Employee Matters	43
Expenses	43
Other Agreements Relating to the Asset Sale	43
Escrow Agreement	43
Transition Services Agreement	43
Termination Agreement	44
Voting Agreements	44
Settlement Agreement; Agreement to Nominate Directors	46
Other Terms	46
Allocation of Certain Customer Fees	46
Material U.S. Federal Income Tax Consequences to FairMarket	46
Accounting Treatment	47
Regulatory Approvals	47
Possible Liquidation Rights Consequences to Asset Sale	47
Operation After Asset Sale; Use of Proceeds	47
Vote Required and Board Recommendation	48
PROPOSAL 2—APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO " "	49
PROPOSAL 3—ELECTION OF TWO CLASS III DIRECTORS	50
Vote Required	50
Recommendation	50
Information Regarding the Nominees and Other Directors	50
Nominees for Election as Class III Directors for a Three-year Term Expiring at the 2006 Annual Meeting of Stockholders	51
Incumbent Class I Directors—Term Expires 2004	51
Incumbent Class II Directors—Term Expires 2005	52
Board Meetings and Committees	52
PRINCIPAL AND MANAGEMENT STOCKHOLDERS	54
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	56
Director Compensation	56
Executive Compensation	56
Option Grants in Fiscal Year 2002	57
AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2002 AND YEAR-END OPTION VALUES	57
Severance and Change of Control Agreements	57
Report of the Compensation Committee of the Board Of Directors on Executive Compensation	59
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	61
CERTAIN RELATIONSHIPS WITH RELATED PARTIES	61
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934	61
AUDIT COMMITTEE REPORT	62

ii

PERFORMANCE GRAPH	64
RECENT DEVELOPMENTS	65
INDEPENDENT AUDITORS	65
STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING	65
OTHER MATTERS	66
ADDITIONAL INFORMATION	66
ANNEX A—ASSET PURCHASE AGREEMENT
ANNEX B—FAIRNESS OPINION
ANNEX C—FORM OF VOTING AGREEMENT
ANNEX D—CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF FAIRMARKET, INC.

iii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:
What proposals will be voted on at the special meeting?

A:
The following three proposals will be voted on at the special meeting, which will also serve as our 2003 annual meeting of stockholders:

•
The first proposal (Proposal 1) to be voted on is whether to approve the sale of substantially all of our operating assets to eBay under the terms of an asset purchase agreement entered into between FairMarket and eBay on June 20, 2003, for a purchase price of $4.5 million in cash. FairMarket will receive $2.5 million of the purchase price at the closing of the asset sale and $2 million will be held in escrow for a period of up to two years to secure our indemnification, compensation and reimbursement obligations to eBay under the asset purchase agreement. The purchase price is subject to a substantial reduction if we are unable to obtain specified third party consents prior to the closing of the asset sale. We propose to sell to eBay substantially all of our operating assets, including all of our intellectual property and technology, all rights under certain transferred customer contracts and under certain intellectual property license agreements, and accounts receivable relating to services performed after the date of the closing of the asset sale with respect to the transferred customer contracts. See the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Our Assets" for a more detailed description of the transaction with eBay.

•
The second proposal (Proposal 2) to be voted on is whether to amend our amended and restated certificate of incorporation to change our name to "                        ". Proposal 2 is necessary if Proposal 1 is approved, as we have agreed to transfer the rights to the name "FairMarket" to eBay in connection with the sale of substantially all of our operating assets. See the section of this proxy statement entitled "Proposal 2—Approval of Amendment to our Amended and Restated Certificate of Incorporation to Change our Name To ‘                        "' for a more detailed description of Proposal 2.

•
The third proposal (Proposal 3) to be voted on is the election of Shikhar Ghosh and Lloyd I. Miller, III as Class III directors of FairMarket. See the section of this proxy statement entitled "Proposal 3—Election of Two Class III Directors" for a more detailed description of Proposal 3.

Q:
What will happen if the asset sale to eBay is approved by our stockholders? (See page 43)

A:
If the asset sale is approved by our stockholders and the other conditions to closing of the asset sale are satisfied or waived, we will sell substantially all of our operating assets to eBay under the terms of the asset purchase agreement as described in this proxy statement. We have entered into a transition services agreement with eBay under which we will provide services to eBay after the closing of the asset sale in order to fulfill customer obligations under contracts transferred to eBay. In addition, we have agreed to provide transition assistance to eBay including the transfer of certain know-how required to perform these services. During the term of the transition services agreement, which will terminate not earlier than December 31, 2003 and not later than January 31, 2004, unless earlier terminated by eBay, we are obligated to maintain and provide the services of our employees, the use of our facilities, our information technology infrastructure and our technology platform, and to maintain our corporate existence. eBay has agreed to pay us for providing these services, generally based on the cost of performance to us. As a result, the performance of these services during the term of the transition services agreement is not expected to have a material impact on our financial condition. Please see the section of the proxy statement entitled "Proposal 1—Sale of Substantially All of Our Assets—Other Agreements Relating to the Asset Sale—Transition Services Agreement" for a more detailed description of the transition services agreement.

Q:
Will there be a liquidation of FairMarket following the asset sale?

A:
As previously announced, we intend to make a distribution of approximately $38 million to our stockholders shortly following the closing of the asset sale. We are currently reviewing alternatives for the use and disposition of our remaining assets following the term of the transition services agreement, which may include pursuing a plan of complete liquidation and dissolution (possibly including the sale of our remaining assets). Alternatively, we may decide to pursue selling our remaining assets outside of a liquidation and dissolution, to make additional distributions of cash to our stockholders, to explore other strategic alternatives, such as a business combination with another party, and/or to continue as an independent stand-alone company focusing on business opportunities unrelated to our historical business. At this time, our board of directors has not made any decision to pursue any one of these options.

Q:
What will happen if the asset sale to eBay is not approved or completed?

A:
If the asset sale is not approved by our stockholders or is not completed for any other reason, FairMarket may be required to pay eBay a termination fee of up to $350,000 for fees and expenses incurred by eBay in connection with the preparation and negotiation of, and otherwise in connection with, the asset purchase agreement and related documents. For a more complete discussion of the requirements relating to payments of fees and expenses, see the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Our Assets—The Asset Purchase Agreement—Payment of Termination Fee and Expenses." If the asset sale is not completed, we may continue as an independent stand-alone operating company conducting our historical business, we may ultimately pursue a plan of complete liquidation and dissolution, we may explore other strategic alternatives, including a sale of our assets to, or a business combination with, another party, we may make a distribution of cash to our stockholders, or we may pursue other business opportunities and investments unrelated to our current business. There can be no assurance that any potential transaction (including a plan of complete liquidation and dissolution) will provide consideration equal to or greater than the price proposed to be paid by eBay in the asset sale, or that we will be able to complete any alternative transaction. At this time, our board of directors has not made any decision to pursue any one of these options.

Q:
What do I need to do now? (See page 5)

A:
After carefully reading and considering the information contained in this proxy statement, you should complete and sign your proxy and return it in the enclosed return envelope (or vote by telephone or Internet pursuant to the instructions below) as soon as possible so that your shares may be represented at the special meeting. A majority of shares entitled to vote must be represented at the meeting to enable FairMarket to conduct business at the meeting. See the section of this proxy statement entitled "Information Concerning Voting and Solicitation of Proxies."

Q:
Can I change my vote after I have mailed my signed proxy? (See page 6)

A:
Yes. You can change your vote at any time before proxies are voted at the meeting. You can change your vote in one of three ways. First, you can send a written notice via registered mail to our secretary at our executive offices, stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit the notice of revocation or the new proxy to us. Third, you can attend the meeting and vote in person. See the section of this proxy statement entitled "Information Concerning Voting and Solicitation of Proxies."

Q:
If my FairMarket shares are held in "street name" by my broker, will the broker vote the shares on my behalf? (See page 5)

A:
Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, referred to as "broker non-votes," will not be voted in favor of such matter. Both Proposal 1 and Proposal 2 are proposals that require the affirmative vote of a majority of our outstanding shares to be approved by our stockholders. Accordingly, broker non-votes will have the effect of a vote against both proposals. Broker non-votes will have no effect on Proposal 3 regarding the election of Class III directors. With regard to Proposal 1 and Proposal 2, it is anticipated that a broker will vote FairMarket shares only if the holder of these shares provides the broker with instructions on how to vote. With regard to Proposal 3, it is anticipated that a broker may vote FairMarket shares absent instructions on how to vote. We encourage all stockholders whose shares are held in street name to provide their brokers with instructions on how to vote.

Q:
What happens if I don't indicate how to vote my proxy? (See page 5)

A:
If you sign and send in your proxy, but do not include instructions on how to vote your properly signed proxy card, your shares will be voted FOR Proposal 1 to approve the asset sale to eBay, FOR Proposal 2 to amend our amended and restated certificate of incorporation to change our corporate name to                        and FOR the election of Shikhar Ghosh and Lloyd I. Miller, III as Class III directors of FairMarket in Proposal 3.

Q:
When is the asset sale to eBay expected to be completed?

A:
We expect to complete the asset sale to eBay as soon as practicable after all of the conditions to completion of the asset sale contained in the asset purchase agreement have been satisfied or waived. FairMarket and eBay are working toward satisfying the conditions to closing and completing the asset sale as soon as practicable. FairMarket and eBay currently plan to complete the asset sale in the third quarter of 2003 shortly following the special meeting of our stockholders, assuming our stockholders approve the asset sale and the other conditions to the asset purchase agreement are satisfied or waived. However, because the asset sale is subject to some conditions which are beyond FairMarket's and eBay's control, the exact timing of the completion of the asset sale cannot be predicted. For a complete description of the conditions to completion of the asset sale, see the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Our Assets—The Asset Purchase Agreement—Conditions to Completion of the Asset Sale."

Q:
Am I entitled to appraisal rights in connection with the asset sale to eBay?

A:
No. Appraisal rights are not available under applicable law in connection with the asset sale.

Q:
What are the tax consequences of the asset sale? (See page 46)

A:
The asset sale to eBay is a taxable event to us. We will recognize gain or loss in an amount equal to the cash received plus liabilities assumed (if any) in exchange for the assets, less our adjusted tax basis in the purchased assets. Our gain (if any) will be offset to the extent of current year losses from operations plus available net operating loss carryforwards, subject to applicable limitations under the ownership changes rules under Internal Revenue Code 382 and the Alternative Minimum Tax rules. Any tax liabilities to us generated as a result of the asset sale are expected to be immaterial. We do not anticipate any direct tax consequence to you as a result of the asset sale. However, any tax consequence of the asset sale may vary depending on the particular circumstances of the stockholder. Accordingly, we recommend that each stockholder consult its own tax advisor regarding the federal income tax consequences of the asset sale, as well as the state, local and foreign consequences.

Q:
Who can help answer my questions about the proposals?

A:
If you have any questions about the proposals presented in this proxy statement, you should contact:

  FairMarket, Inc.
  500 Unicorn Park Drive
  Woburn, Massachusetts 01801
  Attn: Janet Smith
  Title: Chief Financial Officer
  Telephone: (781) 376-5605

  In addition, our public filings can be accessed at the Securities and Exchange Commission's web site at www.sec.gov.

FAIRMARKET, INC.
500 Unicorn Park Drive
Woburn, Massachusetts 01801

PROXY STATEMENT

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of FairMarket, Inc. ("FairMarket" or the "Company") for use at a special meeting of the stockholders of FairMarket to be held on                        , 2003 at 9:00 a.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, 53 State Street, Boston, Massachusetts 02109, and at any adjournments or postponement thereof.

        This proxy statement and the accompanying materials are being mailed on or about                        , 2003 to stockholders of record as of the close of business on                        , 2003, which is the record date for the special meeting.

        FairMarket's 2002 Annual Report to Shareholders, together with FairMarket's Annual Report on Form 10-K for the year ended December 31, 2002 (which includes FairMarket's consolidated financial statements), is being mailed to stockholders of FairMarket with this proxy statement. The Annual Report to Shareholders and the Annual Report on Form 10-K are not, however, part of the proxy solicitation material.

INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXIES

        At the special meeting, which will also serve as our 2003 annual meeting of stockholders, stockholders will act upon the matters set forth in the accompanying Notice of Special Meeting. We are not aware of any other matters to be presented at the meeting other than those described in this proxy statement. If any other matters are properly presented at the meeting, proxies will be voted in accordance with the judgment of the proxy holders.

        Stockholders entitled to vote.    If our records show that you are a stockholder as of the close of business on                        , 2003 (the record date for the meeting), you are entitled to receive notice of the special meeting and to vote the shares of FairMarket's common stock and series B preferred stock that you held, as the case may be, at the close of business on the record date. Holders of our common stock and holders of our series B preferred stock are entitled to vote together as a single class on each of the Proposals and on any other matters that may properly come before the special meeting. Each outstanding share of common stock and series B preferred stock (voting on an as-converted basis) entitles its holder to cast one vote for each matter to be voted upon. On the record date, there were 26,722,612 shares of our common stock outstanding, held by             stockholders of record, and 952,380 shares of our series B preferred stock outstanding, which as of the record date constitutes approximately 3% of our outstanding common stock on an as-converted basis, held by one stockholder of record, eBay.

        Tabulation of votes.    All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and "broker non-votes." "Broker non-votes" are shares represented at the meeting that are held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote those shares, and for which the brokers or nominees do not have discretionary voting power to vote those shares.

        Vote Required.    The approval of the sale of substantially all of our operating assets to eBay under the terms of the asset purchase agreement entered into between FairMarket and eBay on June 20, 2003 (Proposal 1) and the amendment to our amended and restated certificate of incorporation to change our corporate name (Proposal 2) each require the affirmative vote of a majority of the outstanding shares of our common stock and our series B preferred stock, voting together as a single class, and the election of directors (Proposal 3) requires the affirmative vote of a plurality of the total votes represented by the outstanding shares of our common stock and our series B preferred stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the special meeting. See also the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Our Assets—Other Agreements Relating to the Asset Sale—Voting Agreements."

        Both Proposal 1 and Proposal 2 require the affirmative vote of a majority of our outstanding shares to be approved by our stockholders. Accordingly, broker non-votes will have the effect of a vote against both Proposals. Broker non-votes will have no effect on Proposal 3 regarding the election of Class III directors.

        Attending the Special Meeting.    All stockholders of record of shares of our common stock and series B preferred stock at the close of business on the record date, or their designated proxies, may attend the special meeting.

        Quorum.    The presence in person or by proxy, of holders of at least a majority of the total number of outstanding shares of our common stock and series B preferred stock entitled to vote is necessary to constitute a quorum for the transaction of business at the special meeting. Shares that reflect abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. If less than a quorum is present at the special meeting, the holders of our voting stock representing a majority of the voting power present at the special meeting or the inspector elections may adjourn the meeting. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent reconvening of the special meeting.

        Voting your shares.    Shares may be voted as described below.

        Voting by proxy holders for shares registered directly in the name of the stockholder.    If your shares of common stock are registered directly in your own name with the transfer agent for our common stock, EquiServe Trust Company, then you are considered to be the "holder of record" of those shares. If you hold your shares in your own name as a holder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your shares by marking, signing, dating and mailing the proxy card in the enclosed postage-paid envelope. If you do not instruct the proxy holders named in the enclosed card how to vote your shares but you sign, date and return the proxy, your shares will be voted FOR Proposal 1, FOR Proposal 2 and FOR the election of each of Shikhar Ghosh and Lloyd I. Miller, III, the board of directors' nominees for Class III directors, in Proposal 3.

        Voting by proxy holders for shares registered in the name of a brokerage firm or bank.    If your shares of common stock are held of record by a broker, bank or other nominee (in other words, in "street name"), you will receive instructions from your nominee that you must follow in order to have your shares voted.

        Voting by mail.    If you would like to vote by mail, please mark your proxy card, sign and date it, and return it in the enclosed postage-paid envelope.

        Voting in person.    If you are the stockholder of record and attend the special meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from their broker, bank or other nominee that holds their shares of record.

        Voting by phone.    If you are the holder of record of shares of our common stock and live in the United States or Canada, you may vote your proxy by following the "Vote-By-Telephone" instructions on the enclosed proxy card. If your shares are held in street name, whether you may vote those shares telephonically will depend on your broker or other nominee's voting arrangements, and you should contact your broker or other nominee for that information if it does not appear on the voting form you receive from your broker or other nominee.

        Voting by Internet.    If you are the holder of record of shares of our common stock and have Internet access, you may vote your proxy from any location in the world by following the "Vote-By-Internet" instructions on the enclosed proxy card. If your shares are held in street name, whether you may vote those shares via the Internet will depend on your broker or other nominee's voting arrangements, and you should contact your broker or other nominee for that information if it does not appear on the voting form you receive from your broker or other nominee.

        Revoking or changing a proxy.    You may revoke or change your proxy at any time before it has been exercised by:

  •
  delivering a written revocation to the secretary of FairMarket at our principal executive offices;

  •
  delivering another signed proxy bearing a later date; or

  •
  attending the special meeting and voting in person.

        Any stockholder of record as of the record date who attends the special meeting may vote in person whether or not the stockholder has previously delivered a proxy, but the presence (without further action) of a stockholder at the special meeting will not constitute a revocation of a previously delivered proxy.

        Solicitation of Proxies.    This solicitation of proxies for use at the special meeting is being made by the board of directors of FairMarket. The cost of soliciting proxies will be borne by FairMarket. If you choose to vote over the Internet, however, you are responsible for Internet access charges you may incur. FairMarket will reimburse its transfer agent for charges and expenses in connection with the distribution of proxy materials to brokers or other persons holding shares in their names or in the names of their nominees and for charges and expenses in forwarding proxies and proxy materials to the beneficial owners of those shares. FairMarket has retained Morrow & Co., Inc. to assist in the solicitation of proxies for the special meeting, at a cost to FairMarket of approximately $4,500 plus reimbursement of reasonable expenses. Solicitations may also be made by officers and regular employees of FairMarket, without additional compensation, by use of the mails, personal interview, telephone or facsimile.

SUMMARY TERM SHEET

        The following is a summary of the information contained in this proxy statement. This summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the other documents referred to herein for a more complete understanding of the proposed asset sale to eBay. In particular, you should read the annexes attached to this proxy statement, including the asset purchase agreement entered into between FairMarket and eBay on June 20, 2003, which is attached as Annex A. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

  Parties to the Asset Sale

FairMarket, Inc.
500 Unicorn Park Drive
Woburn, Massachusetts 01801
www.fairmarket.com

        FairMarket, Inc. is an online auction and promotions technology and service provider that enables marketers to create results-oriented rewards programs and helps commerce companies automate the process of selling their excess inventory online to wholesale and consumer buyers. Our solutions enable merchants to sell to their existing base of wholesale buyers or to buyers on eBay as well as consumers on their own sites. Our technology is designed to enable our customers to leverage their existing inventory, transaction and fulfillment infrastructures by integrating seamlessly with those systems.

        For more information on the business of FairMarket, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Form 10-Q for the quarterly period ended March 31, 2003.

eBay Inc.
2145 Hamilton Ave.
San Jose, CA 95125
www.ebay.com

        The principal business of eBay Inc. is operating a web-based community in which buyers and sellers are brought together to buy and sell almost anything. The eBay online service permits sellers to list items for sale, buyers to bid on items of interest, and all eBay users to browse through listed items in a fully-automated, topically-arranged service that is available online seven days a week.

        For more information on the business of eBay, please refer to eBay's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Form 10-Q for the quarterly period ended March 31, 2003.

  Voting Requirements for the Asset Sale (See page 48)

        In order to complete the asset sale, the holders of a majority of the outstanding shares of our common stock and series B preferred stock as of the record date, voting as a single class, must approve the sale of substantially all of our assets to eBay under the terms of the asset purchase agreement. Holders of FairMarket common stock and series B preferred stock will be entitled to cast one vote per share owned as of                       , 2003, the record date for the FairMarket special meeting of stockholders at which the proposal to approve the asset sale under the terms of the asset purchase agreement will be presented and voted upon.

  Share Ownership of FairMarket Directors, Officers and Director Nominees (See page 54)

        As of the close of business on the record date for the special meeting of stockholders at which the asset purchase agreement and the asset sale will be presented and voted upon, directors and officers of FairMarket collectively owned approximately 0.6% of the outstanding shares of our common stock entitled to vote at the special meeting. This does not include 823,834 shares of FairMarket common stock issuable upon the exercise of presently exercisable options which these directors and officers beneficially own. If all of these stock options had been exercised prior to the record date for the special meeting, the directors and executive officers of FairMarket would collectively beneficially own approximately 4% of the outstanding shares of our common stock entitled to vote at the special meeting.

  Board Recommendations to Stockholders and Reasons for the Asset Sale (See page 26)

  Recommendation of FairMarket's Board of Directors (See page 26)

        After careful consideration, FairMarket's board of directors unanimously determined that it is advisable and in the best interests of FairMarket and its stockholders to adopt and approve the asset purchase agreement, including the approval of the sale of substantially all of our assets to eBay under the terms of the asset purchase agreement. Accordingly, FairMarket's board of directors unanimously approved the asset purchase agreement and the asset sale and recommends that the stockholders vote FOR Proposal 1.

  FairMarket's Reasons for the Asset Sale (See page 23)

        In reaching its decision to approve the asset purchase agreement and asset sale, FairMarket's board of directors considered several potential benefits and material factors pertaining to the asset sale, including the following:

  •
  the belief that, after reviewing FairMarket's on-going financial condition, results of operations and business and earning prospects, and notwithstanding the concerted efforts of management and the board of directors to scale our business and increase revenues and profitability, remaining an independent operating company focusing on our historical business was not reasonably likely to create greater value for our stockholders than the prospects presented by the asset sale;

  •
  the extensive auction process conducted by the special committee of the board of directors and the belief, after completion of this process, that the alternatives to the asset sale to eBay were not reasonably likely to provide equal or greater value to FairMarket and our stockholders;

  •
  the belief that the asset sale represents the most favorable alternative currently available to us to maximize stockholder value;

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  the opinion of Broadview International LLC, financial advisor to the special committee of our board of directors, to the effect that as of June 12, 2003 the purchase price set forth in the asset purchase agreement was fair, from a financial point of view, to holders of FairMarket common stock and the board of directors' view that the material information and data upon which Broadview's fairness opinion is based did not materially change between that date and June 20, 2003, the date the asset purchase agreement was executed;

  •
  the belief that, while no assurances can be given, the asset sale is likely to be completed because of the limited nature of the closing conditions included in the asset purchase agreement;

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  the belief that the asset sale will likely be approved by FairMarket's stockholders based upon (1) the potential benefits of the asset sale to FairMarket and its stockholders identified by the board of directors as described in this proxy statement and (2) the agreements by holders of approximately 35% of our common stock and eBay, holder of all our outstanding series B preferred stock (which constitutes as of the record date approximately 3% of FairMarket's outstanding common stock on an as-converted basis), to vote in favor of the asset purchase agreement and the asset sale pursuant to certain voting agreements;

  •
  the belief that the benefits to FairMarket contemplated in connection with the asset sale, in particular the receipt of a majority of the purchase price at closing, are likely to be achieved within a reasonable time frame;

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  the due diligence and negotiation process undertaken by eBay in connection with the negotiation of the asset purchase agreement;

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  the amount and form of the consideration to be paid in the asset sale;

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  the terms of the asset purchase agreement, including our ability to terminate the agreement in certain circumstances, including in connection with certain unsolicited third party superior offers, and the limitation on our potential indemnification, compensation and reimbursement obligations for breaches of our representations and warranties to eBay under the terms of the asset purchase agreement;

  •
  the potential cost savings through the transfer of customer contracts and assets and reduction of workforce; and

  •
  the positive treatment of many FairMarket employees through possible employment by eBay following the asset sale, as well as continued employment for retained employees through the term of the transition services agreement.

        The FairMarket board of directors also considered a number of potentially negative factors in reaching its decision to approve the asset purchase agreement and asset sale, including the following:

  •
  the risk that the potential benefits of the asset sale may not be realized, in part or at all, including the risk that the $2 million of the purchase price to be held in escrow for two years to secure FairMarket's indemnification, compensation and reimbursement obligations to eBay under the asset purchase agreement may never be received by FairMarket;

  •
  the risk that the purchase price to be received in connection with the asset sale may be substantially reduced if we are unable to obtain specified third party consents prior to the closing of the asset sale;

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  the risk that the asset sale may not be consummated, including the risks associated with obtaining the necessary approval of our stockholders required to complete the asset sale, notwithstanding the voting agreements obtained from holders of approximately 35% of our common stock and the holder of all of our outstanding series B preferred stock (which constitutes as of the record date approximately 3% of FairMarket's outstanding common stock on an as-converted basis);

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  the risk of management and employee disruption associated with the asset sale and the transition services agreement, including the risk that key technical, marketing and management personnel might not remain employed by FairMarket through the consummation of the asset sale or the term of the transition services agreement;

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  the asset purchase agreement permits eBay to terminate the agreement if, among other things, FairMarket's board of directors withdraws its recommendation in favor of the asset sale or recommends another acquisition proposal;

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  the asset purchase agreement requires FairMarket to pay a termination fee to eBay if the asset purchase agreement is terminated under some circumstances;

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  the interests of our directors and officers that are different from, or in addition to, those of our stockholders generally, including the potential receipt of change of control payments by certain of our executive officers under severance agreements;

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  the potential impact of the asset sale on employees of FairMarket not offered employment by eBay;

  •
  the obligations of FairMarket to provide services to eBay for a period of time following the closing pursuant to the terms of the transition services agreement, and the need to continue to retain our employees and maintain our facilities and information technology infrastructure in order to fulfill these obligations;

  •
  the significant costs involved in consummating the asset sale;

  •
  the unlimited indemnification, compensation and reimbursement obligations under the terms of the asset purchase agreement with respect to matters other than breaches of our representations and warranties; and

  •
  the potential negative effect on FairMarket's stock price as a result of the public announcement of the asset sale.

        The FairMarket board of directors noted that the voting agreements and the termination payment provisions of the asset purchase agreement could have the effect of discouraging alternative proposals for a business combination or asset sale between FairMarket and a third party. However, the board of directors concluded that the amount of the termination fee FairMarket may be obligated to pay, and the circumstances under which it may be payable, were necessary to induce eBay to enter into the asset purchase agreement.

        The FairMarket board of directors did not believe that the negative factors were sufficient, individually or in the aggregate, to outweigh the potential benefits of the asset sale.

  Opinion of Financial Advisor (See page 26)

        In deciding to approve the asset sale, FairMarket's board of directors considered an opinion from the financial advisor to the special committee of the board of directors, Broadview International LLC, that, as of June 12, 2003, the consideration to be paid pursuant to the asset purchase agreement was fair, from a financial point of view, to holders of FairMarket's common stock.

        The full text of Broadview's written opinion is attached to this proxy statement as Annex B. We encourage you to read the opinion carefully as well as the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Our Assets—Consideration of the Asset Sale by FairMarket's Board of Directors—Opinion of Financial Advisor to the Special Committee of the Board of Directors of FairMarket, Inc." The opinion of Broadview does not constitute a recommendation as to how any holder of FairMarket common stock should vote on Proposal 1.

  Interests of FairMarket's Directors and Executive Officers in the Asset Sale (See page 22)

        Some of our directors and officers have interests in the asset sale that are different from, or in addition to, those of our stockholders generally. The FairMarket board of directors was aware of these interests when it approved the asset purchase agreement. For instance, some of our executive officers may be entitled to severance payments following the completion of the asset sale under certain circumstances pursuant to the terms of the severance agreements entered into with the Company. Our board of directors has resolved that the asset sale will constitute a "change of control" event under these agreements. As a result, upon specified termination of employment events, severance payments will be payable under these agreements. See the section of this proxy statement entitled "Proposal 3—Election of Two Class III Directors—Compensation of Directors and Executive Officers—Severance

and Change of Control Agreements—Severance Agreements" for a detailed description of these agreements. In addition, some of our executive officers and directors hold unvested options that will vest upon, and some of our executive officers and directors hold options that may continue to remain outstanding after, the closing of the asset sale.

  Voting Agreements (See page 44)

        Several significant stockholders of FairMarket and our chief executive officer, who collectively held an aggregate of approximately 35% of FairMarket's total outstanding shares of common stock as of the record date, have agreed to vote their shares of FairMarket common stock in favor of the asset purchase agreement. In addition, eBay, which holds all of our outstanding series B preferred stock (which constitutes as of the record date approximately 3% of FairMarket's outstanding common stock on an as-converted basis), has agreed in the asset purchase agreement to vote in favor of the asset sale.

  Assets Being Sold (See page 31)

        We have agreed to sell to eBay substantially all of the assets relating to the operation of our business, including all of our intellectual property and technology, all rights under certain transferred customer contracts and under certain intellectual property license agreements, and accounts receivable relating to services performed after the date of the closing of the asset sale with respect to the transferred customer contracts. We will retain account receivables relating to services performed by us prior to the closing of the asset sale, our cash and liquid investments, certain retained customer contracts, tangible property, and records, assets and contracts relating to general and administrative matters, corporate governance matters, real estate and employee benefits.

  Purchase Price (See page 32)

        eBay has agreed to pay us $4.5 million in cash, of which amount $2.5 million will be payable to us at closing and $2 million will be placed into escrow with an independent escrow agent for a period of two years in order to secure our indemnification, compensation and reimbursement obligations to eBay under the terms of the asset purchase agreement. At the end of the two-year escrow period, all funds remaining in the escrow account at that time will be paid to us by the escrow agent, subject to any pending claims. In addition, the purchase price is subject to a substantial reduction if we are unable to obtain specified third party consents prior to the closing of the asset sale.

  Liabilities (See page 32)

        In connection with the asset sale, eBay will assume certain of our liabilities relating to obligations under the transferred customer contracts that do not arise from or relate to events or circumstances existing or occurring prior to the closing of the asset sale. We will retain all other liabilities relating to our business, including those relating to taxes, our employees and stockholders, the retained customer contracts, and, with respect to the transferred customer contracts, that arise from or relate to events or circumstances existing prior to the closing of the asset sale.

  Indemnification and Escrow (See page 40)

        Under the terms of the asset purchase agreement, we have agreed to indemnify, compensate and reimburse eBay and certain affiliates for losses arising or resulting from, or connected with, breaches of our representations and warranties under the asset purchase agreement or breaches of our covenants under the asset purchase agreement or the transition services agreement, certain liabilities relating to persons who are our employees prior to the closing of the asset sale, liabilities relating to certain intellectual property matters, any liabilities not specifically assumed by eBay, and certain liabilities related to any bulk transfer law or similar requirement or claims for damages in connection with the asset sale pursuant to fraudulent transfer, successor liability, bankruptcy or similar laws. In order to secure our indemnification, compensation and reimbursement obligations to eBay, $2 million of the purchase price will be deposited in an escrow account with an independent escrow agent at the time of the closing of the asset sale. Except as noted below, our liability for claims relating to breaches of our representations and warranties, is limited to the amount of indemnifiable losses in excess of $50,000 and eBay's sole and exclusive remedy with respect to such claims is recourse to the amounts in the escrow account. Except as noted below, the amount of our indemnification, compensation and reimbursement obligations with respect to breaches of our representations and warranties relating to (1) intellectual property matters will not exceed $2 million, and (2) other representations and warranties will not exceed $1 million. However, none of the foregoing limitations apply to (1) breaches of covenants under the asset purchase agreement, (2) our indemnification obligations under the terms of the existing commercial agreements solely between eBay and FairMarket with respect to matters arising prior to the closing of the asset sale, which indemnification obligations will continue following the asset sale, (3) liabilities retained by FairMarket, or (4) fraud or intentional misrepresentation.

  Completion of the Asset Sale (See page 33)

        FairMarket and eBay expect to complete the asset sale as soon as practicable after all of the conditions to completion contained in the asset purchase agreement have been satisfied or waived. FairMarket and eBay are working toward satisfying these conditions to closing and completing the asset sale as soon as practicable. FairMarket and eBay currently plan to complete the asset sale in the third quarter of 2003 shortly following the special meeting of our stockholders, assuming that the our stockholders approve the asset sale and that the other conditions to closing are satisfied or waived. However, because the asset sale is subject to specified conditions, some of which are beyond FairMarket's and eBay's control, the exact timing of the completion of the asset sale cannot be predicted.

  FairMarket is Prohibited from Soliciting Other Offers (See page 36)

        We have agreed that while the asset sale is pending we will not directly or indirectly solicit, initiate, knowingly encourage, induce, facilitate or, except with respect to specified unsolicited superior offers, engage in discussions with any third parties with respect to, certain types of extraordinary transactions, such as a tender offer, merger, consolidation, sale of material assets or similar transaction involving us.

  Conditions to Completion of the Asset Sale (See page 41)

        FairMarket's and eBay's obligations to complete the asset sale are subject to specified conditions described under the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Our Assets—The Asset Purchase Agreement—Conditions to Completion of the Asset Sale."

  Termination of the Asset Purchase Agreement and Payment of Termination Fee (See page 38)

        FairMarket and eBay may terminate the asset purchase agreement by mutual agreement and under other circumstances specified in the asset purchase agreement. If the asset purchase agreement is terminated under certain circumstances described under the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Our Assets—The Asset Purchase Agreement—Payment of Termination Fee and Expenses," we will pay eBay a termination fee equal to the fees and expenses incurred by eBay in connection with the preparation and negotiation of, and otherwise in connection with, the asset purchase agreement and the transactions contemplated thereby, up to a maximum amount of $350,000.

  Accounting Treatment of the Asset Sale (See page 47)

        If the asset purchase agreement and the asset sale are approved by FairMarket's stockholders as described in this proxy statement, FairMarket will record the asset sale in accordance with accounting principles generally accepted in the United States. Upon the completion of the asset sale, FairMarket will recognize a financial reporting gain, if any, equal to the net proceeds (the sum of the purchase price received less the expenses relating to the asset sale) less the net book value of the assets purchased and the fair value of the indemnification liability retained.

  Regulatory Approvals Required to Complete the Asset Sale (See page 47)

        There are no material United States federal or state regulatory approvals required for completion of the asset sale, other than the clearance of this proxy statement with the Securities and Exchange Commission and the approval of the asset sale by our stockholders under the corporate law of the state of Delaware.

  Proceeds from the Asset Sale (See page 47)

        As previously announced, we intend to make a distribution of approximately $38 million to our stockholders shortly following the closing of the asset sale. We have not set a record or payment date for this distribution, but currently expect that it would be paid shortly after the closing of the asset sale. Proceeds from the asset sale may be used in the continued operation of our business, may be distributed to our stockholders (pursuant to a plan of distribution adopted by our board of directors or otherwise), may be used in the pursuit of business opportunities unrelated to our current business, or may be used in connection with a business combination with another party. No decision has been made at this time as to which purposes the proceeds will be applied, nor have any approvals to pursue any of these options been obtained.

  Other Agreements Relating to the Asset Sale (See page 43)

        In connection with the asset sale, FairMarket and eBay have entered or will enter into an escrow agreement, a transition services agreement and a termination agreement.

  Escrow Agreement (See page 43)

        FairMarket, eBay and Zions First National Bank, as escrow agent, will enter into an escrow agreement for the purpose of establishing and maintaining an escrow account to secure the indemnification, compensation and reimbursement obligations of FairMarket under the asset purchase agreement. eBay will deposit $2 million of the total $4.5 million purchase price in the escrow account at the time of the closing of the asset sale. eBay will have recourse to these amounts with respect to indemnifiable losses suffered by it under the terms of the asset purchase agreement. The escrow agreement will terminate on the second anniversary of the closing of the asset sale unless the escrow agent has received a notice of a claim from an indemnitee and such claim has not been resolved or unless the escrow agreement is terminated by eBay at an earlier date, and the escrow agent will distribute, subject to any pending claims, amounts remaining in the escrow account at that time to FairMarket.

  Transition Services Agreement (See page 43)

        Under the terms of the transition services agreement entered into by FairMarket and eBay, FairMarket will provide services to eBay after the closing of the asset sale in order to fulfill customer obligations under the transferred customer contracts. These services will be performed by both FairMarket employees and by FairMarket employees hired by eBay following the closing of the asset sale to the extent that such services, together with our obligations under our retained customer contracts, do not exceed the capacity of resources available to us. FairMarket and eBay may mutually agree to provide additional services. eBay will pay us for providing these services during the term of the transition services agreement, generally based on the cost to FairMarket of performing the services. The fees payable to us by eBay with respect to certain fixed costs and transition bonuses which may be paid to our employees will not exceed $2 million and certain variable costs will be paid on a pass-through basis without regard to this limitation. In addition, we have agreed to provide transition assistance to eBay including the transfer of certain know-how required to perform these services, the transfer of domain names, and the transfer of intellectual property developed during the term of the transition services agreement, if any. During the term of the transition services agreement, we are obligated to maintain and provide the services of our employees, the use of our facilities, our information technology infrastructure and our technology platform, and to maintain our corporate existence.

  Termination Agreement (See page 44)

        FairMarket and eBay have also entered into a termination agreement pursuant to which they have agreed to terminate as of the date of the closing of the asset sale all existing commercial agreements solely between FairMarket and eBay. If the closing of the asset sale does not occur, all such existing commercial agreements will remain in full force and effect in accordance with their terms. The termination of these existing commercial agreements will not affect the continuing obligations of each party to indemnify the other party with respect to matters occurring before the closing of the asset sale pursuant to the terms of the respective agreements.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
IN THIS PROXY STATEMENT

        This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements about the asset sale and FairMarket within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements containing the words "believes," "anticipates," "estimates," "expects," "intends," "plans," "seeks," "will," "may," "should," "would," "projects," "predicts," "continues" and similar expressions or the negative of these terms constitute forward-looking statements that involve risks and uncertainties. Other forward-looking statements include those concerning the value of the assets to be transferred to eBay in the asset sale, the aggregate net consideration to be received by FairMarket in the asset sale, the timing and amount of distributions to be made to FairMarket stockholders shortly after the closing of the asset sale, the likelihood of stockholder value resulting from the sale of substantially all of our operating assets, and the business operations of FairMarket following the closing of, or, in the event the asset sale is not completed, in lieu of, the asset sale. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such statements are based on current expectations and are subject to risks, uncertainties and changes in condition, significance, value and effect, including those discussed in the section entitled "Risk Factors" contained in our Annual Report or Form 10-K for the fiscal year ended December 31, 2002 in the section entitled "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Risks Related to Our Business." Such risks, uncertainties and changes in condition, significance, value and effect could cause FairMarket's actual results to differ materially from those anticipated events. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

PROPOSAL 1

SALE OF SUBSTANTIALLY ALL OF OUR ASSETS

        The following is a description of the material aspects of the asset sale to eBay and related transactions, including the asset purchase agreement and certain other agreements entered into (or to be entered into) in connection with the asset purchase agreement. While we believe that the following description covers the material terms of the asset sale, the asset purchase agreement and the related transactions and agreements, the description may not contain all of the information that is important to you. You should carefully read this document and the other documents to which we refer for a more complete understanding of the asset sale and the related transactions. In particular, the following summary of the asset purchase agreement is not complete and is qualified in its entirety by reference to the copy of the asset purchase agreement attached to this proxy statement as Annex A and incorporated by reference herein. You should read the asset purchase agreement carefully and in its entirety for a complete understanding of the terms of the asset sale and related transactions.

  Background of the Asset Sale

        During the second half of 2001, FairMarket and eBay engaged in general preliminary discussions regarding the possibility of engaging in a significant corporate transaction, including, without limitation, the possible sale of FairMarket's business assets to eBay. While the parties engaged in certain due diligence and exchanged a non-binding term sheet, no definitive documentation was entered into by the parties. Relevant discussions were terminated in January 2002 when eBay indicated it was no longer interested in pursuing a transaction at that time.

        In February 2002, FairMarket entered into a three-year commerce services agreement with eBay, under which FairMarket provided the private-label promotional technology platform behind a Burger King Corporation online loyalty program. This agreement provided for the payment by eBay to FairMarket of an implementation fee, certain professional services fees and quarterly application fees. Under this agreement, during the fiscal year ended December 31, 2002, eBay paid FairMarket a total of $752,993 for implementation, application and professional services fees. This agreement was subject to a one-year extension and to early termination in certain events, including any termination of the related agreement between eBay and Burger King. This agreement was terminated in November 2002.

        In April 2002, FairMarket entered into an exclusive promotional agreement with eBay, under which FairMarket agreed to run points-based loyalty marketing programs for third parties offered by eBay. Pursuant to this arrangement, eBay agreed to lead the sales and marketing efforts of these loyalty marketing programs and FairMarket agreed to provide its technology platform, services and expertise.

        On May 17, 2002, FairMarket issued and sold 952,380 shares of its series B preferred stock to eBay, which constitutes as of the record date approximately 3% of FairMarket's outstanding common stock on an as-converted basis, for an aggregate purchase price of $2.0 million. In connection with the preferred stock sale, we granted eBay certain registration rights with respect to common stock issuable upon conversion of the series B preferred stock. In addition, on the same day FairMarket and eBay entered into a voting and standstill agreement pursuant to which eBay agreed until June 1, 2003 (1) to vote its shares of series B preferred stock and common stock in favor of FairMarket's nominees for directors, and FairMarket's proposals, at stockholder meetings or any adjournment or postponements thereof, (2) to not become the beneficial owner of more than 14.9% of the then outstanding common stock, directly or indirectly, whether alone or part of the group, and (3) to refrain from taking certain actions with respect to, or against, FairMarket.

        At the December 6, 2002 meeting of the board of directors, at which Mr. James Mitarotonda of Barington Capital, a significant stockholder of the Company, and Mr. David Dietz, whose professional corporation is a partner of Goodwin Procter LLP, FairMarket's legal counsel, were in attendance at the request of the board, Mr. Rory Cowan, a director of FairMarket, indicated his desire to make a proposal regarding a possible strategic transaction involving FairMarket and Company A, a company for which Mr. Cowan serves as an officer and director. The board of directors discussed the proposal and determined to investigate appropriate responses.

        At the December 9, 2002 meeting of the board of directors, at which Ms. Janet Smith, FairMarket's Chief Financial Officer, Mr. Mitarotonda and Mr. Dietz were in attendance at the request of the board, the board of directors authorized the establishment of a special committee, consisting of Mr. Shikhar Ghosh, Mr. Thomas J. Litle, IV and Mr. Joseph R. Wright, Jr., that was delegated the authority to (1) consider and evaluate any proposal received from Company A and any other proposals arising in connection therewith or resulting therefrom related to a merger, consolidation, business combination, recapitalization, restructuring, going-private or other strategic transaction, including without limitation, any and all strategic alternatives, (2) participate in and direct the negotiation of the terms and conditions of any transaction contemplated by any such proposal or strategic alternative, (3) recommend to the board of directors the advisability of entering into definitive and ancillary agreements with respect to such transaction or strategic alternative, and (4) engage such professional advisors as the special committee determined necessary, desirable or appropriate to assist it in performing its duties. The selections of Messrs. Ghosh, Litle and Wright were primarily based on the status of each as a non-employee director, as well as the expectation that each would be disinterested with respect to any transaction involving Company A to be considered and evaluated by FairMarket.

        At the December 12, 2002 combined meeting of the board of directors and the special committee, at which Mr. Mitarotonda, Ms. Smith and Mr. Dietz were in attendance at the request of the board, the special committee discussed the possibility of Mr. Cowan making a presentation regarding Company A's proposal and the possibility of the Company entering into a confidentiality/standstill agreement with Company A, but did not take any action.

        At the December 17, 2002 meeting of the special committee, at which Mr. Mitarotonda, Mr. Nanda Krish, our Chief Executive Officer, Ms. Smith, Mr. Dietz, Mr. Robert Whalen, whose professional corporation is a partner of Goodwin Procter LLP, Mr. David Pearson, counsel to Mr. Litle, and Messrs. Stephen O'Leary, Jason Auerbach and Robert Eisbruck of Broadview were in attendance at the request of the special committee, Mr. Krish distributed a written presentation of management's five-year business plan for FairMarket's operations, providing for the continuation of FairMarket on a stand-alone basis. After the distribution of that presentation to the special committee, Mr. Cowan, along with representatives of Company A and Company A's financial advisors, joined the meeting, and presented a proposal related to a business combination transaction between FairMarket and Company A. At the conclusion of the meeting, the special committee informed Mr. Cowan that the proposal was inadequate as presently constituted, but that the special committee would explore it further in early January 2003 following its review of FairMarket's management's revised business plan. In light of the time the special committee spent reviewing Company A's proposal at this meeting and the limited time remaining available for the meeting, the special committee requested that management revise the business plan with the intention of presenting it at the next meeting of the board of directors.

        At the January 10, 2003 meeting of the board of directors, at which Mr. Mitarotonda, Ms. Smith, Ms. Ann Marie Russell, FairMarket's controller, Mr. Jaideep Shah, a consultant to FairMarket, Mr. O'Leary and Mr. Whalen were in attendance at the request of the board, Mr. Krish and Ms. Smith made a presentation of management's revised five-year business plan. The presentation emphasized the Company's prospects for organic growth, as well as development through acquisitions, focusing on alternative scenarios to increase revenues while maintaining relatively flat expenses. The subsequent discussion highlighted the significant continuing impact on the Company's expenses mandated as a result of FairMarket being a public company. Mr. O'Leary updated the board regarding companies that FairMarket might acquire, focusing on four possible targets. The board also discussed a variety of alternatives to management's business plan including cash dividends to stockholders, pursuing a strategic transaction, going private or liquidating FairMarket. The board requested that management prepare materials relating to a possible cash dividend and the resulting impact on FairMarket.

        At the January 24, 2003 meeting of the special committee, at which Mr. Mitarotonda, Mr. O'Leary, Mr. Pearson, a representative of Company A, Mr. Cowan, Mr. Dietz and Mr. Whalen were in attendance at the request of the special committee, Mr. Cowen presented a revised proposal regarding a possible business combination transaction involving FairMarket and Company A. After Mr. Cowan and the Company A representative left the meeting, Mr. Krish, Ms. Smith, Mr. Shah and Mr. Eisbruck joined the meeting at the request of the special committee and Mr. Krish made a presentation pertaining to management's business plan for the balance of 2003. The special committee discussed at length the proposal from Company A and the current and prospective business of FairMarket. At the conclusion of the meeting, the special committee reached consensus that FairMarket should pursue additional discussion with Company A regarding a business combination transaction, while also seeking other alternative proposals and considering general strategic alternatives.

        At the January 28, 2003 meeting of the special committee, at which Mr. Mitarotonda, Mr. Pearson, Mr. Dietz, Mr. Whalen and Mr. Jonathan Dinwoodey of Goodwin Procter were in attendance at the request of the special committee, the members of the special committee discussed proposals from three investment banking firms, including Broadview, with respect to acting as financial advisor to the special committee in connection with its review of Company A's proposal, as well as to solicit and evaluate alternative proposals. The special committee also discussed a potential conflict that may arise if Company B, a company for which Mr. Ghosh serves as a director, made a proposal involving a strategic transaction with FairMarket.

        At the January 30, 2003 meeting of the special committee, at which Mr. Mitarotonda, Mr. Krish, Mr. Pearson, Mr. Dietz, Mr. Whalen and Mr. Dinwoodey were in attendance at the request of the special committee, the special committee approved the engagement of Broadview International, LLC to serve as its financial advisor in connection with its evaluation and possible implementation of one or more strategic transactions involving the Company, upon terms to be negotiated. Mr. Ghosh informed the special committee that Company B intended to make a proposal regarding a strategic transaction with FairMarket. Accordingly, the special committee requested that Mr. Dietz investigate the propriety of Mr. Ghosh remaining on the special committee.

        On February 10, 2003, the special committee formally engaged Broadview to explore various options to enhance stockholder value through strategic alternatives, including engaging in a strategic merger, business combination, selling FairMarket or its business or selling certain of its assets.

        At the February 11, 2003 meeting of the special committee, at which Mr. Mitarotonda, Mr. O'Leary and Mr. Dietz were in attendance at the request of the special committee, Mr. Dietz reported that Mr. Ghosh had resigned from the special committee given that Company B intended to make a proposal involving a strategic transaction with FairMarket. Mr. O'Leary reviewed with the special committee a structured process targeting both strategic and financial partners that would further the special committee's investigation of three alternatives: (1) a sale of FairMarket or its business, (2) continuing operation of the business pursuant to management's current plan or variants thereof, and (3) a liquidation of FairMarket. The special committee decided to pursue an auction process targeting a broad set of strategic and financial parties. Mr. O'Leary confirmed that FairMarket had already received a verbal indication of interest from Company A and a letter of interest from Company B.

        From February 12, 2003 through March 21, 2003, at the direction of the special committee, representatives of Broadview contacted 51 potential strategic and financial acquirers regarding their interest in a potential business combination, distributed an executive summary of the company's business and financial results to 33 of the contacted parties and entered into non-disclosure agreements with 23 of the contacted parties. FairMarket held meetings with seven parties to present its business, and five parties visited data rooms with more detailed business, financial and legal information regarding FairMarket.

        On March 7, 2003, representatives of eBay met with a member of FairMarket's senior management in Los Gatos, California, where the FairMarket representative communicated the decision of the special committee of the board of directors of FairMarket to consider strategic alternatives, including the potential sale of the Company, to maximize shareholder value.

        On March 10, 2003, FairMarket and eBay entered into a mutual non-disclosure agreement that provided, subject to specified exceptions, for each of eBay and FairMarket to refrain from disclosing confidential information provided by the other party in connection with the evaluation of a potential acquisition transaction.

        During the week of March 24, 2003, the Company received seven initial indications of interest (including from each of Company A and Company B), and a letter from eBay to FairMarket expressing a non-binding expression of interest in working with unspecified parties interested in acquiring FairMarket's assets or in directly making an offer for some of FairMarket's assets.

        At the March 25, 2003 meeting of the special committee, at which Mr. Mitarotonda, Mr. Krish, Ms. Smith, Mr. O'Leary, Mr. Eisbruck and Mr. Whalen were in attendance at the request of the special committee, Mr. O'Leary summarized the status of the process to determine potential partners for FairMarket. The special committee discussed the differences in the indications of interest of the potential partners, including eight potential partners (including Company A, Company B and eBay) as to which significant interest in pursuing a strategic business combination transaction was ascertained. The special committee directed Broadview to continue discussions with these eight parties, in order to improve pricing and clarify the terms and considerations of the indications of interest, specifying they should clarify and revise their indications of interest by April 11, 2003.

        On April 1, 2003, representatives of FairMarket and Broadview met with representatives of eBay at eBay's headquarters in San Jose, California to discuss a potential acquisition transaction between eBay and FairMarket.

        During the week of April 7, 2003, the Company received six second round indications of interest from the original set of eight bidders, including a revised indication of interest from eBay. This indication of interest contemplated a transition services agreement and the employment of an undetermined number of FairMarket employees by eBay, both of which concepts are included in the asset sale and related transactions.

        At the April 14, 2003 meeting of the special committee, at which Mr. Mitarotonda, Mr. Krish, Ms. Smith, Mr. O'Leary, Mr. Eisbruck, Mr. David Gray of Broadview and Mr. Whalen were in attendance at the request of the special committee, Mr. O'Leary presented a summary of the six revised indications of interest received regarding potential transactions with FairMarket, including the process by which the indications of interest had been solicited, the material terms of each of the proposed transactions and a comparison of the comparable values, structure and timing associated with each indication of interest. Following a discussion by the special committee, which also addressed the merits, risks and projected value associated with a liquidation of FairMarket (based upon a liquidation analysis prepared by management), the special committee determined not to pursue further offers from two of the potential bidders, including Company A, due primarily to significant lower values than what was being presented in the other indications of interest. Broadview was directed to contact the other four potential partners to request that each attempt to improve their indication of interest and provide FairMarket with draft definitive documentation relative to their indication of interest.

        Between April 14, 2003 and May 2, 2003, FairMarket and its legal and financial advisors participated in numerous discussions, meetings and exchanges of documents, including financial and business due diligence, with the remaining bidders in order to refine their respective proposals

        At the April 23, 2003 meeting of the special committee, at which Mr. Mitarotonda, Mr. Krish, Ms. Smith, Mr. O'Leary, Mr. Gray, Mr. Eisbruck and Mr. Whalen were in attendance at the request of the special committee, Mr. O'Leary presented a summary of the revised terms of each of the four proposals still under consideration and compared the value offered by each proposal to the stockholders of the Company and the risks and timing associated with each proposal. The special committee directed Broadview to review with management the previously prepared liquidation analysis, including the projected value associated with a liquidation of FairMarket, and to report back to the special committee.

        At an April 28, 2003 meeting of the special committee, with the other members of the board of directors, Mr. Mitarotonda, Ms. Smith, Mr. O'Leary, Mr. Gray, Mr. Dietz and Mr. Whalen in attendance at the request of the special committee, Mr. Litle updated the special committee as to the status of the various strategic transaction proposals under consideration. Mr. O'Leary presented a summary to the special committee of the consideration and value offered by each proposal and the their relative merits, risks and timing, as well as a comparison against a liquidation of FairMarket. Among the factors emphasized were the mature state of discussions with two of the bidders, the need for appropriate fiduciary out provisions and the diversity of the proposals as to form, quantity and quality of the consideration, transaction structure, timing and the probability of completion. The special committee also discussed the possibility of making a cash distribution to stockholders in conjunction with a sale of assets. The board directed Broadview to continue non-exclusive negotiations with respect to each of the four proposals under consideration and to attempt to finalize the terms of the proposals, including the bidders' best and final pricing and other terms, prior to the next meeting of the special committee.

        During the week of April 28, 2003, Broadview and counsel received and reviewed initial draft definitive agreements from two bidders and clarifications to documents submitted earlier by a third bidder. All three bidders presented best and final pricing and terms.

        On May 1 and May 2, 2003, representatives of eBay telephoned a member of FairMarket's senior management and conveyed orally the terms of a revised proposal for the purchase of the operating assets of FairMarket.

        At a May 2, 2003 meeting of the special committee, at which Mr. Krish, Mr. Cowan, Mr. Mitarotonda, Ms. Smith, Mr. O'Leary, Mr. Gray, Mr. Eisbruck, Mr. Dietz and Mr. Whalen were in attendance at the request of the special committee, Mr. O'Leary presented a summary to the board of the consideration and value offered by each of the four proposals and their relative merits, risks and timing and other issues associated with each proposal, as well as a comparison against (1) a liquidation of FairMarket and (2) the option of combining the sale of assets with a large cash distribution to stockholders. Mr. O'Leary discussed the oral proposal from eBay. The board discussed the respective merits and probabilities of completing each of the proposals, including the possible transaction with eBay, and also contemplated the potential combination of that transaction with a liquidation, a large cash distribution to stockholders without liquidation, or one of the pending formal proposals then under consideration. The special committee directed Broadview to initiate negotiations with eBay and to formalize the terms of eBay's proposal.

        Later that same day, a representative of eBay forwarded to FairMarket a written proposal pertaining to an asset sale transaction, including the employment of an undetermined number of FairMarket employees by eBay and the entering into of a transition services agreement for FairMarket to operate the FairMarket platform for eBay for a period of time post-closing. The indication of interest from eBay was subject to further eBay due diligence review. Because the FairMarket special committee did not want to be restricted by the solicitation prohibitions in the written proposal prior to reviewing draft definitive documentation, FairMarket did not immediately countersign and accept the terms of this written proposal.

        On May 6, 2003, representatives of FairMarket and Broadview met with representatives of eBay at its San Jose, California headquarters to determine the underlying detail of eBay's proposal, and to review the specific process steps and timing required to complete due diligence and to execute a definitive agreement.

        At a May 7, 2003 meeting of the board of directors, at which Mr. Mitarotonda, Ms. Smith, Mr. O'Leary, Mr. Dietz and Mr. Whalen were in attendance at the request of the board, Mr. O'Leary summarized the status of discussions with eBay and its proposal, as well as those of the other three remaining bidders. Following relevant discussion, the members of the special committee directed Broadview to terminate discussions with two of the remaining bidders (including Company B) as a result of the perceived lower value stockholders would receive in comparison to a liquidation of FairMarket and in comparison to a distribution of cash to stockholders combined with a sale of assets to eBay. The members of the special committee indicated a preference to continue negotiations with eBay, provided that FairMarket only agree to enter into an exclusivity agreement following the exchange of draft definitive documents. In addition, Broadview was requested to engage the other remaining bidder in continued discussions in the event that negotiations with eBay failed to proceed as expected. Ultimately, no material developments arose from such discussions.

        On May 7, 2003, a member of FairMarket's senior management met with a representative of eBay to discuss FairMarket's customer base, the growth potential of the FairMarket platform and general business, as well as to continue negotiations with respect to eBay's proposal.

        Also on May 7, 2003, FairMarket's counsel sent a draft asset purchase agreement to eBay and its counsel with respect to the proposed transaction.

        Between May 7, 2003 and June 12, 2003, members of eBay's management team, together with its accounting, financial and legal advisors, conducted business, financial, accounting and legal due diligence and participated in discussions with FairMarket's advisors and management team on various issues related to the eBay proposal. During this period, members of the special committee, FairMarket's management team, and FairMarket's accounting, financial and legal advisors participated in discussions with eBay's advisors and management team with respect to similar issues.

        On May 13, 2003, eBay and its counsel sent a draft asset purchase agreement and ancillary agreements to FairMarket and its counsel with respect to the proposed transaction. The parties negotiated and exchanged proposed revised drafts of these documents through June 20, 2003. Extensive negotiations took place, in particular, with respect to indemnification, compensation and reimbursement obligations, the transfer of intellectual property and the transition of certain of FairMarket's employees.

        On May 16, 2003, FairMarket countersigned and accepted the terms of the May 2, 2003 eBay written proposal, which included restrictions on solicitations by FairMarket of alternative acquisition proposals through June 2, 2003.

        On May 20, 2003, a representative of eBay met with various members of FairMarket's senior management in Washington, D.C. The purpose of this meeting was to introduce certain senior employees to eBay's representative, as well as to provide eBay with an understanding of FairMarket's sales generation and strategy processes.

        On June 2, the parties agreed to an extension of the non-solicitation period applicable to FairMarket through June 9, 2003.

        On June 3, 2003, FairMarket representatives and representatives of eBay participated in a conference call which focused on FairMarket's U.K. business, operations and customers.

        On June 11, 2003, FairMarket and eBay continued to negotiate the terms of the proposed transaction, which included agreeing to the $4.5 million purchase price.

        On June 12, 2003, the special committee met to consider the eBay proposal and the asset sale with the other members of the board of directors and Ms. Smith, Mr. Whalen, Mr. Dinwoodey, Mr. Mitarotonda, Mr. O'Leary and Mr. Gray in attendance at the request of the special committee. At the meeting, the special committee reviewed the status of the transaction, including the progress of the due diligence review by eBay and the negotiations on the definitive agreements. Representatives of Goodwin Procter and Broadview summarized business and legal issues. Representatives of Broadview made a presentation to the special committee regarding the proposed consideration to be received, key transaction points and a cash distribution analysis, and delivered orally Broadview's fairness opinion, which fairness opinion was subsequently delivered in writing, that the purchase price in the asset purchase agreement is fair, from a financial point of view, to holders of FairMarket common stock. Following the presentations and discussions, the special committee unanimously approved recommending the asset purchase agreement and asset sale to the board of directors. Immediately thereafter, the board of directors convened a meeting at which it unanimously approved the sale of assets to eBay, the asset purchase agreement and the transactions contemplated by the asset purchase agreement, subject to any necessary or appropriate changes approved by specified FairMarket officers prominently involved in the negotiations, and recommended that the asset purchase agreement and the asset sale be submitted for consideration and approval and adoption at a special meeting of stockholders.

        Between June 12, 2003 and June 20, 2003, the parties engaged in final negotiations. The terms of the definitive agreements remained consistent in all material respects with the terms discussed at the special committee and board meeting on June 12, 2003. During this period, FairMarket's management provided continual updates on the status of the negotiations and definitive documentation to the board of directors, and indicated that the terms of the asset purchase agreement remained consistent in all material respects to those discussed at the June 12, 2003 board meeting.

        After the close of business on June 20, 2003, FairMarket and eBay executed the asset purchase agreement, the transition services agreement, the termination agreement, eBay entered into certain voting agreements, and FairMarket issued a press release announcing the transaction.

  Interests of Directors, Executive Officers and Principal Shareholders

        Some of our directors and officers have interests in the asset sale that are different from, or in addition to, their interests as holders of our common stock. The FairMarket board of directors was aware of these interests when it approved the asset purchase agreement. For example, some of our executive officers may be entitled to severance payments following the completion of the asset sale under the terms of the severance agreements entered into with the Company. Our board of directors has resolved that the asset sale will constitute a "change of control" event under certain of these agreements. As a result, upon specified termination of employment events, severance payments will be payable under these agreements. See the section of this proxy statement entitled "Proposal 3—Election of Two Class III Directors—Compensation of Directors and Executive Officers—Severance and Change of Control Agreements—Severance Agreements" for a detailed description of these agreements. In addition, some of our executive officers and directors hold unvested options that will vest upon, and some of our executive officers and directors hold options that may continue to remain outstanding after, the closing of the asset sale if the board of directors elects to accelerate the vesting of such options prior to the closing.

  Consideration of the Asset Sale by FairMarket's Board of Directors

    FairMarket's Reasons for the Asset Sale

        FairMarket's board of directors has unanimously approved the asset sale and the transactions contemplated by the asset purchase agreement, and has determined that the terms of the asset purchase agreement and the asset sale are in the best interests of our stockholders.

        The following discussion of our reasons for the asset sale contains a number of forward-looking statements that reflect the current views of FairMarket with respect to future events. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed or incorporated by reference in the section of this proxy statement entitled "Cautionary Statements Regarding Forward-Looking Statements in this Proxy Statement."

        The decision by FairMarket's board of directors was based on several potential benefits of the asset sale. These potential benefits and material factors include:

  •
  the belief that, after reviewing FairMarket's on-going financial condition, results of operations and business and earning prospects, and notwithstanding the concerted efforts of management and the board of directors to scale our business and increase revenues and profitability, remaining an independent operating company focusing on our historical business was not reasonably likely to create greater value for our stockholders than the prospects presented by the asset sale;

  •
  the extensive auction process conducted by the special committee of the board of directors and the belief, after completion of this process, that the alternatives to the asset sale to eBay were not reasonably likely to provide equal or greater value to FairMarket and our stockholders;

  •
  the belief that the asset sale represents the most favorable alternative currently available to FairMarket to maximize stockholder value;

  •
  the opinion of Broadview International LLC, financial advisor to the special committee of FairMarket's board of directors, to the effect that as of June 12, 2003 the purchase price set forth in the asset purchase agreement was fair, from a financial point of view, to holders of FairMarket common stock, and the board of director's view that the material information and data upon which Broadview's fairness opinion is based did not materially change between that date and June 20, 2003, the date the asset purchase agreement was executed;

  •
  the belief that, while no assurances can be given, the asset sale is likely to be completed because of the limited nature of the closing conditions included in the asset purchase agreement;

  •
  the belief that the asset sale will likely be approved by FairMarket's stockholders based upon (1) the potential benefits of the asset sale to FairMarket and its stockholders identified by the board of directors as described in this section of the proxy statement and (2) the agreements by holders of approximately 35% of our total outstanding shares of common stock, and by eBay, the holder of all of our outstanding shares of series B preferred stock (which constitutes as of the record date approximately 3% of FairMarket's outstanding common stock on an as-converted basis), to vote in favor of the asset purchase agreement and the asset sale pursuant to certain voting agreements;

  •
  the belief that the benefits to FairMarket contemplated in connection with the asset sale, in particular the receipt of a majority of the purchase price at closing, are likely to be achieved within a reasonable time frame;

  •
  the due diligence and negotiation process undertaken by eBay in connection with the preparation of the asset purchase agreement;

  •
  the amount and form of the consideration to be paid in the asset sale;

  •
  the terms of the asset purchase agreement, including our ability to terminate the agreement in certain circumstances, including in connection with certain unsolicited third party superior offers, and the limitation on our potential indemnification, compensation and reimbursement obligations for breaches of our representations and warranties to eBay under the terms of the asset purchase agreement;

  •
  the potential cost savings through the transfer of customer contracts and assets and reduction of workforce; and

  •
  the positive treatment of many FairMarket employees through possible employment by eBay following the asset sale, as well as continued employment for retained employees through the term of the transition services agreement.

        The FairMarket board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the asset sale, including the following:

  •
  the risk that the potential benefits of the asset sale may not be realized, in part or at all, including the risk that the $2 million of the purchase price to be held in escrow to secure FairMarket's indemnification, compensation and reimbursement obligations to eBay under the asset purchase agreement may never be received by FairMarket;

  •
  the risk that the purchase price to be received in connection with the asset sale may be substantially reduced if we are unable to obtain specified third party consents prior to the closing of the asset sale;

  •
  the risk that the asset sale may not be consummated, including the risks associated with obtaining the necessary approval of our stockholders required to complete the asset sale, notwithstanding the voting agreements obtained from holders of approximately 35% of our common stock and the holder of all of our outstanding series B preferred stock (which constitutes as of the record date approximately 3% of FairMarket's outstanding common stock on an as-converted basis);

  •
  the risk of management and employee disruption associated with the asset sale and the transition services agreement, including the risk that key technical, marketing and management personnel might not remain employed by FairMarket through the consummation of the asset sale or the term of the transition services agreement;

  •
  the asset purchase agreement permits eBay to terminate the agreement if, among other things, FairMarket's board of directors withdraws its recommendation in favor of the asset sale or recommends another acquisition proposal;

  •
  the asset purchase agreement requires FairMarket to pay a termination fee to eBay if the asset purchase agreement is terminated under certain circumstances (see the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Our Assets—The Asset Purchase Agreement—Payment of Termination Fee and Expenses");

  •
  the interests of our directors and officers that are different from, or in addition to, those of FairMarket's stockholders generally, including the potential receipt of change of control payments by certain executive officers of FairMarket under severance agreements (see the section of this proxy statement entitled "Proposal 3—Election of Two Class III Directors—Compensation of Directors and Officers—Severance and Change of Control Agreements");

  •
  the potential impact of the asset sale on employees of FairMarket not offered employment by eBay;

  •
  the obligations of FairMarket to provide services to eBay for a period of time following the closing pursuant to the terms of the transition services agreement and the need to continue to retain our employees and maintain our facilities and information technology infrastructure in order to fulfill these obligations;

  •
  the significant costs involved in consummating the asset sale;

  •
  the unlimited indemnification, compensation and reimbursement obligations under the terms of the asset purchase agreement with respect to matters other than breaches of our representations and warranties; and

  •
  the potential negative effect on FairMarket's stock price as a result of the public announcement of the asset sale.

        The FairMarket board of directors noted that the voting agreements and the termination payment provisions of the asset purchase agreement could have the effect of discouraging alternative proposals for a business combination or asset sale between FairMarket and a third party. However, the board of directors concluded that the amount of the termination fee FairMarket may be obligated to pay, and the circumstances under which it may be payable, were necessary to induce eBay to enter into the asset purchase agreement.

        The FairMarket board of directors did not believe that the negative factors were sufficient, individually or in the aggregate, to outweigh the potential benefits of the asset sale.

    Factors Considered by FairMarket's Board of Directors

        FairMarket's board of directors consulted with senior management and its financial and legal advisors and considered a number of factors, including the following, in evaluating the asset sale:

  •
  the potential benefits and potential negative factors associated with the asset sale;

  •
  the less attractive alternative terms of transactions in the current economic environment;

  •
  current financial market conditions and historical market prices, volatility and trading information with respect to our common stock;

  •
  the terms of the asset purchase agreement and related agreements;

  •
  the fragmented and highly competitive nature of the online incentive programs market, coupled with our relative lack of scale in terms of revenue and profitability;

  •
  the continuing nature of our operating losses and the likelihood that such losses would continue in the future;

  •
  that the board of directors conducted an extensive review of strategic alternatives and concluded that a sale of assets provided the best method of maximizing stockholder value;

  •
  the risk that the asset sale might not be consummated;

  •
  our strong reputation and customer base;

  •
  the questionable sustainability of our current business model and limited service offerings;

  •
  the continued reliance on a non-core business (commerce solution for companies looking to sell excess inventory on the Internet) for the majority of our on-going revenues;

  •
  the potential that the value of our assets, including our intellectual property and customer contracts and customer relationships, would decline with the passage of time;

  •
  the significance of the size of the obligations, costs and expenses incurred by us due to our status as a public company, and the recognition that the asset sale will provide potential opportunities, should the board of directors so determine, for FairMarket to no longer be subject to these obligations, costs and expenses;

  •
  the potential impact of the asset sale on our customers, strategic partners and employees;

  •
  the strategic and financial options currently available to us, including the option to continue to operate FairMarket as an independent operating company;

  •
  the maturation cycle with respect to the consumer promotions market generally;

  •
  the advice of our outside legal counsel regarding the proposed terms of the asset purchase agreement; and

  •
  the analyses performed by Broadview and its fairness opinion (the full text of which is attached as Annex B to this proxy statement).

        The foregoing discussion of the information and factors considered by our board of directors, while not exhaustive, includes the material factors considered by the board of directors in its review of the proposed asset sale. In view of the variety of factors considered in connection with its evaluation of the asset sale, FairMarket's board of directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have given different weights to different factors.

    Recommendation of FairMarket's Board of Directors

        The FairMarket board of directors has unanimously determined that the asset purchase agreement and asset sale is advisable and in the best interests of FairMarket's stockholders. Accordingly, the FairMarket board of directors has unanimously approved the asset purchase agreement and asset sale and recommends that stockholders vote FOR Proposal 1.

        Accordingly, the following resolution will be offered at the special meeting: "RESOLVED, TO APPROVE THE SALE OF SUBSTANTIALLY ALL OF OUR ASSETS TO EBAY INC. UNDER THE TERMS OF THE ASSET PURCHASE AGREEMENT."

    Opinion of Financial Advisor to the Special Committee of the Board of Directors of FairMarket, Inc.

        Pursuant to a letter agreement dated as of February 3, 2003 and executed on February 10, 2003, Broadview International, LLC was engaged to act as financial advisor to the special committee of the board of directors of FairMarket. Broadview focuses on providing merger and acquisition advisory services to information technology, communications, healthcare technology and media companies. In this capacity, Broadview is continually engaged in valuing these businesses and maintains an extensive database of information technology, communications, healthcare technology and media mergers and acquisitions for comparative purposes. At the meeting of the special committee on June 12, 2003, Broadview rendered its opinion that, as of June 12, 2003, based upon and subject to the various factors and assumptions described in the Broadview opinion, the consideration to be received by FairMarket under the asset purchase agreement was fair, from a financial point of view, to holders of FairMarket common stock.

        Broadview's fairness opinion, which describes the assumptions made, matters considered and limitations on the review undertaken by Broadview, is attached as Annex B to this proxy statement.

FairMarket stockholders are urged to, and should, read the Broadview opinion carefully and in its entirety. The Broadview opinion is directed to the special committee of the board of directors of FairMarket and addresses only the fairness of the asset sale consideration from a financial point of view to holders of FairMarket common stock as of the date of the opinion. The Broadview opinion does not address any other aspect of the asset sale and does not constitute a recommendation to any FairMarket stockholder as to how to vote at the FairMarket special meeting. The summary of the Broadview opinion set forth in this proxy statement, although materially complete, is qualified in its entirety by reference to the full text of such opinion.

        In rendering its opinion, Broadview, among other things:

  •
  reviewed the terms of the draft asset purchase agreement furnished to Broadview by FairMarket's legal counsel on June 11, 2003;

  •
  reviewed certain publicly available financial statements and other information with respect to FairMarket;

  •
  reviewed certain internal financial and operating information, including certain projections for FairMarket prepared and provided to Broadview by FairMarket management;

  •
  reviewed the schedule of purchased assets and a schedule of revenue and gross profit generated by the purchased assets prepared and provided to Broadview by FairMarket management;

  •
  participated in discussions with FairMarket's management concerning the operations, business strategy, current financial performance and prospects for FairMarket;

  •
  discussed with FairMarket management its view of the strategic rationale for the asset sale;

  •
  compared certain aspects of the financial performance of FairMarket with other comparable public companies;

  •
  analyzed available information, both public and private, concerning other comparable mergers and acquisitions;

  •
  assisted in negotiations and participated in discussions related to the asset sale among FairMarket, eBay and their respective advisors; and

  •
  conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of its opinion.

        In rendering its opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information, including without limitation the representations and warranties contained in the asset purchase agreement, that was publicly available or furnished to Broadview by FairMarket, eBay or their respective advisors. With respect to the financial projections examined by Broadview, Broadview assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of FairMarket as to the future performance of FairMarket and the purchased assets. Broadview also assumed that FairMarket was not currently involved in any material transaction as of the date of Broadview's opinion other than the asset sale, discussions disclosed to Broadview in respect of other potential transactions following consummation of the transaction, other publicly announced transactions and those activities undertaken in the ordinary course of conducting its business.

        Broadview did not make or obtain any independent appraisal or valuation of any of the assets of FairMarket or any its subsidiaries. Broadview's fairness opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of the opinion, and any change in such conditions would require a reevaluation of the opinion.

        The following is a brief summary of some of the sources of information and valuation methodologies employed by Broadview in rendering its opinion. These analyses were presented to the special committee of the board of directors of FairMarket at its meeting on June 12, 2003. This summary includes the financial analyses used by Broadview and deemed by Broadview to be material, but does not purport to be a complete description of analyses performed by Broadview in arriving at its opinion. Broadview did not explicitly assign any relative weights to the various factors of analyses considered. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by Broadview, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

  Public Company Comparables Analysis

        Broadview considered ratios of share price and market capitalization, adjusted for cash and debt when necessary, to selected historical operating results in order to derive multiples placed on a company in a particular market segment. In order to perform this analysis, Broadview compared financial information of FairMarket with publicly available information for public companies believed to be appropriate for comparison to corresponding financial information and operating data of FairMarket. These companies, referred to as the "FairMarket comparable index" were:

•	Points International Ltd.	•	Digital Impact, Inc.
•	CoolSavings, Inc	•	Traffix, Inc.; and
•	24/7 Real Media, Inc.	•	Onvia.com, Inc.

        For this analysis, as well as other analyses, Broadview examined publicly available information.

        The following table presents, as of June 11, 2003, the median multiples and the range of multiples for the FairMarket comparable index of total market capitalization (TMC) (which is defined as equity market capitalization plus total debt minus cash and cash equivalents) divided by selected operating metrics:

TMC as a ratio of:	Median Multiple	Range of Multiples
Trailing 12 Months Revenue	1.47x	(1.18x)—27.91x
Last Quarter Annualized Revenue	1.40x	(1.05x)—18.04x
Trailing 12 Months Gross Profit	1.68x	(1.41x)—5.08x
Last Quarter Annualized Gross Profit	1.79x	(1.22x)—4.71x
Projected December 31, 2003 Revenue	0.98x	0.12x—4.11x
(Multiplies in parentheses represent negative multiples)

        These comparables imply the following medians and ranges for the adjusted equity value in millions:

TMC as a ratio of:	Median Implied Value	Range of Implied Values
Trailing 12 Months Revenue	$5,438	($4,532)—$105,099
Last Quarter Annualized Revenue	$5,729	($4,472)—$75,069
Trailing 12 Months Gross Profit	$2,723	($2,430)—$8,376
Last Quarter Annualized Gross Profit	$3,201	($2,315)—$8,550
Projected December 31, 2003 Revenue	$4,076	$442—$17,423
(Multiplies in parentheses represent negative multiples)

        No company utilized in the public company comparables analysis as a comparison is identical to FairMarket. In evaluating the comparables, Broadview made numerous assumptions with respect to the interactive marketing and commerce enabler industry's performance and general economic conditions, many of which are beyond the control of FairMarket. Mathematical analysis, such as determining the median, average or range, is not in itself a meaningful method of using comparable company data.

  Transaction Comparables Analysis

        Broadview considered ratios of equity purchase price, adjusted for the seller's cash and debt when appropriate, to selected historical operating results in order to indicate multiples strategic and financial acquirers have been willing to pay for companies in a particular market segment. A group of companies involved in recent transactions are comparable to the transferred assets based on market focus, business model and size. Broadview reviewed ten comparable merger and acquisition transactions announced from January 1, 2002 through June 11, 2003 involving sellers in the direct marketing and commerce enabling industries. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as information from Broadview's proprietary database of published and confidential merger and acquisition transactions in the information technology, communication, healthcare technology and media industries. These transactions consisted of the acquisition of:

  •
  Naviant Inc. by Equifax Inc.;

  •
  Entertainment Publications Inc. by USA Interactive Inc.;

  •
  MDI Entertainment, Inc. by Scientific Games Corporation;

  •
  NCH Marketing Services, Inc. by Valassis Communications Inc.;

  •
  MKTG Services, Inc. (Northeast Operations) by CBC Companies Inc.;

  •
  CMGI, Inc. (Yesmail Inc.) by infoUSA Inc;

  •
  PurchasePro, Inc. by Perfect Commerce, Inc.;

  •
  Promotions.com Inc. by iVillage Inc.;

  •
  Clarus Corporation by Epicor Software Corporation; and

  •
  Be Free Inc. by ValueClick Inc.

        The following table presents, as of June 11, 2003, the median multiple and the range of multiples of adjusted price (defined as equity price plus total debt minus cash and cash equivalents) divided by the seller's revenue in the last reported twelve months prior to acquisition for the transactions listed above:

	Median Multiple	Range of Multiples
Price/Revenue	0.38 x	0.06x—2.25x

        The following table presents, as of June 11, 2003, the median implied value and the range of implied values of FairMarket' transferred assets, calculated by multiplying the multiples shown above by the appropriate FairMarket's transferred assets operating metric for the twelve months ended March 31, 2003 ($MM):

	Median Implied Value	Range of Implied Values
Price/Revenue	$1,352	$150—$8,396

        No transaction utilized as a comparable in the transaction comparables analysis is identical to the asset sale. In evaluating the comparable transactions, Broadview made numerous assumptions with respect to the direct marketing and commerce enabling industries' performance and general economic conditions, many of which are beyond the control of FairMarket. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

  Consideration of the Discounted Cash Flow Valuation Methodology

        While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of its opinion. Discounted cash flow analysis is most appropriate for companies that exhibit relatively steady or somewhat predictable streams of future cash flow. Given the uncertainty in estimating both the future cash flows and a sustainable long-term growth rate for the purchased assets of FairMarket, Broadview considered a discounted cash flow analysis inappropriate for valuing the purchased assets.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Broadview considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Broadview believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

        In performing its analyses, Broadview made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of FairMarket. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The consideration to be received by FairMarket pursuant to the asset purchase agreement and other terms of the asset purchase agreement were determined through arm's length negotiations between FairMarket and eBay, and were approved by the special committee of the board of directors of FairMarket. Broadview participated in discussions with the special committee during such negotiations. However, Broadview did not recommend any specific consideration to the special committee or that any specific consideration constituted the only appropriate consideration for the asset sale. In addition, Broadview's opinion and presentation to the special committee was one of many factors taken into consideration by the special committee in making its decision to approve the asset sale. Consequently, the Broadview analyses as described above should not be viewed as determinative of the opinion of the special committee with respect to the value of FairMarket or of whether the special committee would have been willing to agree to a different consideration.

  Fees

        Pursuant to a letter agreement between FairMarket and Broadview, upon consummation of the asset sale, FairMarket has agreed to pay Broadview a transaction fee of $700,000. FairMarket has already paid Broadview a fee of $250,000 in connection with the delivery of the fairness opinion, as well as two $30,000 quarterly retainers. The fairness opinion fee will be credited against the transaction fee payable by FairMarket upon completion of the asset sale, with the remainder of such transaction fee payable at the closing. In addition, FairMarket has agreed to reimburse Broadview for its reasonable expenses, including fees and expenses of its counsel, and to indemnify Broadview and its affiliates against certain liabilities and expenses related to their engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with Broadview, which FairMarket and Broadview believe are customary in transactions of this nature, were negotiated at arm's length between the special committee of the FairMarket board of directors and Broadview, and the FairMarket board of directors was aware of the nature of the fee arrangement, including the fact that a significant portion of the fees payable to Broadview is contingent upon completion of the asset sale. Broadview was previously engaged by FairMarket to act as a financial advisor, pursuant to a letter agreement dated August 6, 2001, and was terminated pursuant to a letter dated July 24, 2002. In connection with this engagement, FairMarket paid Broadview a fee of $50,000.

  The Asset Purchase Agreement

        The following section of this proxy statement summarizes the material terms of the asset purchase agreement entered into by FairMarket and eBay on June 20, 2003. The asset purchase agreement is attached as Annex A to this proxy statement. Our stockholders are urged to, and should, read the asset purchase agreement carefully and in its entirety for a description of the terms of the proposed sale of substantially all of our operating assets.

    General

        Under the terms of the asset purchase agreement, eBay has agreed to purchase substantially all of our technology and intellectual property and to assume certain of our obligations under those customer contracts assumed by eBay in exchange for $4.5 million in cash, $2.5 million of which is payable to FairMarket at the time of closing and $2 million of which will be held in escrow pursuant to the terms of an escrow agreement for a period of up to two years following the closing in order to secure our indemnification, compensation and reimbursement obligations to eBay under the asset purchase agreement.

    Assets to be Sold

        We have agreed to sell to eBay substantially all of the assets relating to the operation of our business, including:

  •
  all of our intellectual property, intellectual property rights and related goodwill;

  •
  all of our rights and the rights of each of our subsidiaries under specified transferred customer contracts and specified contracts we enter into during the pre-closing period;

  •
  all of our accounts receivable relating to services performed after the date of the closing of the asset sale and rights to certain customer fees relating to services collected by us prior to the closing of the asset sale;

  •
  all of our rights under contracts containing an assignment or license of intellectual property rights or containing confidentiality or non-disclosure provisions protecting any intellectual property rights, other than to the extent that such rights cannot be obtained without the consent of a third party and such consent is not obtained prior to the closing;

  •
  all of our rights, claims, causes of action or rights of indemnity or reimbursement relating to the assets purchased by eBay, except with respect to specified intellectual property matters; and

  •
  all of our customer lists and account histories and all other books, records, files, data and databases relating to the assets purchased by eBay.

    Assets to be Retained

        We are not selling to eBay, and will retain, the following assets following the closing of the proposed asset sale:

  •
  accounts receivable relating to services performed by us and our subsidiaries prior to the closing;

  •
  claims and causes of action relating to transactions occurring or arising prior to the closing, except with respect to the assets purchased by eBay;

  •
  all of our cash, cash equivalents and liquid investments;

  •
  customer contracts which are terminated or which expire prior to the closing;

  •
  our rights under the asset purchase agreement and the consideration to be paid to us pursuant to the terms of the asset purchase agreement;

  •
  our rights under those customer contracts which we will retain following the closing of the asset sale;

  •
  corporate, stock and financial records not related to the purchased assets;

  •
  all computer hardware;

  •
  all insurance policies and insurance contracts for the benefit of FairMarket and our subsidiaries;

  •
  our properties, rights, tangible and intangible assets and those of our subsidiaries other than those specifically included in the purchased assets;

  •
  our rights, claims and causes of action under existing commercial agreements with eBay (to the extent not terminated as described in the section below entitled "—Other Agreements Relating to the Asset Sale—Termination Agreement");

  •
  accounts receivable owed to us by eBay;

  •
  contracts relating to general and administrative matters, corporate governance matters, real estate or employee benefits; and

  •
  certain domain names obtained by us at customers' requests.

    Liabilities to be Assumed

        eBay will assume only certain of our liabilities, which are limited to obligations under the transferred customer contracts that:

  •
  arise after the closing of the asset sale;

  •
  do not arise from any breach by FairMarket or its subsidiaries;

  •
  do not arise from or relate to any event or circumstance existing or occurring prior to the closing of the asset sale that could cause such a breach; and

  •
  are ascertainable solely by reference to the express contractual terms of such transferred customer contracts.

        Except for such specified liabilities, eBay will not assume any other obligations or liabilities of FairMarket.

    Liabilities to be Retained

        We will retain all liabilities not specifically assumed by eBay following the closing of the asset sale, including, without limitation, liabilities:

  •
  with respect to taxes;

  •
  with respect to employees, contractors or stockholders of FairMarket;

  •
  with respect to retained customer contracts; and

  •
  other than those specifically included in the liabilities to be assumed by eBay.

    Purchase Price

        The purchase price to be paid by eBay is $4.5 million in cash. Of this total amount, $2.5 million will be payable to FairMarket at closing and the remaining $2 million will be placed into escrow with an independent escrow agent for a period of two years following the closing of the asset sale in order to secure our indemnification, compensation and reimbursement obligations to eBay under the asset purchase agreement. At the end of the two-year escrow period, remaining amounts in the escrow account will be payable to FairMarket, subject to pending claims. For further information concerning the escrow arrangement, see the section below entitled "—Indemnification and Escrow." In addition, the purchase price is subject to a substantial reduction if we are unable to obtain specified third party consents prior to the closing of the asset sale.

    Closing

        The closing of the asset sale is expected to take place as soon as practicable after the special meeting of FairMarket stockholders is held (assuming approval of the asset sale by FairMarket's stockholders) and all conditions to closing specified in the asset purchase agreement are satisfied or waived.

    Representations and Warranties

        FairMarket has made a number of customary representations and warranties, subject in some cases to customary qualifications, to eBay in the asset purchase agreement regarding aspects of its business, financial condition, structure, customer contracts, intellectual property, and other facts pertinent to the asset sale, including, among other things, representations relating to:

  •
  the corporate organization, existence, good standing and qualification to do business of FairMarket and its subsidiaries;

  •
  our certificate of organization, bylaws and corporate records;

  •
  our filings with the Securities and Exchange Commission;

  •
  our financial statements, including with respect to any material adverse change in our financial condition, assets or liabilities since December 31, 2002;

  •
  our right, title and interest in our intellectual property and the enforceability and non-infringement of such intellectual property;

  •
  the provisions of our customer and third party contracts and those of our subsidiaries;

  •
  our ownership of the assets being purchased by eBay;

  •
  our customers and the respective revenues derived therefrom, and our accounts receivable;

  •
  our compliance with applicable laws and regulations;

  •
  the absence of any orders or proceedings relating to the asset sale;

  •
  our payment of applicable taxes;

  •
  our authority to enter into and perform our obligations under the asset purchase agreement, the approval of the asset purchase agreement and the asset sale by our board of directors and stockholders, and the enforceability of the asset purchase agreement;

  •
  the absence of conflicts with existing agreements resulting from the consummation or performance of the asset sale;

  •
  the use of brokers or financial advisors in connection with the asset sale;

  •
  the sufficiency of the purchased assets for the conduct of our business in the manner it is presently conducted and the manner in which we currently propose to conduct it; and

  •
  the absence of any untrue statement of material fact or omission which would make any of our representations or warranties contained in the asset purchase agreement misleading.

        Our representations and warranties relating to intellectual property matters will survive for a period of 2 years following the closing of the asset sale, and our representations and warranties relating to all other matters will survive for a period of 1 year following the closing of the asset sale. In addition, if at any time prior to the end of these periods facts become known relating to the breach of a representation or warranty which might give rise to a claim for indemnification and eBay delivers written notice of such facts to FairMarket, then the claim asserted in such notice will survive until such time as the claim is fully and finally resolved, notwithstanding the limitations specified above.

        eBay has made a number of customary representations and warranties, subject in some cases to customary qualifications, to FairMarket in the asset purchase agreement regarding eBay's corporate organization, its authority to enter into the asset sale, and other facts pertinent to the asset sale, including those relating to:

  •
  the corporate organization, existence, and good standing of eBay;

  •
  eBay's authority to enter into and perform its obligations under the asset purchase agreement, the approval of its board of directors, and the enforceability of the asset purchase agreement;

  •
  the absence of conflicts with existing agreements resulting from the consummation or performance of the asset sale;

  •
  the use of brokers or financial advisors in connection with the asset sale; and

  •
  the absence of any orders or proceedings relating to the asset sale.

        Except for claims based upon international misrepresentations or fraud, eBay's representations and warranties will not survive the closing of the asset sale.

        The representations and warranties contained in the asset purchase agreement are complicated and not easily summarized. You are urged to carefully read Articles 2 and 3 of the asset purchase agreement attached as Annex A to this proxy statement, entitled "Representations and Warranties of the Seller" and "Representations and Warranties of the Purchaser," respectively.

    Covenants and Agreements

        Under the asset purchase agreement, FairMarket has agreed that, unless eBay otherwise consents in writing, it will comply with certain restrictions relating to the operation of its business prior to the closing of the asset sale. These restrictions include provisions relating to the following matters:

  •
  operating our business in the ordinary course and in the same manner as operations have previously been conducted;

  •
  preserving our business, maintaining relationships with customers and employees and taking all actions necessary to ensure that we will be able to fulfill our obligations under the transition services agreement;

  •
  refraining from terminating employees or encouraging employees to leave FairMarket;

  •
  consulting regularly with eBay regarding any changes to the purchased assets, the assumed liabilities and/or FairMarket's operations;

  •
  selling, transferring, leasing or disposing of any of the purchased assets or permitting any of the purchased assets to become subject to a lien or encumbrance;

  •
  entering into, amending or terminating any contracts other than certain immaterial contracts (as defined in the asset purchase agreement) and amendments to transferred customer contracts which will be completely performed before the closing and which involve payments less than $10,000;

  •
  changing the terms of customer receivables or accelerating the collection of these receivables;

  •
  making bonus payments or increasing compensation payments to our employees;

  •
  commencing or settling any legal proceedings related to the purchased assets;

  •
  taking any action which might delay or interfere with the completion of the asset sale; and

  •
  agreeing to take any of the actions described above.

        The covenants in the asset purchase agreement relating to the conduct of our business during the pre-closing period are complicated and not easily summarized. You are urged to carefully read Article 4 of the asset purchase agreement attached as Annex A to this proxy statement, entitled "Pre-Closing Covenants of the Seller."

        We have also agreed to pay certain amounts to eBay in the event that we are unable to obtain specified third party consents prior to the closing of the asset sale. These amounts, which could be substantial, will, if paid, reduce the purchase price received by us with respect to the asset sale.

        We have also agreed to call and hold a special meeting of our stockholders to approve the asset sale and related transactions and matters, as well as the election of directors and a change to our name. In connection with this special meeting, we have also agreed to solicit from our stockholders proxies in favor of the approval of the asset sale and other proposals and to take other actions required by the Delaware General Corporation Law and the rules of the Nasdaq National Market. These actions include the preparation and filing of this proxy statement with the Securities and Exchange Commission.

        Each of eBay and FairMarket has also agreed to take certain actions prior to the closing of the asset sale relating to the following matters:

  •
  consulting with each other before issuing any press release or otherwise making any public statements with respect to the asset sale and refraining from making any press release or public statement generally regarding the asset sale or related transactions without the prior written consent of the other party (which consent will not be unreasonably withheld), unless such press release or public statement is required by applicable law;

  •
  using its commercially reasonable efforts to cause the conditions to closing to be satisfied on a timely basis;

  •
  notifying the other party of the discovery of an event or condition that has caused or could reasonably be expected to cause any representation or warranty made in the asset purchase agreement to be untrue or inaccurate in any material respect, or a failure to comply with the covenants or conditions specified in the asset purchase agreement, or an change or event that could make it impossible to complete the asset sale; and

  •
  making all necessary filings, using its commercially reasonable efforts to obtain all required consents and providing reasonable cooperation to the other party in connection with the preparation of its filings and consents.

    Solicitations by FairMarket; Withdrawal of Recommendation by FairMarket's Board of Directors

        Except as expressly permitted in connection with a superior proposal, until the asset sale is completed or the asset purchase agreement is terminated, we have agreed not to, and not to authorize any of our or our affiliates' officers, directors, employees, stockholders, attorneys, investment bankers, advisors, accountants, agents and representatives, and not to permit any such person or any of its subsidiaries, to directly or indirectly:

  •
  solicit, initiate, knowingly encourage, induce or facilitate, or take any action that could reasonably be expected to lead to, the making, submission or announcement of any acquisition proposal;

  •
  furnish any information regarding FairMarket or any subsidiary to any person in connection with or in response to an acquisition proposal or an inquiry or an indication of interest that could lead to an acquisition proposal;

  •
  engage in discussions or negotiations with any person with respect to any acquisition proposal;

  •
  approve, endorse or recommend any acquisition proposal; or

  •
  enter into any letter of intent or similar document or contract contemplating or otherwise relating to any acquisition transaction (as described below).

        We have further agreed to terminate or cause to be terminated any existing discussions with any person that related to any acquisition proposal. We have also agreed not to release or permit the release of any person from, or to waive or permit the waiver of any provision of, any confidentiality, standstill or similar agreement to which FairMarket or any subsidiary is a party or under which FairMarket or any subsidiary has any rights, and to use its commercially reasonable efforts to enforce or cause to be enforced each such agreement at eBay's request.

        Under the terms of the asset purchase agreement, we agreed to promptly (and in no event later than 48 hours after receipt of an acquisition proposal, any inquiry or indication of interest that could lead to an acquisition proposal or any request for nonpublic information) advise eBay of any acquisition proposal, any inquiry or indication of interest that could lead to an acquisition proposal or any request for nonpublic information related to us or any of our subsidiaries, including the identity of the person making or submitting the acquisition proposal, inquiry, indication of interest or request, and the terms of such. We have further agreed to keep eBay fully informed with respect to the status of any such acquisition proposal, inquiry, indication of interest or request, and of any modification or proposed modification.

        Furthermore, except as discussed below in connection with a superior proposal, our board of directors is not permitted to:

  •
  withdraw or modify in a manner adverse to eBay its recommendation that FairMarket stockholders vote to approve the asset sale; or

  •
  adopt or propose (whether by the board or a special committee of the board) any resolution to withdraw or modify in a manner adverse to eBay the recommendation that FairMarket stockholders vote to approve the asset sale.

        For these purposes, an acquisition proposal is an offer, proposal, inquiry or indication of interest (other than from eBay) contemplating or otherwise relating to any transaction or series of transactions involving:

  •
  any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or similar transaction:

  •
  in which FairMarket is a constituent corporation; or

    •
    in which a person or group of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of FairMarket;

  •
  any sale, lease, exchange, transfer, license, acquisition or other disposition of all or a material portion of FairMarket's business or assets (other than in the ordinary course of business consistent with past practice); or

  •
  any liquidation or dissolution of FairMarket.

        For purposes of this section, each of the transactions in the five bullet points immediately above are deemed acquisition transactions.

        We are expressly permitted, however, to furnish nonpublic information regarding FairMarket to, and to enter into discussions with, any person in response to an unwithdrawn acquisition proposal if all of the following conditions are met:

  •
  FairMarket's board of directors determines that the acquisition proposal would reasonably be expected to lead to a superior offer;

  •
  the stockholders of FairMarket have not yet approved the asset sale;

  •
  the non-solicitation provisions described in this section have not been breached, nor has inconsistent action been taken by FairMarket or its specified representatives;

  •
  our board of directors concludes in good faith, after taking into account the advice of outside legal counsel, that failure to take such action would be inconsistent with the board's fiduciary obligations to our stockholders under applicable law;

  •
  at least two business days prior to furnishing any nonpublic information to, or entering into discussion with, such person, we must give eBay written notice of the person's identity and of our intention to furnish nonpublic information to, or enter into discussions with, such person, and we receive from such person an executed confidentiality agreement containing customary standstill provisions and limitations on the use and disclosure of all nonpublic information furnished to it by or on behalf of FairMarket; and

  •
  at least two business days prior to furnishing any nonpublic information to such person, we furnish such nonpublic information to eBay (if not previously provided to eBay).

        Under the terms of the asset purchase agreement, a superior offer is an unsolicited, bona fide written offer made by a third party to purchase all of the outstanding shares of FairMarket's capital stock or all or substantially all of the assets of FairMarket on terms that our board of directors determines, in its reasonable judgment, after consultation with an independent financial advisor of nationally recognized reputation, to be more favorable to FairMarket's stockholders than the terms of the asset sale contemplated by the asset purchase agreement. A superior offer may not contain a provision leaving uncommitted any financing required to consummate the contemplated transaction or which such financing is not reasonably capable of being obtained.

        Under the terms of the asset purchase agreement, our board of directors is permitted to withdraw or modify its recommendation in favor of the asset sale in a manner adverse to eBay only if:

  •
  a superior offer is made and not withdrawn;

  •
  our board of directors determines in good faith, after having taken into account the advice of its outside legal counsel, that, in light of the superior offer, failure of the board to withdraw or modify its recommendation would be inconsistent with the board's fiduciary obligations to FairMarket's stockholders under applicable law;

  •
  neither FairMarket nor any of its specified representatives has breached the non-solicitation provisions of the asset purchase agreement described above;

  •
  the recommendation is not withdrawn or modified in a manner adverse to eBay at any time within 5 business days after eBay receives written notice from us confirming that our board of directors has determined that such offer is a superior offer and that we intend to enter into a definitive agreement contemplating the consummation of the superior offer on the fifth business day following receipt of such notice if eBay doesn't adjust the terms and conditions of the asset purchase agreement to be at least as favorable as the superior offer; and

  •
  the recommendation is not withdrawn or modified in a manner adverse to eBay if, within the period referred to in the previous bullet point (as such period may be extended by us at our discretion), eBay agrees to adjust the terms and conditions of the asset purchase agreement to be at least as favorable as the superior offer.

        Regardless of whether there has been a superior offer or other acquisition proposal, we are obligated, under the terms of the asset purchase agreement to call, give notice of and hold the special meeting of FairMarket stockholders at which the asset sale will be considered unless we terminate the asset purchase agreement after our board of directors withdraws or modifies its recommendation in favor of the asset sale in the manner permitted under the terms of the asset purchase agreement, as described above.

        Under certain circumstances, including in the event that withdraws or modifies its recommendation in favor of the asset sale in the manner permitted under the terms of the asset purchase agreement and we terminate the asset purchase agreement on such grounds, we will be obligated to pay eBay a termination fee in an amount equal to its expenses incurred in connection with the preparation and negotiation of, and otherwise in connection with, the agreements and transactions contemplated by the asset purchase agreement, up to a maximum of $350,000. For a description of our right to terminate the asset purchase agreement in these circumstances and this termination fee, see the sections below entitled "?Termination" and "—Payment of Termination Fee and Expenses."

        We are not prohibited from complying with our obligations under Rules 14d-9 and 14e-2 of the Securities Exchange Act of 1934, as amended.

    Termination

        The asset purchase agreement may be terminated in accordance with its terms at any time prior to the closing of the asset sale, whether before or after the approval of the asset sale by FairMarket's stockholders at the special meeting of stockholders:

  •
  by mutual written consent of eBay and FairMarket;

  •
  by either eBay or FairMarket, if the closing of the asset sale does not occur by November 30, 2003, except that either party's right to terminate the asset purchase agreement under this provision will not be available to such party if the failure of the asset sale to occur on or before such date is attributable to a failure by such party to perform any covenant in the asset purchase agreement, except that the right to terminate the asset purchase agreement under this provision will not be available to FairMarket if it has not made any termination payment required to be made by it to eBay;

  •
  by either eBay or FairMarket, if any governmental authority has issued a final and nonappealable injunction which permanently restrains or prohibits the asset sale;

  •
  by either eBay or FairMarket, if FairMarket's stockholders fail to approve the asset sale at the special meeting of stockholders or at any adjournment of that meeting, except that the right to terminate the asset purchase agreement under this provision will not be available to FairMarket if it has not made any termination payment required to be made by it to eBay;

  •
  by eBay, at any time prior to the approval of the asset sale and the asset purchase agreement by FairMarket's stockholders, if:

  (1)
  FairMarket's board of directors fails to make a recommendation to FairMarket's stockholders in favor of the approval of the asset sale or withdraws or adversely modifies its recommendation;

  (2)
  FairMarket's board of directors fails to reaffirm its recommendation in favor of the approval of the asset sale and the asset purchase agreement, or its determination that the asset sale is in the best interests of FairMarket's stockholders, within 10 business days following the receipt or announcement of another acquisition proposal, if eBay requests in writing that such determination or recommendation be reaffirmed;

  (3)
  FairMarket's board of directors approves, endorses or recommends any other acquisition proposal;

  (4)
  FairMarket enters into any letter of intent or similar document or contract relating to any acquisition proposal;

  (5)
  a tender or exchange offer relating to the securities of FairMarket is commenced, and FairMarket does not send to its stockholders within 10 business days after such tender or exchange offer is first published, sent or given, a statement disclosing that FairMarket recommends the rejection of such tender or exchange offer;

  (6)
  an acquisition proposal is publicly announced and FairMarket fails to issue a press release within five business days announcing its opposition to such proposal; or

  (7)
  FairMarket breaches in any material respect, or FairMarket's representatives take any action inconsistent in any material respect with, the provisions of the asset purchase agreement that prohibit the solicitation of, and discussions and negotiations with respect to, any other acquisition proposals;

  •
  by eBay if, (1) subject to a materiality threshold, any of FairMarket's representations and warranties set forth in the asset purchase agreement shall have been inaccurate as of the date of that agreement or shall have become inaccurate as of any subsequent date; or (2) subject to a materiality threshold, FairMarket breaches any of its covenants set forth in the asset purchase agreement, if the inaccuracy or breach cannot be or has not been cured through the use of commercially reasonable efforts within 30 days after delivery of written notice to FairMarket of the inaccuracy or breach. If the inaccuracy or breach is cured during that 30 day period, eBay may not terminate the asset purchase agreement under this provision;

  •
  by FairMarket, if (1) subject to a materiality threshold, any of eBay's representations and warranties set forth in the asset purchase agreement shall have been inaccurate as of the date of that agreement or shall have become inaccurate as of any subsequent date, or (2) subject to a materiality threshold, eBay breaches any of its covenants set forth in the asset purchase agreement, if the inaccuracy or breach cannot be or has not been cured through the use of commercially reasonable efforts within 30 days after delivery of written notice to eBay of the inaccuracy or breach. If the inaccuracy or breach is cured during that 30 day period, eBay may not terminate the asset purchase agreement under this provision; and

  •
  by FairMarket in the event it receives a superior offer, if FairMarket's board of directors has withheld, withdrawn, amended or modified its recommendation in favor of the approval of the asset sale and the asset purchase agreement in a manner consistent with the provisions of the asset purchase agreement and eBay has not agreed to revise the terms of the asset purchase agreement to provide for a transaction that is at least as favorable to FairMarket as the superior offer.

        If the asset purchase agreement is terminated because of any of the reasons listed above, it will be of no further force or effect. However, regardless of the reason for termination of the asset purchase agreement, neither FairMarket nor eBay will be relieved from liability for any material breach of any covenant or obligation in the asset purchase agreement or any willful or knowing breach of any representation or warranty in the asset purchase agreement. Additionally, in limited circumstances, described in detail in the section below entitled "—Payment of Termination Fee and Expenses," FairMarket may be obligated to pay eBay a termination fee at or immediately following the termination of the asset purchase agreement.

    Payment of Termination Fee and Expenses

        The asset purchase agreement requires us to pay eBay a termination fee equal to the aggregate amount of all fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that were paid or that may become payable by or on behalf of eBay in connection with the preparation and negotiation of, and otherwise in connection with, the agreements and transactions contemplated by the asset purchase agreement, up to a maximum amount of $350,000, if:

  •
  either FairMarket or eBay terminates the asset purchase agreement as a result of the events described in the second bullet point under the section above entitled "—Termination" at or prior to the time of the termination an acquisition proposal has been disclosed, announced, commenced, submitted or made;

  •
  either FairMarket or eBay terminates the asset purchase agreement as a result of the events described in the fourth bullet point under the section above entitled "—Termination";

  •
  eBay terminates the asset purchase agreement as a result of the events described in the fifth bullet point under the section above entitled "—Termination"; or

  •
  FairMarket terminates the asset purchase agreement as a result of the events described in the eighth bullet point under the section above entitled "—Termination".

    Indemnification and Escrow

        Under the asset purchase agreement we have agreed to indemnify eBay, its affiliates, officers, directors and advisors for any loss arising from or as a result of, or in connection with:

  •
  any breach by FairMarket of any of its representations or warranties set forth in the asset purchase agreement, either as of the date thereof or as of the closing of the asset sale;

  •
  any breach by FairMarket of any of its covenants set forth in the asset purchase agreement or the transition services agreement;

  •
  specified liabilities relating to our employees;

  •
  any liability arising from or related to the license granted by eBay to FairMarket under the terms of the transition services agreement for purposes of fulfilling customer obligations during the transition period, other than liabilities with respect to transferred customer contracts;

  •
  any liability that arises from or relates to a failure to comply with any bulk transfer or similar law in connection with the asset sale, or any claims in connection with the asset sale under fraudulent transfer, successor liability, bankruptcy or similar laws;

  •
  matters relating to certain specified intellectual property of FairMarket;

  •
  any liability not specifically assumed by eBay; and

  •
  any legal proceeding relating to any of the matters described above.

        Except as noted below, our liability for claims based on breaches of our representations and warranties is limited to the amount of losses in excess of $50,000. Except as noted below, the amount of indemnifiable losses which we are obligated to pay to eBay will not exceed $2 million with respect to breaches of our representations and warranties relating to intellectual property matters or exceed $1 million with respect to breaches of our other representations and warranties. The foregoing limitations on our indemnification, compensation and reimbursement obligations with respect to breaches of our representations and warranties will not apply in the case of claims based on intentional misrepresentation or fraud. In the event that the same or substantially similar facts or circumstances constitute both a breach of a specified representation or warranty relating to intellectual property matters and a breach of any other representation or warranty, the limitation with respect to representations and warranties relating to intellectual property matters will apply and the limitation with respect to other representations and warranties will not apply.

        Our indemnification, compensation and reimbursement obligations for all matters other than with respect to breaches of our representations and warranties are unlimited and will not be subject to any of the limitations described above. In addition, our indemnity obligations under the existing commercial agreements between eBay and FairMarket with respect to matters arising prior to the closing of the asset sale will continue. See the section below entitled "—Other Agreements Relating to the Asset Sale—Termination Agreement" for a detailed description.

        The indemnification provisions contained in the asset purchase agreement are complicated and not easily summarized. You are urged to carefully read Article 9 of the asset purchase agreement attached as Annex A to this proxy statement, entitled "Indemnification, Etc."

        At the time of the closing of the asset sale, eBay will deposit $2 million of the total $4.5 million purchase price in an escrow account to be established pursuant to an escrow agreement among eBay, FairMarket and an independent escrow agent in the form agreed to by the parties. The escrow agreement will terminate on the earlier of (1) the second anniversary of the closing of the asset sale or (2) the date that eBay delivers written notice of termination to the escrow agent. For additional information regarding the escrow agreement, see the section below entitled "—Other Agreements Relating to the Asset Sale—Escrow Agreement." With respect to claims for indemnification relating to breaches of our representations and warranties, other than claims based on intentional misrepresentation or fraud and the right to seek injunctive relief, recourse to the escrow account will be the sole and exclusive remedy of eBay, its affiliates, officers, directors and advisors with respect to indemnifiable losses under the terms of the asset purchase agreement. Our indemnification obligations for all matters other than with respect to breaches of our representations and warranties will not be subject to this limitation. Recourse to the escrow account for claims for indemnifiable losses will be in accordance with customary release procedures as set forth in the escrow agreement.

    Conditions to Closing

        eBay's obligations to complete the asset sale are subject to the satisfaction or waiver at or prior to the closing of each of the following conditions:

  •
  each of FairMarket's representations and warranties must have been accurate in all material respects as of June 20, 2003 (disregarding any disclosure or notification made by FairMarket to eBay after that date), and must be accurate in all respects as of the date of the closing of the asset sale as if made on such date, except where the failure to be so accurate does not have and would not reasonably be expected to have a material adverse effect on the assets being sold to eBay related to FairMarket's promotions business and business-to-business surplus business (disregarding any disclosure or notification made by FairMarket to eBay after June 20, 2003 and any qualification as to materiality or material adverse effect);

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  FairMarket must have performed, or complied in all material respects with all of the covenants and obligations required to be performed or complied with by it under the terms of the asset purchase agreement;

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  the asset sale must have been approved by the requisite vote of our stockholders at the special meeting;

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  FairMarket must have obtained all required consents in connection with the asset sale, and such consents must be in full force and effect, except where the failure to obtain any such consents has not had and would not reasonably be expected to have a material adverse effect on the purchased assets relating to our promotions and business-to-business surplus businesses taken as a whole;

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  eBay must have received the following agreements, each of which must be in full force and effect: the escrow agreement, the transition services agreement, the termination agreement, and certain bills of sale, assignments and other agreement as may be necessary to transfer the purchased assets to eBay;

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  eBay must have received a legal opinion from Goodwin Procter LLP, counsel to FairMarket;

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  no material adverse change to the purchased assets relating to our promotions and business-to-business surplus businesses taken as a whole shall have occurred and no event shall have occurred and no condition or circumstance shall exist that could reasonably be expected to give rise to any such material adverse change since June 20, 2003;

  •
  no legal proceeding may have been commenced or threatened that challenges the asset sale, that could reasonably be expected to materially and adversely affect the right of eBay to own and use the purchased assets, that involves the purchased assets or could reasonably be expected to result in eBay incurring a material liability after the closing of the asset sale, or that could reasonably be expected to have the effect of preventing, delaying or otherwise interfering with the asset sale; and

  •
  no restraining order or injunction may have been issued and remain in effect, and no legal requirement may have been enacted or deemed applicable to the asset sale that makes the completion of the asset sale illegal.

        Under the asset purchase agreement, eBay may waive satisfaction of any of the above described conditions to closing and may still seek damages for our failure to satisfy such condition following the closing of the asset sale.

        FairMarket's obligations to complete the asset sale are subject to the satisfaction or waiver at or prior to the closing of each of the following conditions:

  •
  each of eBay's representations and warranties must have been accurate in all material respects as of June 20, 2003 (disregarding any disclosure or notification made by eBay to FairMarket after that date), and must continue to be accurate in all respects as of the date of the closing of the asset sale as if made on such date, except where the failure to be so accurate does not have and would not reasonably be expected to have a material adverse effect on the business, financial condition or results of eBay (disregarding any disclosure or notification made by eBay to FairMarket after June 20, 2003 and any materiality or material adverse effect qualification);

  •
  eBay must have performed, or complied in all material respects with, all of the covenants and obligations required to be performed or complied with by it under the terms of the asset purchase agreement;

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  the asset sale must have been duly approved by the requisite vote of our stockholders at the special meeting;

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  FairMarket must have received the following agreements, each of which must be in full force and effect: the escrow agreement, the transition services agreement, the termination agreement, and certain bills of sale, assignments and other agreement as may be necessary to transfer the purchased assets to eBay; and

  •
  no restraining order or injunction may have been issued and remain in effect, and no legal requirement may have been enacted or deemed applicable to the asset sale that makes the completion of the asset sale illegal.

    Employee Matters

        It is our present belief that eBay has made offers of employment to a number of our current employees on such terms as it has deemed appropriate in its discretion. All of these offers are conditioned upon the closing of the asset sale. If and to the extent that these individuals are hired as eBay employees, eBay will make these new eBay employees available to FairMarket during the transition services period to assist FairMarket in fulfilling customer obligations under the transferred customer contracts pursuant to the terms of the terms of the transition services agreement.

    Expenses

        Except with respect to termination fees payable under certain circumstances described in the section above entitled "—Payment of Termination Fee and Expenses", each of FairMarket and eBay has agreed to pay its own expenses and costs incurred in connection with the asset sale.

  Other Agreements Relating to the Asset Sale

    Escrow Agreement

        At the closing of the asset sale, eBay, FairMarket and Zions First National Bank, as escrow agent, will enter into an escrow agreement regarding the establishment and maintenance of an escrow account to secure the indemnification, compensation and reimbursement obligations of FairMarket under the terms of the asset purchase agreement. Under the terms of the escrow agreement, eBay will deposit $2 million of the total $4.5 million purchase price in an escrow account at the time of the closing of the asset sale. eBay is granted a first-priority security interest in FairMarket's interest in such escrow account, which interest will not be assignable or transferable by FairMarket other than by operation of law or to a liquidating trust established by FairMarket in connection with the adoption of a plan of liquidation or dissolution. Any claims by eBay, its affiliates, officers, directors or advisors for indemnifiable losses must be submitted to FairMarket and the escrow agent pursuant to customary procedures specified in the escrow agreement. The escrow agreement will terminate on the second anniversary of the closing of the asset sale unless the escrow agent has received a notice of a claim from an indemnitee and such claim has not been resolved or unless the escrow agreement is earlier terminated by eBay by written notice, and within five business days of such termination date the escrow agent will distribute to FairMarket, subject to pending claims, the amount remaining in the escrow account at that time.

    Transition Services Agreement

        In connection with the asset purchase agreement, eBay and FairMarket have entered into a transition services agreement pursuant to which FairMarket will provide services to eBay after the closing of the asset sale in order to fulfill customer obligations under the transferred customer contracts at the same standards at which such obligations were performed prior to the closing of the asset sale. These services will be performed both by FairMarket employees and by former FairMarket employees hired by eBay following the closing of the asset sale, and will be performed by FairMarket to the extent that such services, together with FairMarket's obligations under its retained customer contracts, do not exceed the capacity of resources available to FairMarket following the closing of the asset sale. In addition, FairMarket has agreed to provide transition assistance to eBay including the transfer of intellectual capital required to perform these services, the transfer of domain names, and the transfer of intellectual property developed during the term of the transition services agreement, if any. To facilitate the performance by FairMarket of these services, eBay has agreed to grant to FairMarket during the term of the transition services agreement a non-exclusive license to the intellectual property related to the purchased assets, including licensed software and trademarks. This license will extend beyond the term of the transition services agreement to the extent that the customer contracts retained by FairMarket have not expired or terminated by December 31, 2003, solely for the purpose of enabling FairMarket to perform under the existing term of such retained customer contracts. FairMarket is obligated to terminate such retained contracts at its earliest opportunity to do so. eBay will pay FairMarket for providing such services during the term of the transition services agreement, based generally on the fixed and variable costs to FairMarket of such performance. The fees payable to us by eBay with respect to certain fixed costs and transition bonuses which may be paid to our employees will not exceed $2 million and certain variable expenses will be paid on a pass-through basis without regard to this limitation. During the term of the transition services agreement, FairMarket is obligated to maintain and provide the service of its employees, the use of its facilities, its information technology infrastructure and its technology platform to the extent that such maintenance will not require additional costs to FairMarket or that such additional costs are not approved by eBay. FairMarket is also obligated to maintain its corporate existence during this period. Subject to earlier termination by eBay, the transition services agreement will expire on December 31, 2003 or a later date at the election of eBay, but in no event later than January 31, 2004. eBay may elect to suspend or not to receive any of the services under the transition services agreement at any time upon written notice to FairMarket, and FairMarket will not be obligated to provide services more than 30 days after the receipt of any such notice.

    Termination Agreement

        In connection with the asset purchase agreement, eBay and FairMarket entered into a termination agreement pursuant to which the parties agreed to terminate as of the date of the closing of the asset sale all existing commercial agreements solely between eBay and FairMarket, provided that if the closing of the asset sale does not occur, all such existing commercial agreements will remain in full force and effect in accordance with their terms and the terminations will automatically become null and void. Notwithstanding the termination of the existing commercial agreements between eBay and FairMarket, either party's obligation to indemnify the other party under the terms of the respective commercial agreements with respect to events or activities that transpired prior to or on the closing of the asset sale (regardless of whether a claim relating to such indemnification is made before or after the closing) will survive the termination of the existing commercial agreements. Certain additional agreements relating to eBay's purchase of FairMarket's series B preferred stock and joint defense obligations with respect to various intellectual property matters will survive under the terms of the termination agreement.

    Voting Agreements

        In order to provide an incentive for eBay to enter into the asset purchase agreement, each of Mr. Krish, JHC Investment Partners, LLC, Barington Companies Equity Partners, L.P., Ticketmaster and Lloyd I. Miller, III (along with other entities related to Mr. Miller), who as of June 30, 2003 together held approximately 35% of the outstanding shares of FairMarket shares entitled to vote at the special meeting, executed voting agreements and irrevocable proxies with eBay dated as of June 20, 2003.

        In the voting agreements, these FairMarket stockholders agreed to:

  •
  vote their shares or other securities and any newly acquired shares or other securities in favor of the asset sale, the execution and delivery by FairMarket of the asset purchase agreement, each of the other actions contemplated by the asset purchase agreements and any action in furtherance of those activities;

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  vote their shares and other securities and any newly acquired shares or other securities against (except with respect to Proposal 2 or the dissolution and liquidation of FairMarket):

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  any acquisition proposal or any acquisition transaction;

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  any change in a majority of our board of directors;

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  any change in our certificate of incorporation or bylaws;

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  any material change to our capitalization or corporate structure; or

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  any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the asset sale or the transactions contemplated in the asset purchase agreement or the respective voting agreement; and

  •
  grant eBay irrevocable proxies to vote their shares or other securities and any newly acquired shares or other securities as required by the voting agreements.

        Furthermore, each of these stockholders agreed not to:

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  sell, pledge, encumber, grant an option with respect to, transfer or dispose of its shares or other securities or any newly acquired shares or other securities, or any interest in such shares or other securities to any person other than eBay;

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  enter into any agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of its shares or other securities or any newly acquired shares or other securities or any interest in such shares or other securities to any person other than eBay;

  •
  reduce its beneficial ownership of, interest in or risk relating to its shares or other securities or any newly-acquired shares or other securities;

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  deposit its shares or other securities or any newly-acquired shares or other securities in a voting trust; or

  •
  grant a proxy or enter into a voting or similar agreement with respect to its shares or other securities or any newly acquired shares or other securities.

        In addition, each of these stockholders (with the exception of Mr. Krish, who, as an officer and director of FairMarket, is similarly bound by the non-solicitation provisions of the asset purchase agreement) agreed to be prohibited from engaging in solicitations of any acquisition proposal similar in scope and restriction as the prohibitions on solicitations agreed to by FairMarket in the asset purchase agreement. For a detailed description of these restrictions, see the section above entitled
"—Solicitations by FairMarket; Withdrawal of Recommendation by FairMarket's Board of Directors".

        The voting agreements terminate upon the earlier of the consummation of the asset sale or the valid termination of the asset purchase agreement. The form of voting agreement is attached as Annex C to this proxy statement, and you are urged to read the form of voting agreement carefully and in its entirety.

    Settlement Agreement; Agreement to Nominate Directors

        On February 14, 2003, Lloyd I. Miller, III filed an amended Schedule 13D with the SEC, including a letter addressed to FairMarket's secretary, in which he stated his intention to solicit proxies to elect himself (and, if two directors were to be elected to serve at the meeting, Raymond L. Steele) as a director at FairMarket's 2003 annual meeting of stockholders, in opposition to the director(s) nominated by FairMarket's board of directors. Mr. Miller subsequently filed a proxy statement on Schedule 14A with the SEC soliciting support of his nominees for director(s) of FairMarket. On June 20, 2003, FairMarket and Mr. Miller (along with certain related entities) entered into a settlement agreement pursuant to which FairMarket agreed to expand the size of its board of directors from five to six members and agreed to nominate Mr. Miller, together with FairMarket's existing Class III director, Shikhar Ghosh, for election as Class III directors at the special meeting to serve until FairMarket's 2006 annual meeting of stockholders. In return, Mr. Miller and the other Miller entities agreed not to engage in a proxy contest at the special meeting. Mr. Miller and the other Miller entities further agreed to vote in favor of Mr. Ghosh and Mr. Miller and in favor of the sale of assets to eBay at the special meeting. In addition, Mr. Miller and other Miller entities agreed not to take certain specified actions with respect to its ownership of FairMarket common stock until ten days after the special meeting. In connection with the settlement agreement, FairMarket agreed to reimburse Mr. Miller and the other Miller entities for up to $90,000 in related expenses. FairMarket has entered into the settlement agreement in order to avoid the expense and diversion of management attention that would have been required to defend against a proxy contest.

  Other Terms

    Allocation of Certain Customer Fees

        Pursuant to the terms of the asset purchase agreement, certain variable monthly customer fees payable under the transferred customer contracts will be (1) allocated to FairMarket to the extent that such fees relate to services actually performed prior to the closing of the asset sale, and (2) allocated to eBay to the extent that such fees relate to services that must be performed after the closing of the asset sale. Certain fixed monthly customer fees payable under the transferred customer contracts will be allocated to FairMarket and eBay, respectively, on a pro rata basis relating to the days prior to and after the closing of the asset sale. If eBay and FairMarket cannot determine to which invoice a customer payment relates, they will attempt to agree on an allocation and if no agreement can be reached, such payment will be credited to the oldest outstanding invoice. Similarly, if eBay and FairMarket cannot determine to which services a partial customer payment relates, they will attempt to agree on an allocation and if no agreement can be reached, such partial payment will be allocated between eBay and FairMarket on a pro rata basis.

  Material U.S. Federal Income Tax Consequences to FairMarket

        The asset sale is a taxable event to us. FairMarket will recognize gain or loss in an amount equal to the cash received plus liabilities assumed (if any) in exchange for the assets, less FairMarket's adjusted tax basis in the purchased assets. FairMarket's gain (if any) will be offset to the extent of current year losses from operations plus available net operating loss carryforwards, subject to applicable limitations under the ownership changes rules under Internal Revenue Code 382 and the Alternative Minimum Tax rules. Under Section 382, where an ownership change occurs, the annual utilization of the net operating loss (NOL) carryforwards maybe restricted. Additionally, to the extent any gain on the sale of assets exceeds the current year loss from operations, an alternative minimum tax may be due on the excess. Any tax liabilities generated as a result of the asset sale are expected to be immaterial.

  Accounting Treatment

        If the asset purchase agreement and the asset sale are approved by FairMarket's stockholders as described herein, FairMarket will record the asset sale in accordance with accounting principles generally accepted in the United States. Upon the completion of the asset sale, FairMarket will recognize a financial reporting gain, if any, equal to the net proceeds (the sum of the purchase price received less the expenses relating to the asset sale) less the net book value of the assets purchased and the fair value of the indemnification liability retained.

  Regulatory Approvals

        There are no material United States federal or state regulatory approvals required for completion of the asset sale, other than the clearance of this proxy statement with the Securities and Exchange Commission and the approval of the asset purchase agreement by our stockholders under the corporate law of the State of Delaware.

  Possible Liquidation Rights Consequences to Asset Sale

        In connection with the closing of the asset sale to eBay, the holders of FairMarket's series B preferred stock are entitled to elect to receive a liquidation preference to the holders of FairMarket common stock equal to $2.10 per share plus all accrued and unpaid dividends, and, if such election is made, are entitled to participate on a pro rata basis with the holders of FairMarket common stock in the distribution of the remaining assets of FairMarket, with the series B preferred stock treated on an as-converted basis. Currently, eBay is the holder of all of our outstanding series B preferred stock. For further discussion with respect to this liquidation preference, see the section of this Proxy Statement entitled "Proposal 3—Election of Two Class III Directors—Certain Relationships with Related Parties."

  Operation After Asset Sale; Use of Proceeds

        We are currently reviewing alternatives for the use or disposition of our remaining assets following the term of the transition services agreement, which will terminate not earlier than December 31, 2003 and not later than January 31, 2004, unless earlier terminated by eBay. After that time, we may ultimately pursue a plan of complete liquidation and dissolution (possibly including the sale of our remaining assets). Neither our board of directors nor our stockholders have yet approved any such plan. If a complete liquidation and dissolution is approved, pursuant to the provisions of the Delaware General Corporation Law, we will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against us and enabling us to gradually wind down our business, dispose or our property, discharge our liabilities and distribute remaining assets to our stockholders. Alternatively, we may decide to pursue selling our remaining assets outside of a liquidation and dissolution, to make additional distributions of cash to our stockholders, to explore other strategic alternatives, such as a business combination with another party, and/or to continue as an independent stand-alone company focusing on business opportunities unrelated to our historical business. At this time, our board of directors has not made any decision to pursue any one of these options.

        Proceeds from the asset sale may be used in connection with any of the alternatives discussed in the previous paragraph. As we previously announced, we intend to make a distribution of approximately $38 million to our stockholders shortly following the close of the asset sale. We have not set a record or payment date for this distribution, but currently expect that it would be paid shortly after the closing of the asset sale.

  Vote Required and Board Recommendation

        The approval of the sale of substantially all of our operating assets to eBay under the terms of the asset purchase agreement, requires the affirmative vote of a majority of the outstanding shares of our common stock and our series B preferred stock, voting together as a single class. Certain stockholders and our chief executive officer who hold as of the record date an aggregate of approximately 9,497,715 shares of our common stock (approximately 35% of the outstanding shares entitled to vote at the special meeting on the record date) have entered into voting agreements pursuant to which they have agreed to vote their shares in favor of the asset sale. See the section above entitled "—Other Agreements Relating to the Asset Sale—Voting Agreements" for a detailed description. In addition, eBay, which holds as of the record date 952,380 shares of our series B preferred stock (all of the outstanding shares of our series B preferred stock on the record date (which constitutes as of the record date approximately 3% of FairMarket's outstanding common stock on an as-converted basis), which is entitled to vote on an as-converted basis as a single class with the shares of common stock at the special meeting of stockholders, has agreed under the asset purchase agreement to vote in favor of the approval of the asset sale.

        The board of directors of FairMarket believes that the proposed asset sale is in the best interests of FairMarket and our stockholders and unanimously recommends a vote FOR the approval of the sale of substantially all of our assets to eBay under the terms of the asset purchase agreement.

PROPOSAL 2

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO "                        "

        The board of directors has unanimously approved, subject to stockholder approval, an amendment to our amended and restated certificate of incorporation solely for the purpose of changing the Company's name to "                        ".

        The board of directors has submitted this proposal to stockholders of FairMarket due to the proposed sale of substantially all of our operating assets to eBay, including the rights to the name "FairMarket". For more information with regard to the asset sale, see the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Our Assets". The board of directors believes the name                        should be adopted to better reflect the Company's corporate structure and business plan following consummation of the asset sale to eBay.

        A copy of the certificate of amendment effecting the amendment is attached as Annex D to this proxy statement. If approved by FairMarket's stockholders, the change in our name will become effective upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware. The board of directors intends to file the certificate of amendment as soon as practicable after stockholder approval is obtained, subject to the consummation of the asset sale to eBay. In the event that the asset sale to eBay is not consummated, the board of directors has reserved the right to abandon the amendment and retain the name "FairMarket, Inc." Because Proposal 2 is only relevant if Proposal 1 is approved, the approval of Proposal 2 necessitates the approval of Proposal 1.

        The name change will not affect the validity of currently outstanding stock certificates. FairMarket's current stockholders will not be required to surrender or exchange any stock certificates that they now hold and should not send such certificates to us or our transfer agent for exchange.

        The Delaware General Corporation Law does not offer stockholders appraisal rights in connection with a change of the corporate name.

        The proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the amendment, as of the record date. Holders of FairMarket's common stock and series B preferred stock, voting on an as-converted basis, will be entitled to vote together on Proposal 2 as a single class. Each share of series B preferred stock is convertible into one share of common stock. eBay, holder of 100% of the outstanding shares of our series B preferred stock on the record date (which constitutes as of the record date approximately 3% of our outstanding common stock on an as-converted basis), has agreed under the asset purchase agreement to vote in favor of Proposal 2.

        The board of directors of FairMarket deems the approval of the amendment to our certificate of incorporation to be in the best interests of FairMarket and its stockholders and unanimously recommends a vote FOR the amendment to the Company's amended and restated certificate of incorporation.

PROPOSAL 3

ELECTION OF TWO CLASS III DIRECTORS

        The number of directors making up FairMarket's board of directors is currently fixed at six and we currently have five directors serving. Our board is divided into three classes, consisting of two Class I directors, whose terms of office continue until the 2004 annual meeting of stockholders, two Class II directors, whose terms of office expire at the 2005 annual meeting of stockholders, and two Class III directors, whose terms of office continue until the special meeting. Pursuant to a settlement agreement entered into on June 20, 2003 with Lloyd I. Miller, III and entities affiliated with him, FairMarket agreed to expand the board from five to six members. This additional directorship, designated as a Class III director, is presently vacant. See the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Our Assets—Other Agreements Related to the Asset Sale?Settlement Agreement" for a detailed description of the settlement agreement. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. At the special meeting, two Class III directors will be elected to serve until the 2006 annual meeting of stockholders or until such director's successor is duly elected and qualified.

        Our board of directors has nominated Shikhar Ghosh and Lloyd I. Miller, III to serve as the two Class III directors. Mr. Ghosh is currently serving as the Class III director of FairMarket. Mr. Miller has been nominated to serve as a Class III director in accordance with the terms of a settlement agreement he has entered into with FairMarket pursuant to which Mr. Miller agreed, among other things, to withdraw his separate nominations contesting the election of directors. See the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Our Assets—Other Agreements Related to the Asset Sale—Settlement Agreement". Our board of directors anticipates that each of its nominees will serve, if elected, as a director. However, if any person nominated by our board of directors is unable to accept election, proxies will be voted for the election of such other person or persons as our board of directors may recommend.

        Vote Required.    The affirmative vote of a plurality of the total votes represented by the outstanding shares of common stock and series B preferred stock present in person or represented by proxy and entitled to vote at the special meeting is required for the election of a director. Votes may be cast for or withheld from any nominee. Votes cast for a nominee will count as "yes votes." Abstentions and broker non-votes will be excluded entirely from the vote and will have no effect. eBay, holder of 100% of our series B preferred stock on the record date (which constitutes as of the record date approximately 3% of our outstanding common stock on an as-converted basis), has agreed under the asset purchase agreement and a previously executed voting and standstill agreement to vote for each of Mr. Ghosh and Mr. Miller as Class III directors. In addition, Mr. Miller and certain related entities, who collectively beneficially owned 13.8% of our common stock on the record date, agreed under a settlement agreement to vote for each of Mr. Ghosh and Mr. Miller as Class III directors.

        Recommendation.    The board of directors of FairMarket unanimously recommends a vote FOR its nominees, Shikhar Ghosh and Lloyd I. Miller, III. Proxies solicited by the board will be voted for these nominees unless instructions to withhold or to the contrary are given.

  Information Regarding the Nominees and Other Directors

        The following biographical descriptions contain information with respect to the nominees for election as Class III directors at the special meeting and each director who is not up for election, based on information furnished to FairMarket by each director.

  Nominees for Election as Class III Directors for a Three-year Term Expiring at the 2006 Annual Meeting of Stockholders

        Shikhar Ghosh, age 45, was elected as a director of FairMarket on January 11, 2002. Mr. Ghosh was a founding team member of Verilytics, Inc. (formerly iBelong) and has served as the Chairman of the Board, President and Chief Executive Officer of Verilytics since November 1998. Mr. Ghosh was a founder of Open Market, Inc., where he served as Chairman of the Board from December 1995 to December 2000 and as President and Chief Executive Officer from June 1994 to December 1995. Before founding Open Market, Mr. Ghosh served as Vice President of EDS Communications Industry Group, a systems integration corporation, from 1991 to 1993. Before that, Mr. Ghosh served as CEO of Appex Corporation, an information services and software company that provides software to the wireless industry, and a partner in the Boston Consulting Group, a strategic consulting firm. Mr. Ghosh earned an M.B.A. from Harvard Business School and an undergraduate degree from the University of Bombay, India.

        Lloyd I. Miller, III, age 49, is a registered investment advisor and has been a member of the Chicago Board of Trade since 1978 and a member of the Chicago Stock Exchange since 1996. Mr. Miller graduated from Brown University in 1977 with a Bachelor's Degree. Mr. Miller is currently a director of Stamps.com, American BankNote Corp, Celeritek, Inc. and Aldila, Inc. Mr. Miller's principal occupation is investing assets held by Mr. Miller on his own behalf and on behalf of his family.

  Incumbent Class I Directors—Term Expires 2004

        Nanda Krish, age 42, was elected as President and Chief Executive Officer of FairMarket on January 17, 2002, after having served as Interim Chief Executive Officer of FairMarket from July 2001. Mr. Krish has served as a director of FairMarket since April 1997. Mr. Krish has extensive professional experience in general management, sales and marketing and business development at private and public companies in multinational environments. Prior to joining FairMarket, Mr. Krish was co-founder and an operating officer of Verilytics, Inc. (formerly iBelong), a software company that focused on the e-analytics market, from November 1998 to June 2001. At Verilytics, Mr. Krish's overall responsibility for revenues included direct sales, indirect sales and professional services worldwide. Mr. Krish joined Verilytics from Open Market, Inc., where from 1995 until November 1998, he was a member of the senior management team and played an instrumental role in that company's growth from start-up to a leading market provider of Internet commerce software. As Vice President of Corporate Development at Open Market, Mr. Krish helped revenue growth within strategic accounts such as BT, Sprint and UPS, led the company's European expansion and oversaw three merger and acquisition activities. Mr. Krish is a graduate of BU/India with a Bachelor of Science degree in Engineering. Mr. Krish came to the U.S. to join graduate studies at the New Jersey Institute of Technology/Rutgers University, where he graduated with dual masters degrees in computer and information services, and management engineering.

        Thomas J. Litle, IV, age 62, was elected as a director of FairMarket on January 11, 2002. Mr. Litle is the founder of Litle & Company and has served as Chairman and Chief Executive Officer of that company since its founding in 1985. From 1985 to 1995, Litle & Company was a provider of information sharing, payment processing and electronic network services for the direct marketing industry. In 1995, the operating business of Litle & Company was sold to First USA. Since that time, Litle & Company has managed various investments, primarily in the direct marketing industry. In August 2001, Litle & Company again became a provider of value added payment transaction services to direct marketers. From 1995 to June 2001, Mr. Litle was Chairman of OrderTrust, Inc., which provided services to direct marketers, retailers and loyalty program providers. From January to June 2001, Mr. Litle served as the Interim CEO of OrderTrust, Inc. Mr. Litle is also a director of The J. Jill

Group, Inc. Mr. Litle earned an M.B.A. from Harvard Business School and a Bachelor of Science degree from the California Institute of Technology.

  Incumbent Class II Directors—Term Expires 2005

        Rory J. Cowan, age 50, was elected as a director of FairMarket in March 2001. Mr. Cowan is the founder of Lionbridge Technologies, Inc., a provider of globalization products and services for worldwide deployment of technology and information-based products, where he has served as Chairman of the Board and Chief Executive Officer since September 1996. From September 1996 to March 2000, Mr. Cowan also served as President of Lionbridge. Before founding Lionbridge, Mr. Cowan served as Chief Executive Officer of Interleaf, Inc., a document automation software services company from October 1996 to January 1997. From May 1995 to June 1996, Mr. Cowan served as Chief Executive Officer of Stream International, Inc., a software and services provider and a division of R.R. Donnelley & Sons, a provider of commercial print and print-related services. Mr. Cowan joined R.R. Donnelley in 1988 and served most recently as Executive Vice President from 1991 to June 1996. Before joining R.R. Donnelley, Mr. Cowan was founder of CSA Press of Hudson, Mass., a software duplication firm, and held positions at Compugraphic Corporation, an automated publishing hardware firm. Mr. Cowan is a graduate of Harvard University and Harvard Business School.

        Joseph R. Wright, Jr., age 64, has served as a director of FairMarket since May 8, 2002. Mr. Wright is President, Chief Executive Officer and Director of PanAmSat Corporation, one of the world's largest providers of global satellite-based communications services, servicing news organizations, telecommunications companies, DirecTV services, Internet networks and others around the globe. In the six years prior to this position, Mr. Wright was Vice Chairman of Terremark Worldwide Inc., a public company that develops and operates Network Access Point (NAP) centers in the U.S. and Brazil. Mr. Wright was also Chairman and Director of GRC International, Inc., a public company providing advanced IT, Internet, and software systems technologies to government and commercial customers, which was sold to AT&T. He was also Co-Chairman and Director of Baker & Taylor Holdings, Inc., an international book/video/software distribution and e-commerce company that is majority owned by the Carlyle Group. From 1989 to 1994, Mr. Wright was Executive Vice President, Vice Chairman and Director of W.R. Grace & Co., Chairman of Grace Energy Company, and President of Grace Environmental Company. Mr. Wright was Deputy Director and Director of the Federal Office of Management and Budget and a member of the President's Cabinet during the Reagan Administration from 1982 to 1989 and Deputy Secretary of the Department of Commerce from 1981 to 1982. He previously held positions as President of two of Citibank's subsidiaries, as a partner of Booze Allen and Hamilton and in various management/economic positions in the Federal Departments of Commerce and Agriculture. In addition, Mr. Wright is the Chairman of the Advisory Board of Barington Companies Equity Partners, L.P., and serves on the Board of Directors/Advisors of Terremark Worldwide Inc., Titan Corporation, Baker & Taylor, Verso Technologies Inc., Proxim Corporation, musicmaker.com, Inc. and the AT&T Washington Advisory Board. Mr. Wright graduated from Yale University with a Master's Degree in Industrial Administration and from Colorado School of Mines with a Professional Engineering Degree.

  Board Meetings and Committees

        Board of Directors.    Our board of directors met 18 times and acted by written consent in lieu of a meeting on one occasion during 2002. Each of the directors other than Scott T. Randall, who resigned as a director effective as of February 25, 2003, attended 75% or more of the aggregate of (1) the total number of meetings of the board of directors during 2002 (held during the period such person served as a director) and (2) the total number of meetings held by all committees of the board of directors on which such director served during 2002 (held during the period such person served as a director).

        Audit Committee.    The Audit Committee is currently composed solely of independent directors as defined and required by Nasdaq. The Audit Committee assists the board of directors in general oversight and monitoring of management's and the independent auditor's participation in FairMarket's financial reporting process and of FairMarket's procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of FairMarket's financial statements and the independence and performance of FairMarket's independent auditor. The Audit Committee has adopted a written charter to govern its operation. During 2002, the Audit Committee consisted of: Messrs. Cowan, Ghosh and Litle. This Committee held five meetings during 2002.

        Compensation Committee.    The Compensation Committee is responsible for reviewing and recommending to the board of directors the amount and type of consideration to be paid to senior management, administering our stock option and employee stock purchase plans and establishing and reviewing general policies relating to compensation and benefits of employees. During 2002, the Compensation Committee consisted of: Messrs. Cowan, Ghosh and Litle. This Committee held six meetings and acted by written consent in lieu of a meeting on four occasions during 2002.

        Nominating Committee.    The Nominating Committee recommends to the Board of Directors candidates for membership on the board of directors. The Nominating Committee will consider nominees recommended by stockholders, but only if such recommendations are received by FairMarket not more than 120 days and not less than 90 days prior to the anniversary date of the previous annual meeting and if such other requirements as are specified in the By-laws are followed. The Nominating Committee currently consists of Messrs. Krish and Litle. The Nominating Committee did not meet during 2002.

        Special Committee.    The special committee of the board of directors was formed as of December 9, 2002 in accordance with the Delaware General Corporation Law and FairMarket's amended and restated by-laws for the purpose of considering and evaluating third party proposals relating to strategic transactions involving FairMarket. The special committee initially consisted of Messrs. Ghosh, Litle and Wright. Mr. Ghosh subsequently recused himself from service on the special committee because of potential conflicts of interest relating to a third party proposal relating to a strategic transaction. The special committee met twice during 2002.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

        The following table shows the amount of capital stock of FairMarket beneficially owned as of June 30, 2003 by:

  •
  each director and nominee for director;

  •
  each person who served as Chief Executive Officer during 2002, and each other executive officer serving as such as of December 31, 2002, other than the Chief Executive Officer, whose total annual salary and bonus for the fiscal year exceeded $100,000 (the Named Executive Officers);

  •
  all directors and executive officers of FairMarket as a group; and

  •
  each person known by FairMarket to beneficially own more than 5% of our outstanding common stock or series B preferred stock.

        Beneficial ownership includes shares that are directly owned or jointly owned, as well as shares over which the individual or entity has sole or shared investment or voting authority. Beneficial ownership also includes shares that the individual or entity has the right to acquire through the exercise of options or warrants or any other right) within 60 days after June 30, 2003. Each share of series B preferred stock is convertible initially into one share of common stock. Unless otherwise indicated, the address for the directors and executive officers of FairMarket listed in the table below is c/o FairMarket, Inc., 500 Unicorn Park Drive, Woburn, Massachusetts 01801.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock:
Directors and Executive Officers
Matthew Ackley	125,200	(2)	*
Nanda Krish	662,325	(3)	2.4%
Janet Smith	175,000	(4)	*
David George	0		*
Rory J. Cowan	88,334	(5)	*
Shikhar Ghosh	25,000	(6)	*
Thomas J. Litle, IV	25,000	(7)	*
Joseph R. Wright, Jr.	25,000	(8)(9)	*
All directors and executive officers as a group (8 persons)	1,125,859	(10)	4.1%
Other 5% Beneficial Owners
JHC Investment Partners, LLC c/o Barington Capital Group, L.P. 888 Seventh Avenue, 17th Floor New York, NY 10019	3,504,500	(11)	13.1%
Lloyd I. Miller, III 4550 Gordon Drive Naples, FL 34102	3,688,015	(12)	13.8%
Ticketmaster 3701 Wilshire Boulevard Los Angeles, CA 90010	2,225,000	(13)	8.3%

Series B Preferred Stock:
eBay Inc. 2145 Hamilton Avenue San Jose, CA 95125	952,380	100%

*
Less than 1%

(1)
The number of shares and percentages have been determined as of June 30, 2003 in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. At that date, a total of 26,722,612 shares of common stock and 952,380 shares of series B preferred stock were outstanding. The total number of shares of stock outstanding used in calculating the percentage ownership of a beneficial owner assumes that all options and warrants to acquire shares of FairMarket's stock held by such beneficial owner (but not those held by any other person) that were exercisable on, or become exercisable within 60 days of, June 30, 2003 are exercised.

(2)
Includes 15,000 shares of common stock issuable upon the exercise of options.

(3)
Includes 603,625 shares of common stock issuable upon the exercise of options.

(4)
Consists of 175,000 shares of common stock issuable upon the exercise of options.

(5)
Consists of 88,334 shares of common stock issuable upon the exercise of options.

(6)
Consists of 25,000 shares of common stock issuable upon the exercise of options.

(7)
Consists of 25,000 shares of common stock issuable upon the exercise of options.

(8)
Consists of 25,000 shares of common stock issuable upon the exercise of options.

(9)
Mr. Wright is a member of the Board of Directors of musicmaker.com, Inc., which directly owns 500 shares of common stock, and is the Chairman of the Advisory Board of Barington Companies Equity Partners, L.P. ("Barington"), which directly owns 18,000 shares of common stock. Both musicmaker.com, Inc. and Barington are members of JHC Investment Partners, LLC, which holds in the aggregate a total of 3,504,500 shares of common stock, as noted above under "Other 5% Beneficial Owners."

(10)
Includes 956,959 shares of common stock issuable upon the exercise of options.

(11)
This information is based on a Schedule 13D, as amended, filed by JHC Investment Partners, LLC, musicmaker.com, Jewelcor Management, Inc. and Barington Companies Equity Partners, L.P. with the Securities and Exchange Commission on March 7, 2002 and that certain voting agreement entered into by each of JHC Investment Partners, LLC and Barington Companies Equity Partners, L.P. with eBay. See the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Our Assets—Other Agreements Related to the Asset Sale—Voting Agreements" for a detailed description of this voting agreement.

(12)
This information is based on a Schedule 13D/A, as amended, filed by Mr. Miller with the Securities and Exchange Commission on July 1, 2003 and a voting agreement entered into by Mr. Miller and related entities with eBay on June 20, 2003. See the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Our Assets—Other Agreements Relating to the Asset Sale—Voting Agreements" for a detailed description of this voting agreement. According to such Schedule 13D/A, and voting agreement, such shares include shares held by various related trusts and other entities affiliated with Mr. Miller and consist of: 2,303,547 shares as to which Mr. Miller has sole voting power; 1,847,293 shares as to which Mr. Miller has sole dispositive power; 1,384,441 shares as to which Mr. Miller has shared voting power; and 1,840,695 shares as to which Mr. Miller has shared dispositive power. Mr. Miller is a nominee for director of the Company.

(13)
This information is based on a Schedule 13D filed by Ticketmaster (formerly Ticketmaster Online-CitySearch, Inc.) with the Securities and Exchange Commission on June 25, 2003.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  Director Compensation

        For 2002, the one director who is a FairMarket employee received no compensation for his services as director. Each non-employee director received a cash retainer of $35,000 and also received reimbursement for out-of-pocket expenses incurred in connection with attending board and committee meetings. Non-employee directors are eligible to participate in FairMarket's 2000 Stock Option and Incentive Plan at the discretion of the full board of directors. Non-employee directors typically are granted an option to purchase 75,000 shares, which has an exercise price equal to the fair market value of our common stock on the date of grant and which vests in three equal annual installments, in connection with their initial election to the board. During 2002, each of Mr. Ghosh, Mr. Litle and Mr. Wright were granted an option to purchase 75,000 shares of common stock on such terms upon their initial election as directors. In July 2002, in consideration of additional board of director services performed by Mr. Cowan, the board of directors granted Mr. Cowan an additional option to purchase 10,000 shares of common stock, which vests in three equal annual installments, at an exercise price of $1.32 per share, the fair market value of the common stock on the date of grant.

  Executive Compensation

Summary Compensation Table

        The following table provides information as to compensation paid by FairMarket for the fiscal years ended December 31, 2000, 2001 and 2002 to each of the Named Executive Officers.

Compensation Awards
Annual Compensation
Name and Principal Position						Long-term Restricted Stock Awards	Number of Options
	Year	Salary		Bonus
Nanda Krish(1) President & Chief Executive Officer	2002 2001	$ $	279,220 156,182	$ $	93,750 50,000	— —	775,000 288,000
Janet Smith(2) Chief Financial Officer, Treasurer & Secretary	2002 2001	$ $	175,000 171,648	$ $	32,157 108,362	— —	— 380,000
Matthew Ackley Vice President, Corporate Development	2002 2001 2000	$ $ $	150,000 150,000 129,615	$ $ $	26,563 14,063 9,375	— — —	— 130,000 15,000

(1)
Mr. Krish was elected as Interim Chief Executive Officer in July 2001 and as President and Chief Executive Officer in January 2002. Prior to his election as Interim Chief Executive Officer Mr. Krish received payments in his former capacity as non-employee director, are described under the section above entitled "?Director Compensation."

(2)
Ms. Smith was elected as Chief Financial Officer and Treasurer in January 2001, and as Secretary in July 2002. Ms. Smith also served as Interim President from May 2001 to January 2002.

  Option Grants in Fiscal Year 2002

        The following table provides certain information with respect to stock options granted by FairMarket during 2002 to each of the Named Executive Officers.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
		Percent of Total Options Granted to Employees in Fiscal Year
Name	Options Granted(1)		Exercise Price Per Share(3)	Expiration Date(1)
					5%	10%
Nanda Krish(2)	775,000	54.5%	$1.36	1/17/12	$662,855	$1,679,805
Janet Smith(5)	0	0%	N/A	N/A	N/A	N/A
Matthew Ackley(5)	0	0%	N/A	N/A	N/A	N/A

(1)
All of the options listed in this table were granted under FairMarket's 2000 Stock Option and Incentive Plan, which provides that upon certain "sale events" involving FairMarket, if provision is not made for appropriate substitution or adjustment of outstanding stock options, the options will automatically become fully vested. The vesting of the options held by Messrs. Ackley and Krish and Ms. Smith (other than options granted in 2001) is also subject to acceleration under the agreements described under the section below entitled "—Severance and Change of Control Agreements".

(2)
All options vest quarterly over four years at the rate of 6.25% per quarter from the date of grant.

(3)
The exercise price is equal to the fair market price on the date of grant.

(4)
Potential Realizable Value is the value of the granted options, based on the assumed annual growth rates of the share price shown during the option term. These potential realizable values are listed to comply with the regulations of the SEC, and FairMarket cannot predict whether these values will be achieved. Actual gains, if any, on stock option exercises are dependent on the future performance of FairMarket's common stock.

(5)
Mr. Ackley and Ms. Smith did not receive stock options in 2002.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2002 AND YEAR-END OPTION VALUES

        The following table sets forth the number of shares of our common stock covered by all stock options held by the Named Executive Officers as of December 31, 2002. None of the Named Executive Officers exercised any stock options during 2002. The value of unexercised in-the-money options is based on the closing price of our common stock as reported by Nasdaq on December 31, 2002, minus the exercise price, multiplied by the number of shares underlying the options.

	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Outstanding In-the-Money Options at December 31, 2002
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Nanda Krish	408,313	839,688	$141,408	$258,222
Janet Smith	137,500	242,500	$37,594	$69,806
Matthew Ackley	141,250	143,750	$181,013	$69,788

Severance and Change of Control Agreements

        Severance Agreements.    In January 2002, FairMarket entered into a severance agreement with Mr. Krish (as amended in July 2003) which provides that if Mr. Krish's employment with FairMarket is terminated other than "for cause" (as defined in that severance agreement) or if he terminates his employment with FairMarket for "good reason" (as defined in that severance agreement) during the one-year period following the occurrence of a "change of control" (as defined in that severance agreement), then (1) all outstanding options held by him (including those listed above under "Option Grants in Fiscal Year 2002" and all other options granted to him to date) will accelerate in full upon such termination and (2) FairMarket will pay him a lump-sum cash amount equal to one year of his base salary plus one year's target bonus. This agreement also provides that if Mr. Krish's employment with FairMarket is terminated other than "for cause" or if he terminates his employment with FairMarket for "good reason," in each case other than during the one-year period following the occurrence of a "change of control," then all outstanding options held by him (including those listed above under "Options Grants in Fiscal Year 2002" other than the option granted to him in August 2001) will accelerate by one year and FairMarket will continue to pay him his base salary for twelve months following his termination date.

        FairMarket and each of Mr. Ackley and Ms. Smith are parties to an amended severance agreements dated as of October 11, 2001. Ms. Smith's agreement was further amended in July 2003. These agreements provide that if the officer's employment with FairMarket is terminated other than "for cause" (as defined in the severance agreements) or if the officer terminates their employment with FairMarket for "good reason" (as defined in the severance agreements) during the two-year period following the occurrence of a "change of control" (as defined in the severance agreements), then (1) all outstanding options held by that person other than the options granted in August 2001 will accelerate in full upon such termination and (2) FairMarket will pay that person a lump-sum cash amount equal to the greater of (a) the sum of that person's annual base salary as of the termination date plus their target bonus (defined as 25% of that person's annual base salary), or (b) the sum of the base salary paid or payable to that person during the 12 months preceding the termination date plus the total of the bonuses paid to or payable to that person with respect to the preceding four quarters. The agreement with Ms. Smith also provides that if her employment with FairMarket is terminated other than "for cause" or she terminates her employment with FairMarket for "good reason," in each case other than during the two-year period following the occurrence of a "change of control," then (1) all outstanding options held by her other than the option granted to her in August 2001 will accelerate by one year and (2) FairMarket will continue to pay Ms. Smith her base salary for nine months following her termination date.

        In June 2003, FairMarket entered into a severance agreement with David George which provides that if Mr. George's employment with FairMarket is terminated other than "for cause" (as defined in that severance agreement) or if he terminates his employment with FairMarket for "good reason" (as defined in that severance agreement) during the two-year period following the occurrence of a "change of control" (as defined in that severance agreement), then (1) all outstanding options held by him will accelerate in full upon such termination and (2) FairMarket will pay him a lump-sum cash amount equal to six months of his base salary, plus $37,500. This agreement also provides that if Mr. George's employment with FairMarket is terminated other than "for cause" or if he terminates his employment with FairMarket for "good reason," in each case before February 3, 2004, but other than during the two-year period following the occurrence of a "change of control," then all outstanding options held by him will accelerate by one year and FairMarket will continue to pay him his base salary for three months following his termination date.

        Each of the agreements described also prohibits the executive from competing with FairMarket and its affiliates or soliciting any employee of FairMarket or its affiliates for a period of one year following termination of the executive's employment with FairMarket.

Report of the Compensation Committee of the Board Of Directors on Executive Compensation

        The Compensation Committee is responsible for reviewing and recommending to the board of directors the amount and type of consideration to be paid to senior management, administering FairMarket's stock option and employee stock purchase plans and establishing and reviewing general policies relating to compensation and benefits of employees. During 2002, the Compensation Committee consisted of Messrs. Cowan, Ghosh and Litle. Mr. Krish did not participate in deliberations by the board or the Compensation Committee regarding his individual compensation for 2002.

        The goals of FairMarket's compensation program are to align compensation with business objectives and performance, to enable FairMarket to attract, retain and reward executive officers and other employees who contribute to FairMarket's long-term success and to motivate those officers and employees to enhance long-term stockholder value. The compensation of FairMarket's officers and employees consists of an annual base salary, short-term performance incentives in the form of cash bonuses and long-term performance incentives in the form of stock options. FairMarket has in the past and continues to emphasize the award of stock options in its executive compensation policy and believes that in the highly competitive, evolving markets in which FairMarket operates, equity-based compensation provides the greatest incentive for outstanding executive performance and encourages the greatest alignment of management and stockholder long-term interests.

        Base Salary.    The initial annual base salary for executive officers hired by FairMarket during 2002 was reviewed and approved by the Board of Directors. When reviewing those base salaries, the Board has considered level of responsibility, breadth of knowledge and prior experience as well as publicly available compensation information and informal survey information obtained by FairMarket's management with respect to other companies in the Internet industry. The relative importance of these factors varies, depending on the particular individual whose salary is being reviewed. The Board has not determined it necessary to specifically analyze compensation levels at companies included in the index below the caption "Performance Graph." For 2002, in light of economic conditions, the Compensation Committee determined not to effect any salary increase for any executive officers for that year.

        Bonuses.    During 2002, FairMarket's executive officers were eligible to receive a quarterly cash bonus of up to a specified percentage of their quarterly base salary based on the extent to which business and individual performance objectives, approved by the Board of Directors for each such person, were achieved. These objectives consisted of operating, strategic and/or financial goals that are considered to be important to FairMarket's fundamental long-term goal of building stockholder value. Cash bonuses were paid to executive officers for the four quarters of 2002, based on the extent to which officers achieved their objectives, as approved by the Compensation Committee. In addition, Mr. Krish was paid a cash bonus of $50,000 in March 2002 in connection with his service as Interim Chief Executive Officer from July 2001 to January 2002.

        Stock Options.    FairMarket's equity incentive plans are designed to provide its employees with an opportunity to share, along with its stockholders, in FairMarket's long-term performance. Initial grants of stock options are generally made to employees upon commencement of employment, with additional grants being made to certain employees following a significant change in job responsibility, scope or title. Options granted under FairMarket's standard stock option program generally vest over a four-year period and expire 10 years from the date of grant. The exercise price of the options is usually 100% of the fair market value of FairMarket's common stock on the date of grant.

        The number of shares of FairMarket's common stock covered by options granted to new employees other than executive officers is generally determined based on a schedule of option grant ranges for each job level, as approved by the board of directors. These ranges take into account publicly available compensation information and informal survey information obtained by FairMarket's management with respect to other companies in the Internet industry. The number of shares of

FairMarket's common stock covered by options granted to new executive officers is determined on an individual basis taking into account the same factors as are considered in establishing the officers' initial base salary, as described above. Follow-on option grants to employees are based upon a number of factors, including performance of the individual, job level, potential and past option grants.

        Compensation of the Chief Executive Officer.    Effective January 17, 2002, the board of directors elected Nanda Krish as President and Chief Executive Officer of FairMarket. Mr. Krish's initial annual base salary was set at $300,000 per year and Mr. Krish was eligible to receive an annual bonus based on performance measures. For 2002, the target annual bonus was equal to 50% of the annualized base salary, with a minimum equal to 25% and a maximum equal to 100% of the annualized base salary. The actual bonus amount was subject to the board of directors assessment of Mr. Krish's performance which included objectives that consisted of operating, strategic and/or financial goals that are considered to be important to FairMarket's fundamental long-term goal of building stockholder value. For 2002, Mr. Krish was paid $143,750, including $50,000 bonus for objectives achieved while serving as interim Chief Executive Officer during 2001. As described above under "Stock Options," in January 2002 the Compensation Committee also granted Mr. Krish an option to purchase 775,000 shares, at an exercise price of $1.36 per share that vest quarterly over four years, under the executive incentive option program. The salary level, targeted bonus and stock options granted to Mr. Krish were determined by the board based on a study by independent compensation consultants.

        Deductibility of Executive Compensation.    Compensation payments in excess of $1 million to the chief executive officer or the other four most highly compensated executive officers are subject to a limitation on deductibility for FairMarket under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The Compensation Committee does not expect cash compensation in 2003 to its chief executive officer or any other executive officer to be in excess of $1 million. FairMarket intends to maintain qualification of its applicable stock option plans for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

BOARD OF DIRECTORS and COMPENSATION COMMITTEE
Rory J. Cowan Shikhar Ghosh Thomas J. Litle, IV

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        For the year ended December 31, 2002, FairMarket's executive compensation program was administered by either the full board of directors or the Compensation Committee. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

CERTAIN RELATIONSHIPS WITH RELATED PARTIES

        In February, 2002, FairMarket entered into a three-year commerce services agreement with eBay, the beneficial owner of all of our outstanding shares of series B preferred stock, under which FairMarket provided the private-label promotional technology platform behind a Burger King Corporation online loyalty program. This agreement provided for the payment by eBay to FairMarket of an implementation fee, certain professional services fees and quarterly application fees. Under this agreement, during the fiscal year ended December 31, 2002, eBay paid FairMarket a total of $752,993 for implementation, application and professional services fees. This agreement was subject to a one-year extension and to early termination in certain events, including any termination of the related agreement between eBay and Burger King. This agreement was terminated in November 2002.

        In April 2002, FairMarket entered into an exclusive promotional agreement with eBay, the beneficial owner of all of our outstanding shares of series B preferred stock, under which FairMarket agreed to run points-based loyalty marketing programs for third parties offered by eBay using its technology platform. Pursuant to this arrangement, eBay agreed to lead the sales and marketing efforts of these loyalty marketing programs and FairMarket agreed to provide its technology platform, services and expertise. The loyalty programs are designed to drive off-line sales by rewarding customers for product purchases or other activities, and points earned may be redeemed in online auctions for prizes, items or events.

        In 2002, FairMarket recognized insignificant revenues from loyalty marketing programs developed through this promotional agreement; however, revenues attributable to these programs in excess of $1 million have been recognized by FairMarket during the first two quarters of 2003.

        On May 17, 2002, FairMarket issued and sold 952,380 shares of its series B preferred stock to eBay for an aggregate purchase price of $2.0 million. In connection with the preferred stock sale, we granted eBay certain registration rights with respect to common stock issuable upon conversion of the series B preferred stock. In the event of any liquidation, dissolution or winding up of FairMarket, eBay is entitled to elect to receive in preference to the holders of FairMarket common stock a per share amount equal to $2.10 plus all accrued and unpaid dividends and, if such election is made, is entitled to participate on a pro rata basis with the holders of FairMarket common stock in the distribution of the remaining assets of FairMarket with the series B preferred stock treated on an as-converted basis. eBay may, at its election, treat any merger, acquisition, sale of voting control or other sale of substantially all of the assets of FairMarket as a liquidation.

        On June 20, 2003, FairMarket entered into an asset purchase agreement with eBay pursuant to which eBay will purchase substantially all of our operating assets for a purchase price of $4.5 million. For further discussion with respect to the asset purchase agreement, see the section of this proxy statement entitled "Proposal 1—Sale of Substantially All of Our Assets."

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires FairMarket's executive officers and directors and persons who beneficially own more than 10% of FairMarket's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies to FairMarket.

        Based upon a review of the reports furnished to FairMarket and representations made to FairMarket by its officers and directors and certain 10% beneficial owners, FairMarket believes that, during the fiscal year ended December 31, 2002, all reports required by Section 16(a) to be filed by its officers and directors and 10% beneficial owners were filed on a timely basis.

AUDIT COMMITTEE REPORT

        The Audit Committee of our board of directors is currently composed solely of independent directors as defined and required by Nasdaq. The Audit Committee assists the board of directors in general oversight and monitoring of management's and the independent auditor's participation in FairMarket's financial reporting process and of FairMarket's procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of FairMarket's financial statements and the independence and performance of FairMarket's independent auditor. The Audit Committee has adopted a written charter to govern its operation. The Audit Committee held five meetings during 2002.

        While the Audit Committee oversees FairMarket's financial reporting process for the board of directors consistent with its charter, management has primary responsibility for this process including FairMarket's system of internal controls, and for the preparation of FairMarket's consolidated financial statements in accordance with generally accepted accounting principles. In addition, FairMarket's independent auditors and not the Audit Committee are responsible for examining and auditing those financial statements and to issue a report thereon. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of FairMarket, may not be employees of FairMarket and may not be, or represent themselves to be or serve as, accountants or auditors by profession or experts in the field of accounting or auditing.

Report of the Audit Committee

        The following is a report of the Audit Committee of FairMarket's board of directors with respect to FairMarket's audited financial statements for the year ended December 31, 2002.

        In connection with its function of overseeing and monitoring the financial reporting process, the Audit Committee has, among other things, done the following:

  •
  reviewed and discussed FairMarket's audited financial statements for the year ended December 31, 2002 with FairMarket's management and PricewaterhouseCoopers LLP, FairMarket's independent auditors;

  •
  discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees", as amended by the Statement on Auditing Standards No. 90 "Audit Committee Communications"; and

  •
  received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard No. 1, "Independence Discussions with Audit Committees," and discussed with PricewaterhouseCoopers LLP their independence from FairMarket.

        Based upon the foregoing, the Audit Committee recommended to the board of directors that the audited financial statements referred to above be included in FairMarket's Annual Report on

Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Rory J. Cowan Shikhar Ghosh (Chairman) Thomas J. Litle, IV

        The foregoing report should not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, by any general statement incorporating by reference this proxy statement except to the extent that FairMarket specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

PERFORMANCE GRAPH

        The graph below compares the cumulative total stockholder return on FairMarket's common stock with the cumulative total return of (1) the Nasdaq Stock Market Index (U.S.) (the "Nasdaq Index"), (2) the JP Morgan H&Q Internet 100 Index through December 31, 2001 and (3) the RDG Internet. The graph assumes that $100 was invested in each of our common stock, the Nasdaq Index, the JP Morgan H&Q Internet 100 Index and the RDG Internet group on March 14, 2000 (the date on which our common stock was first publicly traded) and reflects the return through December 31, 2002, and assumes the reinvestment of dividends, if any. The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, possible future performance of FairMarket's common stock. We replaced the JP Morgan H&Q Index used in the graph below with the RDG Internet group because the JP Morgan H&Q Index ceased publication on December 31, 2001.

	3/14/00	12/00	12/01	12/02
FairMarket, Inc.	$100.00	$8.82	$6.59	$9.47
Nasdaq Stock Market (U.S.)	$100.00	$52.49	$41.65	$28.79
JP Morgan H & Q Interest 100	$100.00	$32.28	$20.77
RDG Internet	$100.00	$56.25	$34.74	$22.91

RECENT DEVELOPMENTS

        On February 14, 2003, Lloyd I. Miller, III filed an amended Schedule 13D with the Securities and Exchange Commission, including a letter addressed to FairMarket's Secretary, in which he stated his intention to solicit proxies to elect himself (and, if two directors were to be elected to serve at the meeting, Raymond L. Steele), as directors at FairMarket's 2003 annual meeting of stockholders, in opposition to the director(s) nominated by FairMarket's board of directors. Mr. Miller subsequently filed a proxy statement on Schedule 14A with the Securities and Exchange Commission soliciting support of his nominees for director(s) of FairMarket. On June 20, 2003, FairMarket and Mr. Miller (along with certain related entities) entered into a settlement agreement pursuant to which FairMarket expanded the size of its board of directors from five to six members and agreed to nominate Mr. Miller, together with FairMarket's existing Class III director, Shikhar Ghosh, for election as Class III directors to serve until FairMarket's 2006 annual meeting of stockholders. In return, Mr. Miller and the other Miller entities agreed not to engage in a proxy contest at the special meeting. Mr. Miller and the other Miller entities further agreed to vote in favor of Mr. Ghosh and Mr. Miller and in favor of the sale of assets to eBay at the special meeting. In addition, Mr. Miller and the other Miller entities agreed not to take certain specified actions with respect to its ownership of FairMarket common stock until 10 days after the special meeting. In connection with the settlement agreement, FairMarket agreed to reimburse Mr. Miller and the other Miller entities for up to $90,000 in related expenses. FairMarket has entered into the Settlement Agreement in order to avoid the expense and diversion of management attention that would have been required to defend against a proxy contest.

INDEPENDENT AUDITORS

        Our board of directors has selected the firm of PricewaterhouseCoopers LLP as the independent auditors of FairMarket for the year ending December 31, 2003. A representative of PricewaterhouseCoopers LLP is expected to be present at the special meeting and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

        Audit Fees.    The total fees billed by PricewaterhouseCoopers LLP for professional services for the audit of FairMarket's annual consolidated financial statements for the year ended December 31, 2002 and the review of the consolidated financial statements included in FairMarket's Quarterly Reports on Form 10-Q filed during the year ended December 31, 2002 were $134,892.

        Financial Information Systems Design and Implementation Fees.    There were no fees billed by PricewaterhouseCoopers LLP to FairMarket for financial information systems design and implementation services for the year ended December 31, 2002.

        All Other Fees.    The total fees billed to FairMarket for all other services rendered by PricewaterhouseCoopers LLP for the year ended December 31, 2002 were $47,228. The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP's independence.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

        Stockholder proposals intended to be presented at FairMarket's 2004 annual meeting of stockholders must be received in writing by FairMarket on or before                         , 2004 in order to be considered for inclusion in FairMarket's proxy statement for that meeting. These proposals must also comply with the other rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the proxy statement and must be delivered to the Secretary of FairMarket at our principal executive offices at 500 Unicorn Park Drive, Woburn, Massachusetts 01801.

        In addition, any stockholder of record who wishes to have a stockholder proposal considered at the 2004 annual meeting of stockholders must deliver a written notice of such proposal to the Secretary of FairMarket at our principal executive offices not less than 90 days or more than 120 days prior to                        , 2004. However, if the date of the 2004 annual meeting is set for a date that is more than 30 days before or more than 60 days after                        , 2004, then the notice must be delivered not more than 120 days prior to the date of the meeting and not later than the later of (1) 90 days prior to the date of the meeting or (2) the 10th day after the day on which the date of the meeting is first publicly announced. The proposal must also comply with other requirements contained in FairMarket's By-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to the SEC's rules governing the exercise of this authority.

OTHER MATTERS

        Our board of directors is not aware of any matters to be presented for action at the special meeting other than those described in this proxy statement. If any other matters are duly presented, proxies will be voted on those matters in accordance with the judgment of the proxy holders.

ADDITIONAL INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and we file reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov.

        In conjunction with this proxy statement, we are sending you a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Our Annual Report, including our selected financial data, supplementary financial information, management's discussions and analysis of financial condition and results of operations, and quantitative and qualitative disclosure about market risk, our Quarterly Report on Form 10-Q filed on May 9, 2003 and our Current Reports on form 8-K filed on May 13, 2003 and June 26, 2003 are hereby incorporated by reference into this proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

Nanda Krish President and Chief Executive Officer

ANNEX A

ASSET PURCHASE AGREEMENT

between:

FAIRMARKET, INC.,
a Delaware corporation;

and

EBAY INC.,
a Delaware corporation

Dated as of June 20, 2003

	6.7	No Proceedings	A-22
	6.8	No Restraints	A-22
7.	CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE		A-23
	7.1	Accuracy of Representations	A-23
	7.2	Performance of Covenants	A-23
	7.3	Stockholder Approval	A-23
	7.4	Agreements and Documents	A-23
	7.5	No Restraints	A-23
8.	TERMINATION		A-24
	8.1	Termination Events	A-24
	8.2	Effect Of Termination	A-25
	8.3	Expenses; Termination Fees	A-25
9.	INDEMNIFICATION, ETC		A-26
	9.1	Survival	A-26
	9.2	Indemnification By The Seller	A-27
	9.3	Maximum Liability	A-28
	9.4	Defense Of Third Party Claims	A-28
	9.5	Exclusive Remedy; Recourse to Escrow	A-29
10.	CERTAIN POST-CLOSING COVENANTS		A-29
	10.1	Further Actions	A-29
	10.2	Publicity	A-30
	10.3	Continuing Access to Information	A-30
	10.4	[Intentionally Omitted]	A-30
	10.5	Collection and Payment of Email-Based End-User Customer Service Fees, Hosting/Maintenance Fees, Implementation Fees, Operating Services Fees, Professional Services Fees and Transaction-Based Fees	A-30
11.	MISCELLANEOUS PROVISIONS		A-32
	11.1	Attorneys' Fees	A-32
	11.2	Notices	A-32
	11.3	Time Of The Essence	A-33
	11.4	Headings	A-33
	11.5	Counterparts	A-33
	11.6	Governing Law; Venue	A-33
	11.7	Successors And Assigns; Parties In Interest	A-34
	11.8	Remedies Cumulative; Specific Performance	A-34
	11.9	Waiver	A-34
	11.10	Amendments	A-34
	11.11	Severability	A-35
	11.12	Entire Agreement	A-35
	11.13	Disclosure Schedule	A-35
	11.14	Bulk Sales Law	A-35
	11.15	Construction	A-35

ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT is entered into as of June 20, 2003, by and between FAIRMARKET,  INC., a Delaware corporation (the "Seller"), and EBAY INC., a Delaware corporation (the "Purchaser"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

        A.    The Seller and the Purchaser wish to provide for the sale of certain assets of the Seller and the Seller Subsidiaries to the Purchaser, and the assumption of certain liabilities of the Seller and the Seller Subsidiaries by the Purchaser, on the terms set forth in this Agreement.

        B.    In order to induce the Purchaser to enter into this Agreement and to consummate the Transactions, concurrently with the execution and delivery of this Agreement, certain stockholders of the Seller are executing voting agreements and irrevocable proxies in favor of the Purchaser.

AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

1.     SALE OF ASSETS; RELATED TRANSACTIONS.

        1.1    Sale of Assets.    The Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, at the Closing (as defined below), all right, title and interest in and to the Transferred Assets (as defined below), free and clear of any Encumbrances, other than Permitted Liens, on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, "Transferred Assets" shall mean and include all of the properties, rights, interests and tangible and intangible assets (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP) specifically identified or described in clauses "(a)" through "(g)" below, whether existing as of the date of this Agreement or acquired during the Pre-Closing Period:

          (a)   all Intellectual Property owned or purported to be owned by the Seller, Intellectual Property Rights embodied in or related to such Intellectual Property and related goodwill of the Seller (including the Intellectual Property and Intellectual Property Rights identified on Schedule 1.1(a));

          (b)   all rights of the Seller and each of the Seller Subsidiaries under: (i) the Seller Contracts identified on Schedule 1.1(b); and (ii) any Seller Contract entered into during the Pre-Closing Period to the extent that, prior to the Closing, the Purchaser notifies the Seller in writing that such Seller Contract is a Transferred Contract (it being understood that if during the Pre-Closing Period the Seller enters into a Seller Contract without the prior written consent of the Purchaser, then notwithstanding clause "(ii)" of this Section 1.1(b), the Purchaser shall be entitled to designate such Seller Contract as a Transferred Contract at any time (either before or after the Closing) within 15 days after the Seller provides the Purchaser with a copy of such Seller Contract and notifies the Purchaser that such Seller Contract was entered into during the Pre-Closing Period without the Purchaser's consent) (the Seller Contracts to be acquired by the Purchaser pursuant to this Section 1.1(b) being referred to in this Agreement as the "Transferred Contracts");

          (c)   the rights in respect of Email-Based End-User Customer Service Fees, Hosting/Maintenance Fees, Implementation Fees, Operating Services Fees, Professional Services Fees and Transaction-Based Fees described in Section 10.5;

          (d)   except for any accounts receivable relating to Hosting/Maintenance Fees, Implementation Fees, Operating Services Fees and Professional Services Fees (which are addressed in

  Section 1.1(c)) and accounts receivable due from the Purchaser, all accounts receivable of the Seller and the Seller Subsidiaries as of the Closing Date that relate to obligations under the Transferred Contracts that must be performed after the Closing Date (the receivables referred to in this Section 1.1(d) being referred to in this Agreement as the "Transferred Receivables");

          (e)   all rights of the Seller (other than with respect to clauses "(ii)" and "(iii)" of this sentence, rights to the extent related to Excluded Assets) under: (i) each Seller Contract with any current or former employee of the Seller containing an assignment or license of Intellectual Property or Intellectual Property Rights to the Seller to the extent necessary or useful to protect such Intellectual Property or Intellectual Property Rights; (ii) each Seller Contract (other than those described in clause "(i)" of this sentence) containing an assignment or license to the Seller of Intellectual Property or Intellectual Property Rights included in the Transferred Assets to the extent necessary or useful to protect such Intellectual Property or Intellectual Property Rights; and (iii) each Seller Contract (other than those listed on Part 1.1(e) of the Disclosure Schedule) containing confidentiality or non-disclosure provisions protecting any Intellectual Property or Intellectual Property Rights of the Seller included in the Transferred Assets to the extent necessary or useful to protect such Intellectual Property or Intellectual Property Rights; provided, however, that if any rights under any of the Contracts described in clauses "(i)", "(ii)" or "(iii)" of this sentence cannot be assigned without the Consent of the other party thereto and such Consent shall not have been obtained prior to the Closing, then such rights shall not be transferred to the Purchaser unless and until such Consent shall have been obtained;

          (f)    all claims (including claims for past infringement or misappropriation of Intellectual Property or Intellectual Property Rights) and causes of action of the Seller and the Seller Subsidiaries against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Seller or either of the Seller Subsidiaries), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller and each of the Seller Subsidiaries (regardless of whether such rights are currently exercisable) relating to the Transferred Assets, except claims and causes of action against any party with respect to any matter identified or referred to in Items 2, 4 and 5 of Parts 2.4(e) and 2.4(f) of the Disclosure Schedule and except for the Seller's rights under the Existing Commercial Agreements; and

          (g)   all lists and account histories with respect to customers of the Seller and each of the Seller Subsidiaries under the Transferred Contracts and all other books, records, files, data and databases of the Seller and each of the Seller Subsidiaries relating to the Transferred Assets.

Notwithstanding the foregoing, the Seller is not selling, assigning, transferring, conveying or delivering to the Purchaser, and the Transferred Assets shall not include, any of the assets specifically identified on Schedule 1.1(z) (the "Excluded Assets").

        1.2    Purchase Price.

          (a)   As consideration for the sale of the Transferred Assets to the Purchaser, the Purchaser shall pay a total of $4,500,000, as follows:

            (i)    at the Closing, the Purchaser shall pay to the Seller, by wire transfer of immediately available funds to an account designated by the Seller prior to the Closing, a total of $2,500,000;

            (ii)   at the Closing, the Purchaser shall deposit the sum of $2,000,000 in an escrow account (the "Escrow Account") to be established as of the Closing Date pursuant to an Escrow Agreement among the Seller, the Purchaser and Zions First National Bank (the "Escrow Agent"), in substantially the form of Exhibit E (the "Escrow Agreement");

            (iii)  at the Closing, the Purchaser shall assume all of the Assumed Liabilities (as defined below) (other than any Assumed Liabilities assumed by the Purchaser or any affiliate of the Purchaser pursuant to Sections 1.2(a)(iv) and 1.2(a)(v)) by delivering to the Seller an Assignment and Assumption Agreement in substantially the form of Exhibit F (the "Assignment and Assumption Agreement");

            (iv)  at the Closing, the Purchaser or an affiliate of the Purchaser shall assume the Assumed Liabilities relating to Transferred Contracts to which the Seller's subsidiary in the United Kingdom is a party by delivering to the Seller an Assignment and Assumption Agreement in substantially the form of Exhibit G (the "U.K. Assignment and Assumption Agreement"); and

            (v)   at the Closing, the Purchaser or an affiliate of the Purchaser shall assume the Assumed Liabilities relating to Transferred Contracts to which the Seller's subsidiary in Australia is a party by delivering to the Seller an Assignment and Assumption Agreement in substantially the form of Exhibit H (the "Australia Assignment and Assumption Agreement").

          (b)   For purposes of this Agreement "Assumed Liabilities" shall mean only the obligations of the Seller and the Seller Subsidiaries under the Transferred Contracts, but only to the extent such obligations: (i) arise after the Closing Date; (ii) do not arise from or relate to any breach by the Seller of any provision of any of the Transferred Contracts; (iii) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a breach by the Seller, the Purchaser or any of their respective affiliates of any of the Transferred Contracts; and (iv) are ascertainable solely by reference to the express terms of the Transferred Contracts (it being understood that if a Transferred Contract includes a formula that identifies the manner in which amounts due thereunder are to be calculated, but does not include all of the underlying data to be used with the formula because, for example, such data does not yet exist, the payment obligations contemplated by such formula shall be deemed to be ascertainable solely by reference to the express terms of such Transferred Contract).

          (c)   Notwithstanding anything to the contrary contained in this Agreement, the "Assumed Liabilities" shall not include, and the Purchaser shall not be required to assume or to perform or discharge: (i) subject to Section 1.4, any Liability of the Seller or any of its affiliates with respect to any Tax; (ii); (ii) any Liability of the Seller or any of its affiliates to any current or former employee, independent contractor, securityholder or other Representative of the Seller or any of its affiliates (other than with respect to any such Representative or independent contractor of the Seller or the Seller Subsidiaries that is a party to a Transferred Contract, the obligations of the Seller under the Transferred Contracts in accordance with Section 1.2(b)); (iii) any Liability under any Contract other than the Transferred Contracts; or (iv) any other Liability that is not referred to specifically in Section 1.2(b).

        1.3    Electronic Transfer of Transferred Assets.    The Seller and the Purchaser agree that any of the Intellectual Property or Intellectual Property Rights included in the Transferred Assets (including software) and any documentation related thereto that can be transmitted to the Purchaser electronically will be so transmitted to the Purchaser promptly following the Closing and will not be delivered to the Purchaser on any tangible medium. Promptly following any electronic transmission, the Seller shall execute and deliver to the Purchaser a certificate in a form reasonably acceptable to the Purchaser and containing, at a minimum, the following information: (a) the date of transmission; (b) the time the transmission was commenced and concluded; (c) the name of the individual who made the transmission; (d) the signature of such individual; and (e) a general description of the nature of the items transmitted sufficient to distinguish the transmission from other transmissions.

        1.4    Sales Taxes.    The Seller and the Purchaser shall equally bear and pay, and shall reimburse the other for its half of, any sales Taxes, use Taxes, transfer Taxes, documentary charges, recording fees or similar Taxes, charges, fees or expenses that may become payable in connection with the sale of the Transferred Assets to the Purchaser.

        1.5    Allocation.    Prior to the Closing, the Purchaser and the Seller shall jointly prepare an allocation of the consideration referred to in Sections 1.2(a)(i) and 1.2(a)(ii) among the Transferred Assets; provided, however, that if, within 30 days after the date of this Agreement (or such longer period of time as the Purchaser and the Seller shall agree), the Purchaser and the Seller are unable to agree on such allocation, the Accountant shall be engaged to determine the final allocation (it being understood that the Purchaser and the Seller shall share equally the fees of the Accountant). The allocation referred to in the preceding sentence shall be made in accordance with: (a) the reasonable fair market values of the respective Transferred Assets and (b) the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder, and shall be binding, to the extent not in conflict with applicable law, upon the Purchaser and the Seller for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). The Purchaser and the Seller each further agrees to file, as applicable, its U.S. federal income tax returns and, to the extent not in conflict with applicable law, its other tax returns reflecting such allocation, Form 8594 and any other required reports by Section 1060 of the Code, in accordance with said allocation.

        1.6    Closing.    The closing of the sale of the Transferred Assets to the Purchaser (the "Closing") shall take place at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California 94304 at 10:00 a.m. on a date to be designated by the Purchaser, which shall be no later than the second business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time and date as the parties may designate. The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date."

2.     REPRESENTATIONS AND WARRANTIES OF THE SELLER

        The Seller represents and warrants, to and for the benefit of the Indemnitees, as follows:

        2.1    Due Organization; Subsidiaries; Etc.    The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than those jurisdictions in which it is duly qualified and in good standing as a foreign corporation, except where the failure to be so qualified, authorized, registered or licensed has not had, and would not reasonably be expected to have, a material adverse effect on the business, financial condition, assets, liabilities or operations of the Seller and its subsidiaries taken as a whole. Except as identified in Exhibit 23.1 of the Seller's Annual Report on Form 10-K for the year ended December 31, 2002, the Seller does not have any subsidiaries.

        2.2    Certificate of Incorporation and Bylaws; Records.    Except as set forth in Part 2.2 of the Disclosure Schedule, the Seller has delivered to the Purchaser or Cooley Godward llp accurate and complete copies of: (a) the certificate of incorporation and bylaws of the Seller, including all amendments thereto; and (b) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Seller, the board of directors of the Seller and all committees of the board of directors of the Seller since January 1, 2001. The books of account, minute books and other records of the Seller are accurate, up-to-date and complete in all material respects.

        2.3    SEC Filings; Financial Statements; Etc.

          (a)   The Seller has delivered or made available to the Purchaser or Cooley Godward llp accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Seller with the Securities and Exchange Commission (the "SEC") since January 1, 2002, and all amendments thereto (the "Seller SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Seller with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Seller SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Seller SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)   The Seller's: (i) audited consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss, and cash flows for the year ended December 31, 2002, and audited consolidated balance sheet as of December 31, 2002, in each case contained in the Seller's annual report on Form 10-K for the year ended December 31, 2002; and (ii) the Seller's unaudited condensed consolidated statements of operations and cash flows for the three months ended March 31, 2003, and unaudited condensed balance sheet as of March 31, 2003, in each case contained in the Seller's quarterly report on Form 10-Q for the quarterly period ended March 31, 2003: (A) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (B) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (C) fairly present the consolidated financial position of the Seller and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Seller and its consolidated subsidiaries for the periods covered thereby.

          (c)   Except as set forth in Part 2.3(c) of the Disclosure Schedule, between December 31, 2002 and the date of this Agreement, there has not been any material adverse change in the financial condition, assets or liabilities of the Seller and its subsidiaries taken as a whole, and no event has occurred that could reasonably be expected to give rise to any such material adverse change.

          (d)   The Seller is not now insolvent, nor will it be rendered insolvent by any of the Transactions. As used in this Section, "insolvent" means that the sum of the present fair saleable value of the assets (including cash, cash equivalents and other liquid investments) of an Entity do not and will not exceed its debts and other probable Liabilities.

        2.4    Intellectual Property.

          (a)   Part 2.4(a) of the Disclosure Schedule accurately identifies and describes: (i) in Part 2.4(a)(i) of the Disclosure Schedule: (A) each item of Registered IP in which the Seller has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise); (B) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; and (C) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest; (ii) in Part 2.4(a)(ii) of the Disclosure Schedule: (A) all Intellectual Property Rights or Intellectual Property licensed to the Seller (other than any non-customized software that: (1) is not incorporated into, or used in the development or distribution of the products, services or platform of the Seller; or (2) is generally available to the public, or was available to the Seller at the time acquired by the Seller, on standard terms at a price not in excess of $5,000); (B) the corresponding Contract or Contracts pursuant to which such Intellectual Property Rights are, or such Intellectual Property is, licensed to the Seller; and (C) whether the license or licenses so granted to the Seller are exclusive or nonexclusive; and (iii) in Part 2.4(a)(iii) of the Disclosure Schedule, each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Seller IP.

          (b)   Except as set forth in Part 2.4(b) of the Disclosure Schedule, the Seller exclusively owns all right, title and interest to and in the Seller IP (other than Intellectual Property Rights or Intellectual Property exclusively licensed to the Seller, as identified in Part 2.4(a)(ii) of the Disclosure Schedule), free and clear of any Encumbrances (other than nonexclusive licenses granted pursuant to the Contracts listed in Part 2.4(a)(iii) of the Disclosure Schedule). Without limiting the generality of the foregoing, except as set forth in Part 2.4(b) of the Disclosure Schedule: (i) all documents and instruments necessary to perfect the rights of the Seller in the Seller IP that constitutes Registered IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body of the jurisdiction in which such Seller IP constitutes Registered IP; (ii) no current or former employee, independent contractor or director of the Seller has any claim, right (whether or not currently exercisable) or interest to or in any Seller IP; and (iii) the Seller has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information held by the Seller, or purported to be held by the Seller, as a trade secret.

          (c)   Except as set forth in Part 2.4(c) of the Disclosure Schedule, all Seller IP is valid, subsisting and enforceable. Without limiting the generality of the foregoing, except as set forth in Part 2.4(c) of the Disclosure Schedule: (i) each U.S. patent application and U.S. patent in which the Seller has or purports to have an ownership interest was filed within one year of the first printed publication, public use or offer for sale of each invention described in such U.S. patent application or U.S. patent; (ii) each foreign patent application and foreign patent in which the Seller has or purports to have an ownership interest was filed, or claims priority to a patent application filed, before the time at which each invention described in such foreign patent application or foreign patent was first made available to the public; (iii) no trademark (whether registered or unregistered) or trade name owned, used, or applied for by the Seller conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used or applied for by any other Person; (iv) each item of Seller IP that is Registered IP is and at all times has been duly maintained in compliance with all Legal Requirements, and all filings, payments and other actions required to be made or taken to maintain such item of Seller IP in full force and effect have been made by the applicable deadline; (v) Part 2.4(c)(v) of the Disclosure Schedule accurately identifies and describes each filing, payment, and action that must be made or taken on or before the date that is 120 days after the date of this Agreement in order to maintain each such item of Seller IP which is Registered IP in full force and effect; (vi) the Seller has provided or, in the case of trademarks, service marks and domain names, made available, to the Purchaser or Cooley Godward llp complete and accurate copies of all applications, correspondence and other material documents related to each such item of Registered IP; (vii) no interference, opposition, reissue, reexamination or other Proceeding of any nature is or has been pending or, to the Knowledge of the Seller, threatened, in which the scope, validity or enforceability of any Seller IP is being, has been or could reasonably be expected to be contested or challenged; and (viii) there is no basis for a claim that any Seller IP is invalid or unenforceable.

          (d)   Neither the execution, delivery or performance of any of the Transactional Agreements nor the consummation of any of the Transactions will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare: (i) a loss of, or Encumbrance on, any Seller IP; (ii) the release, disclosure or delivery of any Seller IP by or to any escrow agent or other Person; or (iii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Seller IP.

          (e)   Part 2.4(e) of the Disclosure Schedule accurately identifies (and the Seller has provided to the Purchaser or Cooley Godward llp a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to the Seller or any Representative of the Seller (other than the Seller's stockholders or affiliates unless the Seller has Knowledge that any such stockholder or affiliate sent or received any such letter, communication or correspondence) regarding any actual, alleged or suspected infringement or misappropriation: (i) of any Seller IP; or (ii) by the Seller (or any product or service of the Seller) of any Intellectual Property Rights of another Person, and in each case provides a brief description of the current status of the matter referred to in such letter, communication or correspondence. Without limiting the generality of the foregoing, except as set forth in Part 2.4(e) of the Disclosure Schedule, the Seller has never received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential claim or demand by a customer of the Seller for indemnification relating to Intellectual Property or Intellectual Property Rights pursuant to a Seller Contract.

          (f)    Except as set forth in Part 2.4(f) of the Disclosure Schedule, the Seller has never infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person. Except as set forth in Part 2.4(f) of the Disclosure Schedule, to the Knowledge of the Seller, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Seller IP. Except as set forth in Part 2.4(f) of the Disclosure Schedule, without limiting the generality of the foregoing: (i) no Intellectual Property or Intellectual Property Rights included in the Transferred Assets (and no product or service of the Seller related thereto) has ever infringed, misappropriated or otherwise violated any Intellectual Property Right of any other Person; (ii) no infringement, misappropriation or similar claim or Proceeding is pending or has been threatened against the Seller or against any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Seller with respect to such claim or Proceeding; (iii) the Seller has never received any notice or other communication (in writing or otherwise) relating to any actual, alleged or suspected infringement, misappropriation or violation by any Intellectual Property or Intellectual Property Rights included in the Transferred Assets (or product or service of the Seller related thereto) of any Intellectual Property Right of another Person; and (iv) no claim or Proceeding involving any Intellectual Property or Intellectual Property Right licensed to the Seller is pending or, to the Knowledge of the Seller, has been threatened, except for any such claim or Proceeding that, if adversely determined, would not adversely affect the use or exploitation of such Intellectual Property or Intellectual Property Right by the Seller.

          (g)   None of the Seller Software: (i) contains any bug, defect or error (including any bug, defect or error relating to or resulting from the display, manipulation, processing, storage,

  transmission or use of date data) that materially and adversely affects the use, functionality or performance of such Seller Software or any product or system containing or used in conjunction with such Seller Software; or (ii) fails in any material respect to comply with any applicable warranty or other contractual commitment relating to the use, functionality or performance of such software or any product or system containing or used in conjunction with such Seller Software. The Seller has provided to the Purchaser or Cooley Godward llp a complete and accurate list of all known bugs, defects and errors in each version and component of the Seller Software.

          (h)   None of the Seller Software contains any "back door," "drop dead device," "time bomb," "Trojan horse," "virus," or "worm" (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting in any material respect, disabling, harming in any material respect or otherwise impeding in any material respect the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user's consent.

          (i)    None of the Seller Software is subject to any "copyleft" or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that: (i) could or does require, or could or does condition the use or distribution of such Seller Software on, the disclosure, licensing or distribution of any source code for any portion of such Seller Software; or (ii) could or does otherwise impose any limitation, restriction or condition on the right or ability of the Seller to use or distribute any Seller Software.

          (j)    Except as set forth in Part 2.4(j) of the Disclosure Schedule: (i) no source code for any Seller Software has been delivered, licensed or made available by the Seller (or to the Knowledge of the Seller, by any other Person) to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Seller; (ii) the Seller does not have any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Seller Software to any escrow agent or other Person who is not currently an employee of the Seller; and (iii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure by the Seller (or to the Knowledge of the Seller, by any other Person) of any source code for any Seller Software to any other Person who is not currently an employee of the Seller.

        2.5    Contracts.

          (a)   Part 2.5(a) of the Disclosure Schedule identifies each Seller Contract of the type described below, other than Immaterial Contracts, and identifies with an asterisk any such Contract pursuant to which any Bounty Fees may become payable after the date of this Agreement:

            (i)    each Seller Contract with any customer of the Seller, including: (A) each Seller Contract of the type described in Section 2.4(a)(iii); (B) each commerce services agreement, promotional services agreement and auction services agreement with any customer of the Seller; and (C) each Seller Contract relating to maintenance or similar services;

            (ii)   each Seller Contract of the type referred to in Section 2.4(a)(ii) and each other Seller Contract relating to the acquisition, transfer, use, development, sharing or license of any Intellectual Property or Intellectual Property Right;

            (iii)  each partnership, joint venture or similar Contract; and

            (iv)  each Seller Contract relating to the distribution or marketing of any product or service of the Seller.

The Seller has delivered to the Purchaser or Cooley Godward llp accurate and complete copies of all Contracts identified in Part 2.5(a) of the Disclosure Schedule, including all amendments thereto.

          (b)   Each of the Transferred Contracts and each of the Contracts of the type referred to in Section 1.1(e) is valid and in full force and effect. Except as set forth in Part 2.5(b) of the Disclosure Schedule, with respect to each of the Transferred Contracts and each of the Contracts of the type referred to in Section 1.1(e): (i) neither the Seller nor either of the Seller Subsidiaries has (and to the Knowledge of the Seller, no other Person has) violated or breached, or declared or committed any default under, any such Contract; (ii) no event has occurred, and no circumstance or condition exists, that would or would reasonably be expected to (with or without notice or lapse of time): (A) result in a violation or breach of any of the provisions of any such Contract; (B) give any Person the right to declare a default or exercise any remedy under any such Contract; (C) give any Person the right to accelerate the maturity or performance of any such Contract; or (D) give any Person the right to cancel, terminate or modify any such Contract; (iii) the Seller has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any such Contract; and (iv) the Seller has not waived any right under any such Contract.

          (c)   Except as set forth in Part 2.5(c) of the Disclosure Schedule, no Person is renegotiating any amount paid or payable to the Seller under any Transferred Contract or any other term or provision of any Transferred Contract.

        2.6    Title To Transferred Assets. The Seller owns, and has good and valid title to, all of the Transferred Assets, free and clear of any Encumbrances, other than Permitted Liens (it being understood that the representation in this sentence does not apply to any of the Seller IP as title to the Seller IP is addressed in Section 2.4(b)). Except as set forth in Part 2.6 of the Disclosure Schedule, no subsidiary or other affiliate of the Seller owns or has any rights to any Intellectual Property or Intellectual Property Rights used in or material to (or that otherwise relate to) the business of the Seller and no subsidiary or other affiliate of the Seller is a party to any Contract relating to any Intellectual Property or Intellectual Property Rights of the Seller.

        2.7    Customers; Receivables.

          (a)   Part 2.7(a) of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that (together which such customer's or other Person's affiliates) accounted for: (i) more than $100,000 of the gross revenues of the Seller in 2001 or 2002; or (ii) more than $25,000 of the gross revenues of the Seller in the first three months of 2003. The Seller has not received any notice or other communication (in writing or otherwise), and the Seller has not received any other information, indicating that any party to any Transferred Contract is dissatisfied in any material respect with any of the Seller's products or services or with its business relationship with the Seller or either of the Seller Subsidiaries.

          (b)   All of the receivables as of the date of this Agreement and any receivables that arise after the date of this Agreement, in each case that will constitute Transferred Receivables pursuant to Section 1.1(d), and all amounts payable under any Transferred Contract in respect of Email-Based End-User Customer Service Fees, Hosting/Maintenance Fees, Implementation Fees, Operating Services Fees, Professional Services Fees and Transaction-Based Fees represent (or will represent) valid obligations of customers of the Seller arising from bona fide transactions entered into in the ordinary course of business consistent with past practice. Except for the payment of Hosting/Maintenance Fees, Implementation Fees, Operating Services Fees and Professional Services Fees identified in Part 2.7(b)(i) of the Disclosure Schedule, the Seller has not received any prepayments from or on behalf of the other party or parties to any Transferred Contract related to any obligations under any Transferred Contract that must be performed in whole or in part after the Closing Date.

          (c)   The Seller's use, license and handling of its customer lists and customer histories at all times have, and the Seller's transfer thereof to the Purchaser pursuant to this Agreement will, comply with all of the Seller's privacy policies in effect from time to time.

        2.8    Compliance with Legal Requirements.    Except as set forth in Part 2.8 of the Disclosure Schedule, the Seller is in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets.

        2.9    Proceedings; Orders.    There is no pending Proceeding against or involving the Seller, and, to the Knowledge of the Seller, no Person has threatened to commence any Proceeding against or involving the Seller: (a) that relates to or might affect any of the Transferred Assets; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. There is no Order relating to the Seller, or to which any of the Transferred Assets is subject. To the Knowledge of the Seller, there is no proposed Order that, if issued or otherwise put into effect: (i) may have an adverse effect on the Seller or on the ability of the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements; or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

        2.10    Tax Matters.    Except as set forth in Part 2.10 of the Disclosure Schedule, each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Seller has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by the Seller has been duly withheld and collected, and (to the extent required) each such Tax has been paid to the appropriate Governmental Body. There are no unsatisfied Liabilities for Taxes (including Liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Seller.

        2.11    Authority; Binding Nature Of Agreements; Required Vote.    The Seller and each of the Seller Subsidiaries has the requisite right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party; and the execution, delivery and performance by the Seller and each of the Seller Subsidiaries of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of the board of directors of the Seller and such Seller Subsidiaries. The board of directors of the Seller (at a meeting duly called and held) has: (a) unanimously determined that the Transactions are advisable to and in the best interests of the Seller and its stockholders; and (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Seller and unanimously approved the Transactions. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Seller or either of the Seller Subsidiaries is a party will constitute the legal, valid and binding obligation of the Seller or such Seller Subsidiary, as the case may be, and will be enforceable against the Seller or such Seller Subsidiary in accordance with its terms. The affirmative vote of the holders of a majority of the shares of capital stock of the Seller outstanding on the record date for the Persons entitled to vote on the sale of the Transferred Assets to the Purchaser is the only vote of the holders of any class or series of the Seller's capital stock necessary to approve such sale and each of the other Transactions (the vote identified in this sentence being referred to in this Agreement as the "Required Stockholder Vote").

        2.12    Non-Contravention; Consents.    Except as set forth in Part 2.12 of the Disclosure Schedule, neither the execution and delivery by the Seller or either of the Seller Subsidiaries of any of the Transactional Agreements, nor the consummation or performance by the Seller or either of the Seller

Subsidiaries of any of the Transactions, will (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any Legal Requirement or any Order to which the Seller or any such Seller Subsidiary, or any of the Transferred Assets, is subject; (b) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Transferred Contract; (c) give any Person the right to: (i) declare a default or exercise any remedy under any Transferred Contract; (ii) accelerate the maturity or performance of any Transferred Contract; or (iii) cancel, terminate or modify any Transferred Contract; or (d) result in the imposition or creation of any Encumbrance upon or with respect to any of the Transferred Assets. Except as set forth in Part 2.12 of the Disclosure Schedule, none of the Seller or either of the Seller Subsidiaries is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery by the Seller or either of the Seller Subsidiaries of any of the Transactional Agreements or the consummation or performance by the Seller or either of the Seller Subsidiaries of any of the Transactions.

        2.13    Brokers.    Except as set forth in Part 2.13 of the Disclosure Schedule, the Seller has not agreed or become obligated to pay, and the Seller has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

        2.14    Sufficiency of Transferred Assets. Except as set forth in Part 2.14 of the Disclosure Schedule and assuming that all required Consents as described in Part 2.12 of the Disclosure Schedule are obtained, the Transferred Assets will collectively constitute, as of the Closing Date, all of the properties, rights, interests and other tangible and intangible assets necessary to enable the Purchaser to conduct the business of the Seller in the manner in which such business is currently being conducted and in the manner in which such business is currently proposed to be conducted by the Seller.

        2.15    Full Disclosure. None of the Transactional Agreements contains or will contain any untrue statement of material fact; and when taken together, the Transactional Agreements do not and will not omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading in light of the circumstances under which they are made. All of the information set forth in the Disclosure Schedule is accurate and complete in all material respects.

3.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

        The Purchaser represents and warrants, to and for the benefit of the Seller, as follows:

        3.1    Due Organization.    The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        3.2    Authority; Binding Nature Of Agreements.    The Purchaser has the requisite right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by the Purchaser have been duly authorized by all necessary action on the part of the Purchaser and its board of directors. The Purchaser has the requisite right, power and authority to enter into and perform its obligations under each of the other Transactional Agreements and the execution, delivery and performance of each of the other Transactional Agreements by the Purchaser have been duly authorized by all necessary action on the part of the Purchaser and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms. Upon the execution and delivery of each of the other Transactional Agreements, each of the other Transactional Agreements will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms.

        3.3    Non-Contravention; Consents.    Neither the execution and delivery by the Purchaser of any of the Transactional Agreements, nor the consummation or performance by the Purchaser of any of the Transactions, will (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation or bylaws of the Purchaser; (b) contravene, conflict with or result in a violation of any Legal Requirement or any Order to which the Purchaser is subject; or (c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract to which the Purchaser is a party or by which the Purchaser is bound. The Purchaser is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery by the Purchaser of any of the Transactional Agreements or the consummation or performance by the Purchaser of any of the Transactions.

        3.4    Brokers.    The Purchaser has not become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

        3.5    Proceedings.    There is no pending Proceeding against or involving the Purchaser, and, to the knowledge of the Purchaser, no Person has threatened to commence any Proceeding against or involving the Purchaser that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions.

4.     PRE-CLOSING COVENANTS OF THE SELLER.

        4.1    Access And Investigation.    The Seller shall ensure that, at all times during the Pre-Closing Period: (a) the Seller and its Specified Representatives provide the Purchaser and its Specified Representatives with reasonable access at reasonable times during normal business hours to the Seller's Specified Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Seller and its business; and (b) the Seller and its Specified Representatives provide the Purchaser and its Specified Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Seller and its business as the Purchaser may reasonably request.

        4.2    Operation Of Business.    Except as set forth in Part 4.2 of the Disclosure Schedule and except as the Purchaser may consent in writing, the Seller shall ensure that, during the Pre-Closing Period:

          (a)   the Seller conducts its operations exclusively in the ordinary course of business and in substantially the same manner as such operations have been conducted prior to the date of this Agreement;

          (b)   the Seller uses its commercially reasonable efforts to: (i) preserve intact its current business (it being understood that this clause "(i)" shall not impose obligations on the Seller with respect to retention of employees, which obligations are addressed in Section 4.2(c)); (ii) maintain its relations and goodwill with all suppliers, customers, prospective customers, licensors and other parties under the Transferred Contracts; and (iii) take all actions necessary to ensure that the Seller will be able to fulfill its obligations under the Transition Services Agreement (it being understood that this clause "(iii)" shall not obligate the Seller to make any payments (other than payments in respect of such employee's compensation in effect from time to time prior to the Closing) to, or increase any compensation or benefits of, any employee of the Seller in an effort to cause such employee to remain employed by the Seller);

          (c)   the Seller does not: (i) terminate any Specified Person other than, after notice to the Purchaser, for cause; (ii) knowingly encourage any Specified Person to leave the employ of the Seller (or otherwise terminate his or her relationship with the Seller); or (iii) take other actions, including with respect to compensation, that could reasonably be expected to cause any Specified Person to leave the employ of the Seller or otherwise terminate his or her relationship with the Seller (it being understood that: (A) adopting a plan of dissolution and liquidation or otherwise taking any action contemplated by this Agreement shall not, in and of itself, constitute action reasonably expected to cause a Specified Person to leave the employ of the Seller or otherwise terminate his or her relationship with the Seller; (B) treatment of a Specified Person in a manner consistent with past practices of the Seller shall not constitute action reasonably expected to cause a Specified Person to leave the employ of the Seller or otherwise terminate his or her relationship with the Seller; and (C) neither the failure to make any payments (other than payments in respect of such Specified Person's compensation in effect from time to time prior to the Closing) to, nor the failure to increase any compensation or benefits of, any Specified Person shall constitute action reasonably expected to cause a Specified Person to leave the employ of the Seller or otherwise terminate his or her relationship with the Seller);

          (d)   the officers of the Seller confer on a regular basis with the Purchaser concerning any changes or developments with respect to the Transferred Assets, the Assumed Liabilities and the Seller's operations related thereto;

          (e)   the Seller does not sell, transfer, lease, license or otherwise dispose of any of the Transferred Assets, or permit any of the Transferred Assets to become subject to any Encumbrance other than Permitted Liens, except that the Seller may collect any receivable that would otherwise constitute a Transferred Receivable as long as it does so in the ordinary course of business consistent with past practice;

          (f)    the Seller does not: (i) enter into any Contract other than any Immaterial Contract; (ii) permit any of the Transferred Assets to become bound by or subject to any Contract; or (iii) amend or prematurely terminate, or waive any right or remedy under, any Transferred Contract or any Contract of the type referred to in Section 1.1(e); provided, however, that: (A) the Seller shall continue to pursue entering into (but shall not actually enter into without the Purchaser's prior written consent) promotional Contracts with those Persons with whom the Seller was pursuing such Contracts prior to the date of this Agreement as previously disclosed to the Purchaser; and (B) the Seller shall not be in breach of this Section 4.2(f) if it enters into an amendment or supplement to a Contract that: (1) involves obligations that can be and are completely performed by the Seller prior to the Closing; and (2) involves payments of less than $10,000 and provides notice to the Purchaser of such amendment or supplement;

          (g)   the Seller does not change the terms of any of the Transferred Receivables or take any action that could reasonably be expected to have the effect of accelerating the collection of any of the Transferred Receivables or any amounts due in respect of Email-Based End-User Customer Service Fees, Hosting/Maintenance Fees, Implementation Fees, Operating Services Fees, Professional Services Fees or Transaction-Based Fees;

          (h)   the Seller does not pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fees, fringe benefits or other compensation or remuneration payable to, any Specified Employee;

          (i)    the Seller does not commence or settle any Proceeding relating to or involving any Transferred Assets;

          (j)    the Seller does not take any action or allow any action to be taken or enter into any transaction that could reasonably be expected to delay or interfere with the consummation of the Transactions; and

          (k)   the Seller does not agree, commit or offer (in writing or otherwise) to take any of the actions described in clauses "(d)" through "(j)" of this Section 4.2.

        4.3    No Solicitation.

          (a)   The Seller shall not directly or indirectly (through any Representative or otherwise), and shall not authorize any of its Representatives or permit any of its Specified Representatives directly or indirectly to: (i) solicit, initiate, knowingly encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to the making, submission or announcement of an Acquisition Proposal; (ii) furnish any information regarding the Seller or any subsidiary of the Seller to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the approval of this Agreement by the Required Stockholder Vote, this Section 4.3(a) shall not prohibit the Seller from furnishing nonpublic information regarding the Seller to, or entering into discussions with, any Person in response to an Acquisition Proposal that is submitted to the Seller by such Person (and not withdrawn) and with respect to which the Seller's board of directors determines would reasonably be expected to lead to a Superior Offer if: (A) neither the Seller nor any Specified Representative of the Seller shall have breached in any material respect or taken any action inconsistent in any material respect with any of the provisions set forth in this Section 4.3; (B) the board of directors of the Seller concludes in good faith, after having taken into account the advice of its outside legal counsel, that failure to take such action would be inconsistent with the board's fiduciary obligations to the Seller's stockholders under applicable law; (C) at least two business days prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Seller gives the Purchaser written notice of the identity of such Person and of the Seller's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Seller receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic information furnished to such Person by or on behalf of the Seller and containing customary "standstill" provisions; and (D) at least two business days prior to furnishing any such nonpublic information to such Person, the Seller furnishes such nonpublic information to the Purchaser (to the extent such nonpublic information has not been previously furnished by the Seller to the Purchaser). Without limiting the generality of the foregoing, the Seller acknowledges and agrees that any action inconsistent with any of the provisions set forth in the preceding sentence taken by any Specified Representative of the Seller, whether or not such Representative is purporting to act on behalf of the Seller, shall be deemed to constitute a breach of this Section 4.3 by the Seller.

          (b)   The Seller shall promptly (and in no event later than 48 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information) advise the Purchaser orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information relating to the Seller or any subsidiary of the Seller (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Seller shall keep the Purchaser fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

          (c)   As of the date of execution of this Agreement, the Seller has terminated or caused to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

          (d)   The Seller agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which the Seller or any subsidiary of the Seller is a party or under which the Seller or any subsidiary of the Seller has any rights, and will use its commercially reasonable efforts to enforce or cause to be enforced each such agreement at the request of the Purchaser.

          (e)   Nothing contained in this Agreement shall prohibit the Seller's board of directors from complying with its obligations, if any, under Rules 14d-9 and 14e-2 under the Exchange Act.

        4.4    Meeting of Stockholders.    Promptly after the date hereof, the Seller shall take all action necessary in accordance with the Delaware General Corporation Law (the "DGCL") and the Seller's certificate of incorporation and bylaws to call, give notice of and hold a meeting of its stockholders (the "Stockholders' Meeting") to be held as promptly as practicable, for the purposes of: (a) voting on the sale of the Transferred Assets to the Purchaser; (b) voting on a proposal to change the name of the Seller; (c) at the Seller's option, voting on a proposal with respect to the dissolution and liquidation of the Seller; and (d) at the Seller's option voting on the election of directors of the Seller. The Seller shall use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the sale of the Transferred Assets to the Purchaser and in favor of the other proposals referred to in the preceding sentence, and will take all other action necessary or advisable to secure such approval as required by the rules of the Nasdaq National Market or the DGCL. Notwithstanding anything to the contrary contained in this Agreement, the Seller may (and at the request of the Purchaser, the Seller shall) adjourn or postpone the Stockholders' Meeting: (a) to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement (as defined in Section 4.5) is provided to its stockholders, in advance of a vote on the matters to be voted on at the Stockholders' Meeting; or (b) if as of the time for which the Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of the Seller's capital stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders' Meeting (it being understood that the adjournment or postponement in the case referred to in this clause "(b)" shall be for a period of time reasonably necessary to obtain shares constituting a quorum). The Seller shall ensure that the Stockholders' Meeting is called, noticed and held, and that all proxies solicited by the Seller in connection with the Stockholders' Meeting are solicited, in compliance with DGCL, the Seller's certificate of incorporation and bylaws, the rules of the Nasdaq National Market and all other applicable Legal Requirements. The Purchaser shall cause any shares of capital stock of the Seller owned by the Purchaser to be voted in favor of the sale of the Transferred Assets to the Purchaser and in favor of the other proposals referred to in the first sentence of this Section 4.4.

        4.5    Proxy Statement.

          (a)   As promptly as practicable after the execution of this Agreement, the Seller shall prepare and file with the SEC under the Exchange Act a proxy statement and form of proxy (such proxy statement together with any amendments or supplements thereto, the "Proxy Statement") relating to the Stockholders' Meeting and the vote of the stockholders of the Seller with respect to the sale of the Transferred Assets to the Purchaser and any other matters to be voted on at the Stockholders' Meeting. The Seller will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Upon the request of the Seller, the Purchaser shall promptly furnish to the Seller all information about itself and its business and operations as is required to be included in the Proxy Statement. Each of the Purchaser and the Seller agrees promptly to correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Seller further agrees to take all steps necessary to amend or supplement the Proxy Statement. Each of the Purchaser and the Seller agrees that the information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Stockholders' Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b)   Subject to Section 4.5(c): (i) the Proxy Statement shall include a statement to the effect that the board of directors of the Seller unanimously recommends that the Seller's stockholders vote to approve the sale of the Transferred Assets to the Purchaser at the Stockholders' Meeting (the recommendation of the Seller's board of directors that the Seller's stockholders vote to approve the sale of the Transferred Assets to the Purchaser being referred to as the "Seller Board Recommendation"); and (ii) the Seller Board Recommendation shall not be withdrawn or modified in a manner adverse to the Purchaser, and no resolution by the board of directors of the Seller or any committee thereof to withdraw or modify the Seller Board Recommendation in a manner adverse to the Purchaser shall be adopted or proposed.

          (c)   Notwithstanding anything to the contrary contained in Section 4.5(b), at any time prior to the approval of the sale of the Transferred Assets to the Purchaser by the Required Stockholder Vote, the Seller Board Recommendation may be withdrawn or modified in a manner adverse to the Purchaser if: (i) a Superior Offer is made to the Seller and is not withdrawn; (ii) the Seller's board of directors determines in good faith, after having taken into account the advice of the Seller's outside legal counsel, that, in light of such Superior Offer, failure of the board to so withdraw or modify the Seller Board Recommendation would be inconsistent with the board's fiduciary obligations to the Seller's stockholders under applicable law; (iii) the Seller Board Recommendation is not withdrawn or modified in a manner adverse to the Purchaser at any time within five business days after the Purchaser receives written notice from the Seller confirming that the Seller's board of directors has determined that such offer is a Superior Offer and that the Seller intends to enter into a definitive agreement contemplating the consummation of such Superior Offer on the fifth business day following receipt of such notice if the Purchaser does not make adjustments in the terms and conditions of this Agreement such that the adjusted terms and conditions are at least as favorable as the Superior Offer; (iv) the Seller Board Recommendation is not withdrawn or modified in a manner adverse to the Purchaser if within the period referred to in clause "(iv)" of this sentence (as such period may be extended by the Seller in its discretion), the Purchaser agrees to make adjustments in the terms and conditions of this Agreement such that the adjusted terms and conditions are at least as favorable as the Superior Offer; and (v) neither the Seller nor any of its Specified Representatives shall have breached in any material respect or taken any action inconsistent in any material respect with any of the provisions set forth in Section 4.3.

          (d)   Subject to Section 8.1(h), the Seller's obligation to call, give notice of and hold the Stockholders' Meeting in accordance with Section 4.4 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Seller Board Recommendation.

5.     ADDITIONAL PRE-CLOSING COVENANTS OF THE PARTIES

        5.1    Disclosure.    The Purchaser and the Seller shall consult with each other before issuing any press release or otherwise making any statement to the public generally with respect to the Transactions. Without limiting the generality of the foregoing, neither the Purchaser nor the Seller shall, or shall permit any of its subsidiaries or Specified Representatives to, issue any press release or make any disclosure to the public generally regarding any of the Transactions unless: (a) the other party shall have approved such disclosure (such approval not to be unreasonably withheld or delayed); or (b) the other party shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law. The parties shall make a joint public announcement of this Agreement and the Transactions no later than: (i) the close of trading on the Nasdaq National Market on the day this Agreement is signed, if such signing occurs prior to the close of trading on the Nasdaq National Market on such day; or (ii) the opening of trading on the Nasdaq National Market on the business day following the date on which this Agreement is signed, if such signing occurs on a day on which the Nasdaq National Market is not open for trading or after the close of trading on the Nasdaq National Market on a day on which the Nasdaq National Market is open for trading.

        5.2    Commercially Reasonable Efforts.    During the Pre-Closing Period, the Seller shall use its commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis. During the Pre-Closing Period, the Purchaser shall use its commercially reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

        5.3    Notification.    During the Pre-Closing Period, each party shall promptly notify the other party in writing of: (a) the discovery by such party of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused any representation or warranty made by such party in this Agreement to be untrue or inaccurate in any material respect; (b) any change, effect, event, occurrence, non-occurrence, condition or development that could reasonably be expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect; (c) any failure of such party to comply with or satisfy any condition or agreement to be complied with or satisfied by it under this Agreement; and (d) any change, effect, event, occurrence, non-occurrence, condition or development that could reasonably be expected to make the timely satisfaction of any of the conditions to the other party's obligation to consummate the Transactions impossible or unlikely. The Seller shall promptly advise the Purchaser of any change, effect, event, occurrence, non-occurrence, condition or development that has had or would reasonably be expected to have a material adverse effect on the Transferred Assets related to the Specified Business. No notice provided pursuant to this Section 5.3 or otherwise given or purported to have been given after the date of this Agreement shall be deemed to supplement or amend any disclosure schedule provided by any party hereto for the purpose of: (i) determining the accuracy of any representation or warranty made by such party in this Agreement; or (ii) determining whether any of the conditions set forth in this Agreement has been satisfied.

        5.4    Filings and Consents.

          (a)   Each party shall: (a) make all filings required to be made by such party and provide all notices required to be provided by such party, and shall use its commercially reasonable efforts to obtain all Consents required to be obtained by such party (it being understood that the Consents to be obtained by the Seller with respect to Transferred Contracts with customers and Transferred Contracts involving in-licenses of Intellectual Property and Intellectual Property Rights shall cover the matters described on Schedule 5.4(a)), in each case in order to consummate the Transactions on a timely basis; and (b) ensure that during the Pre-Closing Period, each party and its Specified Representatives provide reasonable cooperation to the other party and to the other party's Specified Representatives, and prepare and make available such documents and take such other actions as the other party may reasonably request, in connection with any filing, notice or Consent that either party is required or elects to make, give or obtain.

          (b)   If the Consent of the Person identified in Schedule 5.4(b) is not obtained prior to (and in full force as of) the Closing, then the Seller shall pay to the Purchaser, promptly after requested to do so, one-half of all amounts payable by the Purchaser to the Person identified in Schedule 5.4(b) for a new license from such Person of the same Intellectual Property and Intellectual Property Rights covered by the Seller's license identified in Schedule 5.4(b) (it being understood that if the new license includes terms or conditions that provide materially broader rights to the Purchaser than the current terms and conditions (other than the right to sublicense to the Seller in order to permit the Seller to perform its obligations under the Transition Services Agreement) and the amounts payable for the new license of the Intellectual Property and Intellectual Property Rights currently licensed are higher than under the Seller's current license as a result of such materially broader rights, then the amount payable by the Seller pursuant to this clause shall be one-half of the cost of the new license, disregarding the increase in cost attributable to such materially broader rights (but including the cost attributable to the sublicense to the Seller in order to permit the Seller to perform its obligations under the Transition Services Agreement)).

          (c)   The Seller shall use its commercially reasonable efforts to obtain, prior to the Closing, a renewal of the Seller Contract identified on Schedule 5.4(c), as it relates to the Intellectual Property and Intellectual Property Rights that the Seller is currently using in connection with the performance of services under the Seller Contracts, through January 31, 2004. If such renewal is not obtained prior to (and in full force as of) the Closing, then the Seller shall pay to the Purchaser, promptly after requested to do so, all amounts payable by the Purchaser to the Person identified in Schedule 5.4(c) for a new license from such Person of such Intellectual Property and Intellectual Property Rights (it being understood that if the new license includes terms or conditions that provide materially broader rights to the Purchaser than the terms and conditions of the Seller Contract identified on Schedule 5.4(c) (other than the right to sublicense to the Seller in order to permit the Seller to perform its obligations under the Transition Services Agreement) and the amounts payable for the new license are higher than under the license identified on Schedule 5.4(c) as a result of such materially broader rights, then the amount payable by the Seller pursuant to this clause shall be the cost of the new license, disregarding the increase in cost attributable to such materially broader rights (but including the cost attributable to the sublicense to the Seller in order to permit the Seller to perform its obligations under the Transition Services Agreement)).

6.     CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE

        The Purchaser's obligation to purchase the Transferred Assets and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in writing):

        6.1    Accuracy of Representations.

          (a)   Each of the representations and warranties made by the Seller in this Agreement shall have been accurate in all material respects as of the date of this Agreement (it being understood that for purposes of determining the accuracy of any such representations and warranties, any notice provided pursuant to Section 5.3 or otherwise given or purported to have been given after the date of this Agreement, and any update of or modification to the Disclosure Schedule made or purported to have been made after the date of this Agreement, shall be disregarded).

          (b)   Each of the representations and warranties made by the Seller in this Agreement shall be accurate in all respects as of the Closing Date as if made on the Closing Date, except where the failure of such representations and warranties to be so accurate, individually or in the aggregate, does not have, and would not reasonably be expected to have, a material adverse effect on the Transferred Assets related to the Specified Business taken as a whole (it being understood that for purposes of determining the accuracy of any such representations and warranties: (i) any notice provided pursuant to Section 5.3 or otherwise given or purported to have been given after the date of this Agreement, and any update of or modification to the Disclosure Schedule made or purported to have been made after the date of this Agreement, shall be disregarded; and (ii) any qualification as to materiality or material adverse effect set forth therein shall be disregarded).

        6.2    Performance of Covenants.    All of the covenants and obligations the Seller is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        6.3    Stockholder Approval.    The sale of the Transferred Assets to the Purchaser shall have been duly approved by the Required Stockholder Vote.

        6.4    Consents.    All Consents identified in Part 6.4(a) of the Disclosure Schedule shall have been obtained and shall be in full force and effect, and all other Consents required to be obtained in connection with the Transactions shall have been obtained and shall be in full force and effect, except where the failure to obtain any such Consents has not had and would not reasonably be expected to have a material adverse effect on the Transferred Assets related to the Specified Business taken as a whole (it being understand that the failure to obtain any consent listed in Part 6.4(b) of the Disclosure Schedule shall not be taken into account in determining whether such material adverse effect has occurred or would reasonably be expected to occur).

        6.5    Agreements and Documents. The Purchaser shall have received the following agreements and documents, each of which shall be in full force and effect.

          (a)   the Escrow Agreement, executed by the Seller and the Escrow Agent;

          (b)   a Transition Services Agreement in the form of Exhibit I (the "Transition Services Agreement"), executed by the Seller;

          (c)   a Termination Agreement in the form of Exhibit J (the "Termination Agreement"), executed by the Seller;

          (d)   the Assignment and Assumption Agreement, executed by the Seller;

          (e)   the U.K. Assignment and Assumption Agreement;

          (f)    the Australia Assignment and Assumption Agreement;

          (g)   an agreement, reasonably satisfactory in form and substance to the Purchaser and executed by the Seller and each of the Seller Subsidiaries, pursuant to which the agreements identified in Part 2.6 of the Disclosure Schedule have been terminated;

          (h)   such bills of sale, endorsements, assignments (including patent assignments) and other documents as may (in the reasonable judgment of the Purchaser or its counsel) be necessary of appropriate to assign, convey, transfer and deliver to the Purchaser all right, title and interest in and to the Transferred Assets free and clear of any Encumbrances other than Permitted Liens;

          (i)    a legal opinion of Goodwin Procter LLP, dated as of the Closing Date, in the form of Exhibit K; and

          (j)    a certificate executed on behalf of the Seller by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.6 and 6.7 have been duly satisfied.

        6.6    No Material Adverse Change.    There shall have been no material adverse change in the Transferred Assets related to the Specified Business taken as a whole since the date of this Agreement, and no event shall have occurred and no condition or circumstance shall exist that could reasonably be expected to give rise to any such material adverse change.

        6.7    No Proceedings.    There shall not have been commenced or threatened any Proceeding (which has not been terminated or withdrawn): (a) challenging or that could reasonably be expected to result in the recovery of a material amount of damages from the Purchaser in connection with any of the Transactions; (b) that could reasonably be expected to materially and adversely affect the right of the Purchaser to own or use the Transferred Assets; (c) that involves any of the Transferred Assets and could reasonably be expected to result in the Purchaser incurring a material Liability after the Closing; or (d) that could reasonably be expected to have the effect of preventing, materially delaying, making illegal or otherwise materially and adversely interfering with any of the Transactions.

        6.8    No Restraints.    No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of any of the Transactions shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to any of the Transactions that makes consummation of any of the Transactions illegal.

7.     CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE

        The Seller's obligation to sell the Transferred Assets and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part, in writing):

        7.1    Accuracy of Representations.

          (a)   Each of the representations and warranties made by the Purchaser in this Agreement shall have been accurate in all material respects as of the date of this Agreement (it being understood that for purposes of determining the accuracy of any such representations and warranties, any notice provided pursuant to Section 5.3 or otherwise given or purported to have been given after the date of this Agreement shall be disregarded).

          (b)   Each of the representations and warranties made by the Purchaser in this Agreement be accurate in all respects as of the Closing Date as if made on the Closing Date, except where the failure of such representations and warranties to be so accurate, individually or in the aggregate, does not have, and would not reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Purchaser (it being understood that for purposes of determining the accuracy of any such representations and warranties: (i) any notice provided pursuant to Section 5.3 or otherwise given or purported to have been given after the date of this Agreement shall be disregarded; and (ii) any qualification as to materiality or material adverse effect set forth therein shall be disregarded).

        7.2    Performance of Covenants.    All of the covenants and obligations the Purchaser is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        7.3    Stockholder Approval.    The sale of the Transferred Assets to the Purchaser shall have been duly approved by the Required Stockholder Vote.

        7.4    Agreements and Documents.    The Seller shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a)   the Escrow Agreement, executed by the Purchaser and the Escrow Agent;

          (b)   the Transition Services Agreement, executed by the Purchaser;

          (c)   a Termination Agreement, executed by the Purchaser;

          (d)   the Assignment and Assumption Agreement, executed by the Purchaser;

          (e)   the U.K. Assignment and Assumption, executed by the Purchaser or an affiliate of the Purchaser;

          (f)    the Australia Assignment and Assumption, executed by the Purchaser or an affiliate of the Purchaser; and

          (g)   a certificate executed on behalf of the Purchaser by an authorized officer thereof confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

        7.5    No Restraints.    No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of any of the Transactions shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to any of the Transactions that makes consummation of any of the Transactions illegal.

8.     TERMINATION

        8.1    Termination Events.    This Agreement may be terminated prior to the Closing (whether before or after the approval of the sale of the Transferred Assets to the Purchaser by the Seller's stockholders):

          (a)   by the mutual written consent of the Purchaser and the Seller.;

          (b)   by either the Purchaser or the Seller if the Closing shall not have occurred by November 30, 2003; provided,however, that: (i) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure of the Closing to have occurred by November 30, 2003 is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Closing; and (ii) the Seller shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) unless the Seller shall have made any payment required to be made to the Purchaser pursuant to Section 8.3;

          (c)   by either the Purchaser or the Seller if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting any of the Transactions;

          (d)   by either the Purchaser or the Seller if: (i) the Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Seller's stockholders shall have taken a final vote on a proposal to approve the sale of the Transferred Assets to the Purchaser; and (ii) the sale of the Transferred Assets to the Purchaser shall not have been approved at the Stockholders' Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Stockholder Vote; provided, however, that the Seller shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) unless the Seller shall have made the payment required to be made to the Purchaser pursuant to Section 8.3;

          (e)   by the Purchaser (at any time prior to the approval of the sale of the Transferred Assets to the Purchaser by the Required Stockholder Vote) if a Triggering Event shall have occurred;

          (f)    by the Purchaser if any of the Seller's representations and warranties contained in this Agreement shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of any subsequent date (as if made on such subsequent date), in either case such that the condition set forth in Section 6.1 would not be satisfied, or if any of the Seller's covenants contained in this Agreement shall have been breached in any respect such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that if an inaccuracy in any of the representations and warranties of the Seller as of a date subsequent to the date of this Agreement or a breach of a covenant by the Seller is curable by the Seller through the use of commercially reasonable efforts within 30 calendar days after the Purchaser notifies the Seller in writing of the existence of such inaccuracy or breach (the "Seller Cure Period"), then the Purchaser may not terminate this Agreement under this Section 8.1(f) as a result of such inaccuracy or breach prior to the expiration of the Seller Cure Period, provided the Seller, during the Seller Cure Period, continues to exercise commercially reasonable efforts to cure such inaccuracy or breach (it being understood that the Purchaser may not terminate this Agreement pursuant to this Section 8.1(f) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Seller Cure Period);

          (g)   by the Seller if any of the Purchaser's representations and warranties contained in this Agreement shall have been inaccurate as of the date of this Agreement or shall have become inaccurate as of any subsequent date (as if made on such subsequent date), in either case such that the condition set forth in Section 7.1 would not be satisfied, or if any of the Purchaser's covenants contained in this Agreement shall have been breached in any respect such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of the representations and warranties of the Purchaser as of a date subsequent to the date of this Agreement or a breach of a covenant by the Purchaser is curable by the Purchaser through the use of commercially reasonable efforts within 30 calendar days after the Seller notifies the Purchaser in writing of the existence of such inaccuracy or breach (the "Purchaser Cure Period"), then the Seller may not terminate this Agreement under this Section 8.1(g) as a result of such inaccuracy or breach prior to the expiration of the Purchaser Cure Period, provided the Purchaser, during the Purchaser Cure Period, continues to exercise commercially reasonable efforts to cure such inaccuracy or breach (it being understood that the Seller may not terminate this Agreement pursuant to this Section 8.1(g) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Purchaser Cure Period); or

          (h)   by the Seller, if the Seller shall have withheld, withdrawn, amended or modified the Seller Board Recommendation in a manner permitted by Section 4.5(c); provided, however, that the Seller shall not be permitted to terminate this Agreement pursuant to this Section 8.1(h) if: (i) during the five business day period referred to in Section 4.5(c) (as such period may be extended by the Seller in its discretion), the Seller shall not have negotiated in good faith with the Purchaser to make adjustments in the terms and conditions of this Agreement such that this Agreement as so adjusted provides the Seller with a transaction that is at least as favorable as the Superior Offer; (ii) during the period referred to in clause "(i)" of this sentence, the Purchaser agrees to make adjustments in the terms and conditions of this Agreement such that this Agreement as so adjusted provides the Seller with a transaction that is at least as favorable as the Superior Offer; or (iii) the Seller shall not have made the payment required to be made to the Purchaser pursuant to Section 8.3.

        8.2    Effect Of Termination.    In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that: (a) Section 5.1, this Section 8.2, Section 8.3 and Section 11 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) the termination of this Agreement shall not relieve any party from any liability for any: (i) material breach of any covenant or obligation contained in this Agreement; and (ii) willful or knowing breach of any representation or warranty contained in this Agreement.

        8.3    Expenses; Termination Fees.

          (a)   Except as set forth in this Section 8.3 and subject to Section 9 (including the indemnification and other obligations of the Seller thereunder), all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Closing occurs; provided, however, that if: (i) this Agreement is terminated by the Purchaser or the Seller pursuant to Section 8.1(b) and at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made; (ii) this Agreement is terminated by the Purchaser or the Seller pursuant to Section 8.1(d); (iii) this Agreement is terminated by the Purchaser pursuant to Section 8.1(e); or (iv) this Agreement is terminated by the Seller pursuant to Section 8.1(h), then in each case referred to in clauses "(i)" through "(iv)" of this sentence, the Seller shall make a nonrefundable cash payment to the Purchaser, at the time specified in Section 8.3(b), in an amount equal to the aggregate amount of all fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of the Purchaser in connection with the preparation and negotiation of the

  Transactional Agreements and otherwise in connection with the Transactions, up to a maximum amount of $350,000.

          (b)   In the case of termination of this Agreement by the Seller pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(h), any nonrefundable payment required to be made pursuant to the proviso to Section 8.3(a) shall be made by the Seller prior to the time of such termination; and in the case of termination of this Agreement by the Purchaser pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(e), any nonrefundable payment required to be made pursuant to the proviso to Section 8.3(a) shall be made by the Seller within two business days after such termination.

          (c)   If the Seller fails to pay when due any amount payable by the Seller under this Section 8.3, then: (i) the Seller shall reimburse the Purchaser for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the Purchaser of its rights under this Section 8.3; and (ii) the Seller shall pay to the Purchaser interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the Purchaser in full) at a rate per annum equal to the "prime rate" (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

9.     INDEMNIFICATION, ETC

        9.1    Survival.

          (a)   The representations and warranties made by each party to this Agreement shall survive (without limitation): (i) the Closing and the sale of the Transferred Assets to the Purchaser; (ii) any sale or other disposition of any or all of the Transferred Assets by the Purchaser; and (iii) the dissolution of any party to this Agreement.

          (b)   Subject to Section 9.1(c), the representations and warranties set forth in Section 2.4 (the "IP Representations") shall terminate and expire on the second anniversary of the Closing Date and the representations and warranties set forth in Section 2 other than the IP Representations (the "General Representations") shall terminate and expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the second anniversary of the Closing Date (with respect to the IP Representations) or the first anniversary of the Closing Date (with respect to the General Representations), a state of facts shall have become known which may give rise to a claim for indemnification, compensation or reimbursement under Section 9.2 and an Indemnitee (acting in good faith) delivers to the Seller a written notice of such facts alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Seller and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Closing Date until such time as such claim is fully and finally resolved. Subject to Section 9.1(c), the representations and warranties made by the Purchaser shall terminate and expire as of the Closing Date, and any liability of the Purchaser with respect to such representations and warranties shall thereupon cease.

          (c)   The limitations set forth in Section 9.1(b) shall not apply in the case of claims based upon intentional misrepresentation or fraud.

          (d)   The representations, warranties, covenants and obligations of the Seller, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnitees or any of their Representatives.

        9.2    Indemnification By The Seller.

          (a)   The Seller shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are connected with:

            (i)    any breach of any representation or warranty made by the Seller in this Agreement as of the date of this Agreement (without giving effect to any notice provided pursuant to Section 5.3 or otherwise given or purported to have been given after the date of this Agreement, or update of or modification to the Disclosure Schedule made or purported to have been given or made after the date of this Agreement);

            (ii)   any breach of any representation or warranty made by the Seller in this Agreement as if such representation and warranty had been made on and as of the Closing Date (without giving effect to any notice provided pursuant to Section 5.3 or otherwise given or purported to have been given after the date of this Agreement, or update of or modification to the Disclosure Schedule made or purported to have been made after the date of this Agreement);

            (iii)  any breach of any covenant or obligation of the Seller contained in this Agreement or the Transition Services Agreement;

            (iv)  any: (A) Liability of the Purchaser or any affiliate of the Purchaser under the U.K. Transfer of Undertakings (Protection of Employment) Regulations 1981 with respect to any Persons that were employees of the Seller's subsidiary in the United Kingdom prior to the Closing (it being understood that, to the extent lawful and without any Liability to the Purchaser, the Purchaser will (i) execute and deliver such documents as the Seller may reasonably request and (ii) if requested by the Seller and if the Seller timely provides employee consulting information (including consultation scripts) reasonably satisfactory to the Purchaser, the Purchaser will consult with each such employee, in the case of each of clauses "(i)" and "(ii)" in an effort to minimize any Liabilities of the type described in this clause "(A)"); (B) any Liability of the Purchaser or any affiliate of the Purchaser that arises from or relates to the license to the Seller granted pursuant to Section 4.1(a)(3) of the Transition Services Agreement; and (C) Liability of the Seller or of any affiliate of the Seller (whether arising before or after the Closing), other than: (1) the Assumed Liabilities; and (2) any Liability with respect to the Excluded Claim;

            (v)   any Liability that arises from or relates to any failure to comply with any bulk transfer law or similar Legal Requirement in connection with any of the Transactions or any challenge to, or claim for Damages or other relief in connection with, any of the Transactions under fraudulent transfer, successor liability, bankruptcy or similar laws;

            (vi)  any matter identified or referred to in Items 2, 4 and 5 of Parts 2.4(e) and 2.4(f) of the Disclosure Schedule; or

            (vii) any Proceeding relating to any breach, alleged breach, Liability or matter of the type referred to in clause "(i)," "(ii)," "(iii)," "(iv)," "(v)" or "(vi)" above (including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9).

          (b)   Subject to Section 9.2(c), the Seller shall not be required to make any indemnification payment pursuant to Sections 9.2(a)(i) or 9.2(a)(ii) for any breach as set forth in such Sections until such time as the total amount of all Damages (including the Damages arising from such breach and all other Damages arising from any other breaches of any representations or warranties) that have been suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $50,000. (If the total amount of such Damages exceeds the $50,000, the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for only the amount of such Damages exceeding $50,000.)

          (c)   The limitation on the indemnification obligations of the Seller that is set forth in Section 9.2(b) shall not apply in the case of claims based upon intentional misrepresentation or fraud.

          (d)   Without limiting anything contained in this Agreement, in satisfying its obligations under Section 9.2(a)(iv)(A), the Seller shall pay directly to any employee entitled thereto any payments due to such employee in respect of the matter referred to in Section 9.2(a)(iv)(A), when such payments are due (it being understood that if the Seller fails to make any such payment when due and the Purchaser makes such payment, then the Seller shall pay to the Purchaser on demand (by cashier's check) the amount of such payment paid by the Purchaser).

        9.3    Maximum Liability.    With the exception of claims based upon intentional misrepresentation or fraud, in no event shall the aggregate amount of Damages which the Indemnitees shall be entitled to be indemnified against with respect to breaches of the IP Representations exceed $2,000,000 and in no event shall the aggregate amount of Damages which the Indemnitees shall be entitled to be indemnified against with respect to breaches of the General Representations exceed $1,000,000 (it being understood that the limitations set forth in this sentence shall not: (a) apply to any of the matters referred to in clauses "(iii)," "(iv)," "(v)," or "(vi)" of Section 9.2(a); (b) apply to any of the matters referred to in clause "(vii)" of Section 9.2(a) to the extent relating to clauses "(iii)," "(iv)," "(v)," or "(vi)" of Section 9.2(a); or (c) limit any right or remedy available to the Purchaser under any Existing Commercial Agreement). In addition, for avoidance of doubt: (a) if the same or substantially similar facts or circumstances constitute a breach of a representation or warranty and provide the basis for, and are properly asserted in, a claim under clauses "(iii)," "(iv)" or "(v)" of Section 9.2(a) or under any Existing Commercial Agreement, the limitations contained in this Agreement with respect to breaches of representations and warranties shall not apply to such claim; and (b) if the same or substantially similar facts or circumstances constitute both a breach of an IP Representation and a breach of a General Representation, the limitations contained in this Agreement with respect to breaches of IP Representations shall apply, and the limitations contained in this Agreement with respect to breaches of General Representations shall not apply, to such a claim.

        9.4    Defense Of Third Party Claims.    In the event of the assertion or commencement by any Person of any Proceeding (whether against the Purchaser or against any other Person) with respect to which any Indemnitee may be entitled to indemnification, compensation or reimbursement pursuant to this Section 9, the Purchaser shall have the right, at its election, to proceed with the defense of such Proceeding on its own; provided, however, that: (a) the Purchaser shall promptly inform the Seller of any material developments with respect to such Proceeding; and provided, further, however,that any failure on the part of the Purchaser to so inform the Seller shall not limit any of the obligations of the Seller, or any of the rights of any Indemnitee, under this Section 9 (except to the extent such failure materially prejudices the defense of such Proceeding); and (b) the Purchaser may not settle or compromise any such Proceeding without the written consent of the Seller (which consent shall not be unreasonably withheld or delayed) (it being understood that if the Purchaser has not received a response from the Seller to the Purchaser's request for such consent within ten days of delivering such request, then the Seller's consent to such request shall be deemed to have been given); and provided further, however, that if the Purchaser does settle or compromise any such Proceeding without the written consent or deemed consent of the Seller and the Seller is determined to have acted reasonably with respect to withholding or delaying its consent to such settlement or compromise, then the Damages to which the Indemnitees may be entitled pursuant to Section 9.2(a) with respect to an indemnification claim in respect of such Proceeding shall not include the amount of such settlement or compromise (it being understood, however, that: (i) the amount of such settlement or compromise shall be considered Damages for purposes of determining whether the $50,000 deductible in Section 9.2(b) has been satisfied; and (ii) the Purchaser shall nonetheless be entitled to other Damages (including attorneys' fees and expenses) incurred by it in connection with such Proceeding). The Purchaser shall give the Seller prompt notice after it becomes aware of the commencement of any such Proceeding against the Purchaser; provided, however, any failure on the part of the Purchaser to so notify the Seller shall not limit any of the obligations of the Seller, or any of the rights of any Indemnitee, under this Section 9 (except to the extent such failure materially prejudices the defense of such Proceeding). If the Purchaser does not elect to proceed with the defense of any such Proceeding, the Seller may proceed with the defense of such Proceeding with counsel reasonably satisfactory to the Purchaser; provided, however, that the Seller may not settle or compromise any such Proceeding without the prior written consent of the Purchaser (which consent may not be unreasonably withheld or delayed).

        9.5    Exclusive Remedy; Recourse to Escrow.    With the exception of claims based upon intentional misrepresentation or fraud and an Indemnitee's right to seek injunctive relief, from and after the Closing, Section 9 provides the exclusive remedy of the Indemnitees against the Seller with respect to any matter of the type referred to in Section 9.2. Following the Closing, with the exception of claims based upon intentional misrepresentation or fraud, recourse of the Purchaser to the Escrow Account pursuant to this Agreement and the Escrow Agreement shall be the sole and exclusive remedy of the Purchaser and the other Indemnitees for Damages under the indemnification provisions contained in Sections 9.2(a)(i) and 9.2(a)(ii).

10.   CERTAIN POST-CLOSING COVENANTS

        10.1    Further Actions.

          (a)   From and after the Closing Date, each party shall cooperate with the other party, and shall execute and deliver such documents and take such other actions as the other party may reasonably request, for the purpose of evidencing the Transactions, putting the Purchaser in possession and control of all of the Transferred Assets and ensuring the payment and performance by the Purchaser of the Assumed Liabilities. To the extent that the parties hereto have been unable to obtain any Consent that the Purchaser reasonably deems necessary to be obtained for the transfer to the Purchaser of any of the Transferred Assets by the Closing Date, the Seller shall use its commercially reasonable efforts to obtain such Consent as promptly as practicable thereafter. Until such Consent is obtained, the Seller shall cooperate, and shall use its commercially reasonable efforts to cause its Specified Representatives to cooperate, with the Purchaser in any lawful arrangement designed to provide the Purchaser with the benefits of such Transferred Assets at no cost to the Purchaser in excess of the cost the Purchaser would have incurred (without modification to the terms of the Contract) if the Consent had been obtained.

          (b)   Without limiting the generality of the foregoing, from and after the Closing Date, the Seller shall promptly remit to the Purchaser any funds that are received by the Seller that represent Transferred Assets. If the Seller's stockholders adopt a plan of dissolution and liquidation, then, at the request of the Purchaser, the Seller shall promptly provide to the Purchaser a power of attorney, in a form reasonably satisfactory to the Purchaser, substantially to the effect that the Seller: (i) irrevocably authorizes the Purchaser to endorse in the name of the Seller any check or other instrument that is made payable to the Seller and that represents the payment of any Transferred Asset; and (ii) irrevocably nominates, constitutes and appoints the Purchaser as the true and lawful attorney-in-fact of the Seller (with full power of substitution), and authorizes the Purchaser, in the name of and on behalf of the Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding and to take any other action that the Purchaser (acting reasonably) may deem appropriate for the purpose of: (A) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in any of the Transferred Assets; or (B) defending or compromising any claim or Proceeding relating to any of the Transferred Assets. The power of attorney referred to in the preceding sentence shall be coupled with an interest and shall be irrevocable, and shall survive the dissolution or insolvency of the Seller.

        10.2    Publicity.    Each party shall ensure that, on and at all times after the Closing Date, except as required by applicable Legal Requirements, no press release or other similar publicity concerning any of the Transactions is issued or otherwise disseminated by or on behalf of such party without the other party's prior written consent. After the Closing Date and except as required by applicable Legal Requirements, the Seller shall keep strictly confidential, and shall not use or disclose to any other Person, any confidential or proprietary information that relates to any of the Transferred Assets (it being understood that before making any disclosure required by applicable Legal Requirements, the Seller shall provide the Purchaser with as much notice as is practicable in order to allow the Purchaser to seek a protective order or similar remedy). Notwithstanding anything herein to the contrary, each party to this Agreement (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to it related to such tax treatment and tax structure. It is understood that there are no limits at any time on the ability of any party to consult its own independent tax advisor regarding the tax treatment or tax structure of the Transactions. This authorization to disclose the tax treatment and tax structure is limited to the extent that confidentiality is required to comply with any applicable securities laws.

        10.3    Continuing Access to Information.    From the Closing Date until the second anniversary of the Closing Date, the Purchaser shall give the Seller and its Specified Representatives reasonable access during normal business hours to (and shall allow the Seller and its Specified Representatives to make copies of) any accounting books and records and other financial data acquired by the Purchaser hereunder as may be necessary for: (a) preparation of tax returns and financial statements which are the responsibility of the Seller; (b) management and handling of any tax audits and tax disputes; and (c) complying with any audit request, subpoena or other investigative demand by any Governmental Body or for any civil litigation, or for any other reasonable purpose. From the Closing Date until the second anniversary of the Closing Date, the Seller shall give the Purchaser and its Specified Representatives reasonable access during normal business hours to (and shall allow the Purchaser and its Specified Representatives to make copies of) any books and records relating to the Transferred Assets or the Assumed Liabilities or for any reasonable purpose; provided, however, that the Seller's obligation under this sentence shall terminate as to any such books and records 30 days after the Seller gives written notice to the Purchaser that such books and records are being destroyed or will no longer be in the possession or control of the Seller, provided that the Seller gives the Purchaser a reasonable opportunity to take possession of such books and records.

        10.4    [Intentionally Omitted]

        10.5    Collection and Payment of Email-Based End-User Customer Service Fees, Hosting/Maintenance Fees, Implementation Fees, Operating Services Fees, Professional Services Fees and Transaction-Based Fees.

          (a)   The following rules shall apply with respect to the ownership of and entitlement to all Email-Based End-User Customer Service Fees, Hosting/Maintenance Fees, Implementation Fees, Operating Services Fees, Professional Services Fees and Transaction-Based Fees:

            (i)    all Email-Based End-User Customer Service Fees that relate to emails sent prior to the Closing shall belong to the Seller, and all Email-Based End-User Customer Service Fees that relate to emails sent after the Closing shall belong to the Purchaser;

            (ii)   all Implementation Fees and Professional Services Fees collected by the Seller or the Purchaser (either before or after the Closing) that relate to obligations actually performed by the Seller prior to the Closing shall belong to the Seller, and all Implementation Fees and Professional Services Fees collected by the Seller or the Purchaser (either before or after the Closing) that relate to obligations that must be performed after the Closing shall belong to the Purchaser (it being understood that in order for any Implementation Fees or Professional

    Services Fees to belong to the Seller, the Seller must provide the Purchaser with evidence, reasonably satisfactory to the Purchaser, demonstrating that the obligations to which such Implementation Fees or Professional Services Fees relate or purport to relate have actually been performed prior to the Closing);

            (iii)  all Hosting/Maintenance Fees and Operating Services Fees collected by the Seller or the Purchaser (either before or after the Closing) shall be allocated to the Seller and the Purchaser based upon the number of days prior to and after the Closing Date to which such Hosting/Maintenance Fees or Operating Services Fees relate (it being understood that the Seller shall be entitled to the portion of such Hosting/Maintenance Fees and Operating Services Fees related to the days prior to the Closing Date and the Purchaser shall be entitled to the portion of such Hosting/Maintenance Fees and Operating Services Fees related to the days from and after the Closing Date);

            (iv)  all Transaction-Based Fees collected by the Seller or the Purchaser after the Closing shall be allocated to the Seller and the Purchaser based upon the sales that occurred prior to and after the Closing to which such Transaction-Based Fees relate (it being understood that the Seller shall be entitled to the portion of the Transaction-Based Fees related to the sales that occurred prior to the Closing and the Purchaser shall be entitled to the portion of the Transaction-Based Fees related to the sales that occurred from and after the Closing);

            (v)   if the Seller (or a Seller Subsidiary) or the Purchaser (or a subsidiary of the Purchaser) receives a payment under or with respect to a Transferred Contract and the Seller or the Purchaser cannot determine to what invoice such payment relates, then the Seller and the Purchaser shall discuss and attempt to agree on the invoice to which such payment relates (it being understood that if no agreement can be reached after such discussion, then the payment will be deemed to relate to the oldest invoice sent under or with respect to such Transferred Contract); and

            (vi)  if the Seller (or a Seller Subsidiary) or the Purchaser (or a subsidiary of the Purchaser) receives a partial payment under an invoice with respect to a Transferred Contract and the Seller or the Purchaser cannot determine to what services such payment relates, then the Seller and the Purchaser shall discuss and attempt to agree on the services to which such payment relates (it being understood that if no agreement can be reached after such discussion, then such partial payment shall be allocated between the Seller and the Purchaser on a pro rata basis, with such pro rata allocation being made based on the assumption that the invoice had been paid in full).

All amounts to which the Purchaser is entitled under this Section 10.5(a) shall be referred to as "Purchaser Fees" and all amounts to which the Seller is entitled under this Section 10.5(a) shall be referred to as "Seller Fees."

          (b)   Promptly (and in any event within 10 business days) after the Closing Date, the Seller shall deliver to the Purchaser a statement setting forth the amount of Hosting/Maintenance Fees, Implementation Fees, Operating Services Fees and Professional Services Fees actually collected by the Seller prior to the Closing that constitute Purchaser Fees, together with a certified check in the amount of such Purchaser Fees.

          (c)   Within 30 days after the end of each month during the six-month period following the Closing Date (the "Collection Period"): (i) the Purchaser shall deliver to the Seller a statement setting forth the amount, if any, of the Email-Based End-User Customer Service Fees, Hosting/Maintenance Fees, Implementation Fees, Operating Services Fees, Professional Services Fees and Transaction-Based Fees actually collected by the Purchaser during such month that constitute Seller Fees, together with a certified check in the amount of such Seller Fees; and (ii) the Seller shall deliver to the Purchaser a statement setting forth the amount, if any, of the Email-Based End-User Customer Service Fees, Hosting/Maintenance Fees, Implementation Fees, Operating Services Fees, Professional Services Fees and Transaction-Based Fees actually collected by the Seller during such month that constitute Purchaser Fees, together with a certified check in the amount of such Purchaser Fees. If, after the expiration of the Collection Period, any Email-Based End-User Customer Service Fees, Hosting/Maintenance Fees, Implementation Fees, Operating Services Fees, Professional Services Fees or Transaction-Based Fees are actually collected by the Purchaser or the Seller that belong to the other, the Purchaser or the Seller, as the case may be, shall promptly provide the other with a statement setting forth, and a certified check in the amount of, such fees. From the Closing Date until the end of the term of the Transition Services Agreement, customers under the Transferred Contracts shall be invoiced as specified in the Transition Services Agreement; from and after the end of the term of the Transition Services Agreement, the Purchaser shall have the responsibility for invoicing customers under the Transferred Contracts.

          (d)   The Purchaser shall not have the right to compromise, settle or adjust the amount of any of the Seller Fees without the Seller's prior written consent (which shall not be unreasonably withheld or delayed), and the Seller shall not have the right to compromise, settle or adjust the amount of any of the Purchaser Fees without the Purchaser's prior written consent (which shall not be unreasonably withheld or delayed).

11.   MISCELLANEOUS PROVISIONS

        11.1    Attorneys' Fees.    If any Proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        11.2    Notices.    Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) when delivered by hand; (b) on the day sent by facsimile provided that the sender has received confirmation of transmission as of or prior to 5:00 p.m. local time of the recipient on such day; (c) the first business day after sent by facsimile to the extent that the sender has received confirmation of transmission after 5:00 p.m. local time of the recipient on the day sent by facsimile; or (d) the first business day after sent by registered mail, by courier or express delivery service, in any case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

    if to the Seller:

      FairMarket, Inc.
      500 Unicorn Park Drive
      Woburn, MA 01810
      Facsimile: (781) 932-9250
      Attention: Chief Executive Officer

    with a copy to:

      Goodwin Procter LLP
      Exchange Place
      Boston, MA 02109
      Facsimile: (617) 523-1231
      Attention: Robert P. Whalen, Jr.

    if to the Purchaser:

      eBay Inc.
      2145 Hamilton Ave
      San Jose, CA 95125
      Facsimile: (408) 376-7514
      Attention: General Counsel

    with a copy to:

      Cooley Godward LLP
      Five Palo Alto Square
      3000 El Camino Real
      Palo Alto, CA 94306
      Facsimile: 650-849-7400
      Attention: Keith A. Flaum, and
      Jennifer Fonner DiNucci

        11.3    Time Of The Essence.    Time is of the essence of this Agreement.

        11.4    Headings.    The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        11.5    Counterparts.    This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        11.6    Governing Law; Venue.

          (a)   This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

          (b)   Except as provided in Section 11.6(e), any Proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any court located in the State of Delaware or the United States District Court for the District of Delaware. Each party to this Agreement:

            (i)    expressly and irrevocably consents and submits to the exclusive jurisdiction of each state court located in the State of Delaware and the United States District Court for the District of Delaware in connection with any such Proceeding;

            (ii)   agrees that each such court shall be deemed to be a convenient forum; and

            (iii)  agrees not to assert (by way of motion, as a defense or otherwise), in any such Proceeding commenced in any such court, any claim that such party is not subject personally to the jurisdiction of such court, that such Proceeding has been brought in an inconvenient forum, that the venue of such Proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by any such court.

          (c)   The Seller agrees that if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the Seller in or before such court or other tribunal with respect to any indemnification claim or other claim arising from or relating to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

          (d)   Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Proceeding arising out of or related to this Agreement or the Transactions.

          (e)   Notwithstanding anything to the contrary contained in this Agreement, any claim for indemnification, compensation or reimbursement pursuant to Section 9 and any other claim brought after the Closing for a monetary remedy (such as in the case of a claim based on intentional misrepresentation or fraud) relating to this Agreement or the sale of the Transferred Assets to the Purchaser shall be brought and resolved exclusively in accordance with Exhibit L; provided, however, that nothing in this Section 11.6(e) shall prevent the Purchaser from seeking injunctive relief from a court of competent jurisdiction.

        11.7    Successors And Assigns; Parties In Interest.    This Agreement shall be binding upon: the Seller and its successors and assigns (if any); and the Purchaser and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Seller; the Purchaser; the other Indemnitees; and the respective successors and assigns (if any) of the foregoing. The Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, and may delegate any or all of its duties and obligations under this Agreement, to any wholly-owned subsidiary of the Purchaser without obtaining the consent or approval of any other Person. The Purchaser may also freely assign any or all of its rights under Section 9, in whole or in part, to any Person that acquires any portion of the Transferred Assets without obtaining the consent or approval of any other Person. From and after the Closing, the Seller may freely assign any or all of its rights under this Agreement, in whole or in part, and may delegate any or all of its duties and obligations under this Agreement, to a liquidating trust established by the Seller in connection with the adoption or implementation of a plan of liquidation or dissolution of the Seller. Except as set forth in the preceding sentences, neither the Purchaser nor the Seller shall assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party. Except for the provisions of Section 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any).

        11.8    Remedies Cumulative; Specific Performance.    The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties agree that: (a) in the event of any breach or threatened breach by the Seller or the Purchaser of any covenant, obligation or other provision set forth in this Agreement, the Purchaser or the Seller, as the case may be, shall be entitled (in addition to any other remedy that may be available to it) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b) none of the Purchaser, the Seller or any other Indemnitee shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

        11.9    Waiver.    No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        11.10    Amendments.    This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.

        11.11    Severability.    In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        11.12    Entire Agreement.    The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

        11.13    Disclosure Schedule.    The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained herein permitting such disclosure, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section herein permitting such disclosure.

        11.14    Bulk Sales Law.    Without relieving the Seller of its indemnification obligations pursuant to Section 9.2(a) with respect to compliance with bulk transfer laws and similar Legal Requirements in connection with the Transactions, the Purchaser and the Seller each hereby waive compliance by the other with any applicable provisions of any applicable bulk sales law.

        11.15    Construction.

          (a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b)   The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c)   As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d)   Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

        The parties to this Agreement have caused this Agreement to be executed and delivered as of June 20, 2003.

FAIRMARKET, INC., a Delaware corporation
By:	/s/ Nanda Krish
Title:	President and Chief Executive Officer
EBAY INC., a Delaware corporation
By:	/s/ Gary Dillabough
Title:	Vice President, Strategic Partnerships

EXHIBIT A

CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        Accountant.    "Accountant" shall mean Deloitte and Touche LLP; provided, however, that if Deloitte and Touche LLP is either the Purchaser's or the Seller's regular outside accounting firm at the time the allocation is required to be made as contemplated by Section 1.5 of the Agreement, then "Accountant" shall mean Ernst & Young LLP.

        Acquisition Proposal.    "Acquisition Proposal" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by the Purchaser) contemplating or otherwise relating to any Acquisition Transaction.

        Acquisition Transaction.    "Acquisition Transaction" shall mean any transaction or series of transactions involving: (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction: (i) in which the Seller is a constituent corporation; (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of the Seller; or (iii) in which the Seller issues securities representing more than 15% of the outstanding securities of any class of voting securities of the Seller; (b) any sale, lease, exchange, transfer, license, acquisition or other disposition of all or a material portion of the Seller's business or assets (other than in the ordinary course of business consistent with past practice); or (c) any liquidation or dissolution of the Seller other than a plan of dissolution and liquidation not involving any third party that is adopted by the board of directors of the Seller and submitted to the stockholders of the Seller for approval at the Stockholders' Meeting as contemplated by Section 4.4 of the Agreement.

        Agreement.    "Agreement" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

        Bounty Fees.    "Bounty Fees" shall mean all amounts owed or payable by the Seller or either of the Seller Subsidiaries to any customer of the Seller or either of the Seller Subsidiaries for any transactions completed on the customer's auction site related to goods or services listed on another customer's auction site.

        Consent.    "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        Contract.    "Contract" shall mean any written, oral, implied or other legally binding agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy or benefit plan of any nature.

        Damages.    "Damages" shall include any loss, damage, injury, decline in value, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

        Disclosure Schedule.    "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Seller, and prepared in accordance with Section 11.13 of the Agreement.

        Email-Based End-User Customer Service Fees.    "Email-Based End-User Customer Service Fees" shall mean all amounts paid, owed or payable by any customer of the Seller or either of the Seller Subsidiaries under any Transferred Contract (or by any customer of any assignee of the Seller or such Seller Subsidiary under such Transferred Contract) for services provided or to be provided by the Seller or such Seller Subsidiary or assignee under such Transferred Contract related to end-user customer service that are charged on a per email basis.

        Encumbrance.    "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest or other encumbrance of any kind.

        Entity.    "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        Exchange Act.    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        Excluded Claim.    "Excluded Claim" shall have the meaning set forth in the Services Agreement referred to in Item 1 of Part 2.4(e) and 2.4(f) of the Disclosure Schedule.

        Existing Commercial Agreements.    "Existing Commercial Agreements" shall mean those certain Contracts between the Purchaser and the Seller identified on Annex I to this Exhibit A.

        GAAP.    "GAAP" shall mean United States generally accepted accounting principles.

        Governmental Authorization.    "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        Governmental Body.    "Governmental Body" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

        Hosting/Maintenance Fees.    "Hosting/Maintenance Fees" shall mean all fixed monthly fees paid, owed or payable by any customer of the Seller or either of the Seller Subsidiaries under any Transferred Contract (or by any customer of any assignee of the Seller or such Seller Subsidiary under such Transferred Contract) for services provided or to be provided by the Seller or such Seller Subsidiary or assignee under such Transferred Contract related to hosting and maintaining a customer's auction site, promotion site or other online presence on computer servers owned, controlled or operated by or for the Seller or such Seller Subsidiary or assignee and providing Internet access to such site or presence. Hosting/Maintenance Fees include any fixed monthly fees that are designated as "Application Fees" in a Transferred Contract.

        Immaterial Contract.    "Immaterial Contract" shall mean any Seller Contract: (a) that relates exclusively to general and administrative matters (such as Contracts for office supplies, insurance policies or matters necessary for any liquidation or wind-down of the Seller); (b) that is a nonexclusive, internal use software license of non-customized software that is generally available on standard terms for less than $1,000; (c) that relates exclusively to any capital stock or other securities of the Seller; (d) pursuant to which the Seller has borrowed or received any funds; (e) pursuant to which the Seller occupies any real property; or (f) that relates exclusively to benefits made available to the current or former employees of the Seller.

        Implementation Fees.    "Implementation Fees" shall mean all amounts paid, owed or payable by any customer of the Seller or either of the Seller Subsidiaries under any Transferred Contract (or by any customer of any assignee of the Seller or such Seller Subsidiary under such Transferred Contract) for services provided or to be provided by the Seller or such Seller Subsidiary or assignee under such Transferred Contract related to developing, preparing and setting up a customer's auction site, promotion site or other online presence, as well as services relating to providing any standard integration to the customer's systems where such services are performed as part of implementation and the fee for such services is included as part of the implementation fee set forth in the applicable Transferred Contract (it being understood that if such fee is not so included then the fee for such services will be deemed to be included in Professional Services Fees).

        Indemnitees.    "Indemnitees" shall mean the following Persons: (a) the Purchaser; (b) the Purchaser's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)," "(b)" and "(c)" above.

        Intellectual Property.    "Intellectual Property" shall mean algorithms, APIs, apparatus, circuit designs and assemblies, gate arrays, IP cores, net lists, photomasks, semiconductor devices, test vectors, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

        Intellectual Property Rights.    "Intellectual Property Rights" shall mean all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses "(a)" through "(e)" above.

        Knowledge.    "Knowledge" shall mean, with respect to any fact, circumstance, event or other matter in question with respect to the Seller, the actual knowledge of such fact, circumstance, event or other matter by any of the individuals listed on Annex II to this Exhibit A.

        Legal Requirement.    "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        Liability.    "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

        Operating Services Fees.    "Operating Services Fees" shall mean all fixed monthly fees paid, owed or payable by any customer of the Seller or either of the Seller Subsidiaries under any Transferred Contract (or by any customer of any assignee of the Seller or such Seller Subsidiary under such Transferred Contract) for account management and other services not provided at an hourly rate, end-user customer service and other operating services provided or to be provided by the Seller or such Seller Subsidiary or assignee under such Transferred Contract.

        Order.    "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

        Permitted Liens.    "Permitted Liens" shall mean: (a) Encumbrances which do not and will not detract from the value or interfere with the use of the Transferred Assets subject thereto or affected thereby; (b) liens for Taxes not yet due and payable which do not and will not detract from the value or interfere with the use of the Transferred Assets subject thereto or affected thereby; and (c) with respect to Transferred Contracts, the Assumed Liabilities related thereto.

        Person.    "Person" shall mean any individual, Entity or Governmental Body.

        Pre-Closing Period.    "Pre-Closing Period" shall mean the period from the date of the Agreement through the earlier of: (a) the Closing Date; and (b) the effective date of any valid termination of the Agreement.

        Proceeding.    "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

        Professional Services Fees.    "Professional Services Fees" shall mean all amounts (other than Implementation Fees and Operating Services Fees) paid, owed or payable by any customer of the Seller or either of the Seller Subsidiaries under any Transferred Contract (or by any customer of any assignee of the Seller or such Seller Subsidiary under such Transferred Contract) for services provided or to be provided by the Seller or such Seller Subsidiary or assignee under such Transferred Contract related to: (a) modifying, providing customizations to or developing specialized integration for a customer's auction site, promotion site or other online presence; (b) developing business applications, technical customization, integration, e-marketing, usability and other consulting services; or (c) operating services for which the Seller charges an hourly fee.

        Registered IP.    "Registered IP" shall mean all Intellectual Property Rights that are registered, filed, or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

        Representatives.    "Representatives" of a party shall mean: (a) such party's officers, directors, employees, stockholders, affiliates, attorneys, investment bankers, advisors, accountants, agents and representatives; and (b) the officers, directors, employees, stockholders, attorneys, investment bankers, advisors, accountants, agents and representatives of each of such party's affiliates.

        Securities Act.    "Securities Act" shall mean the Securities Act of 1933, as amended.

        Seller Contract.    "Seller Contract" shall mean any Contract: (a) to which the Seller or either of the Seller Subsidiaries is a party; (b) by which the Seller or either of the Seller Subsidiaries or any of its or their assets is bound or under which the Seller or either of the Seller Subsidiaries has any obligation; or (c) under which the Seller or either of the Seller Subsidiaries has any right.

        Seller IP.    "Seller IP" shall mean all Intellectual Property Rights and Intellectual Property in which the Seller has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

        Seller IP Contract.    "Seller IP Contract" shall mean any Seller Contract that contains any assignment or license of, or any covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Seller IP or any Intellectual Property developed by, with or for the Seller.

        Seller Software.    "Seller Software" shall mean any software (including firmware and other software embedded in hardware devices) owned, developed (or currently being developed), used, marketed, distributed, licensed or sold by the Seller at any time (other than non-customized third party software licensed to the Seller for internal use on a non-exclusive basis).

        Seller Subsidiaries.    "Seller Subsidiaries" shall mean FairMarket U.K. Limited and FairMarket Network PTY Ltd.

        Specified Business.    "Specified Business" shall mean the Seller's: (a) promotions business and (b) business-to-business surplus business.

        Specified Employees.    "Specified Employees" shall mean those employees of the Seller identified in Schedule 4.2(i).

        Specified Person.    "Specified Persons" shall mean the Specified Employees and those persons identified in Schedule 4.2(c).

        Specified Representatives.    "Specified Representatives" of a party shall mean: (a) such party's officers, directors, employees, attorneys, investment bankers, advisors, accountants, agents and representatives; and (b) the officers, directors, employees, attorneys, investment bankers, advisors, accountants, agents and representatives of each of such party's subsidiaries.

        Superior Offer.    "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase all of the outstanding shares of the Seller's capital stock, all or substantially all of the assets of the Seller (including cash, cash equivalents and other similar liquid investments) or all or substantially all of the assets of the Seller (other than cash, cash equivalents and other similar liquid investments) on terms that the board of directors of the Seller determines, in its reasonable judgment, after consultation with an independent financial advisor of nationally recognized reputation, to be more favorable to the Seller's stockholders than the terms of the Transactions; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party.

        Tax.    "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

        Tax Return.    "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        Transaction-Based Fees.    "Transaction-Based Fees" shall mean all amounts paid, owed or payable by any customer of the Seller or either of the Seller Subsidiaries under any Transferred Contract (or by any customer of any assignee of the Seller or such Seller Subsidiary under such Transferred Contract) based on the transactions for the customer's goods or services processed by the Seller or such Seller Subsidiary or assignee under such Transferred Contract or through the use of any services or technology of the Seller or such Seller Subsidiary or assignee pursuant to such Transferred Contract.

        Transactional Agreements.    "Transactional Agreements" shall mean: (a) the Agreement; (b) the Escrow Agreement; (c) the Assignment and Assumption Agreement; (d) the U.K. Assignment and Assumption Agreement; (c) the Australia Assignment and Assumption Agreement; (e) the Transition Services Agreement; (f) the Termination Agreement; and (g) all bills of sale, assignments and other agreements delivered or to be delivered in connection with the transactions contemplated by the Agreement.

        Transactions.    "Transactions" shall mean: (a) the execution and delivery of the respective Transactional Agreements; and (b) all of the transactions contemplated by the Transactional Agreements, including: (i) the sale of the Transferred Assets by the Seller to the Purchaser in accordance with the Agreement; (ii) the assumption of the Assumed Liabilities by the Purchaser and/or one or more affiliates of the Purchaser pursuant to the Assignment and Assumption Agreement, the U.K. Assignment and Assumption Agreement and the Australia Assignment and Assumption Agreement; and (iii) the performance by the Seller and the Purchaser of their respective obligations, and the exercise by the Seller and the Purchaser of their respective rights, under the Transactional Agreements.

        Transferred Assets.    "Transferred Assets" shall have the meaning set forth in Section 1.1.

        Transferred Contracts.    "Transferred Contracts" shall have the meaning set forth in Section 1.1(b).

        Transferred Receivables.    "Transferred Receivables" shall have the meaning set forth in Section 1.1(d).

        Triggering Event.    A "Triggering Event" shall be deemed to have occurred if: (a) the board of directors of the Seller shall have failed to recommend that the Seller's stockholders vote to approve the sale of the Transferred Assets to the Purchaser, or shall have withdrawn or modified in a manner adverse to the Purchaser the Seller Board Recommendation; (b) the Seller shall have failed to include in the Proxy Statement the Seller Board Recommendation or a statement to the effect that the board of directors of the Seller has determined and believes that the sale of the Transferred Assets to the Purchaser is in the best interests of the Seller's stockholders; (c) the board of directors of the Seller fails to reaffirm the Seller Board Recommendation, or fails to reaffirm its determination that the sale of the Transferred Assets to the Purchaser is in the best interests of the Seller's stockholders, within 10 business days after: (i) an Acquisition Proposal is made, submitted or announced or there has been a material change to an Acquisition Proposal that had previously been made, submitted or announced; and (ii) the Purchaser requests in writing that such recommendation or determination be reaffirmed; (d) the board of directors of the Seller shall have approved, endorsed or recommended any Acquisition Proposal; (e) the Seller shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (f) a tender or exchange offer relating to securities of the Seller shall have been commenced and the Seller shall not have sent to its securityholders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that the Seller recommends rejection of such tender or exchange offer; (g) an Acquisition Proposal is publicly announced, and the Seller fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced; or (h) the Seller shall have breached in any material respect or any Specified Representative of the Seller shall have taken any action inconsistent in any material respect with any of the provisions set forth in Section 4.3 of the Agreement.

Annex B

BROADVIEW

June 12, 2003

CONFIDENTIAL

Special Committee of the Board of Directors
FairMarket, Inc.
500 Unicorn Park Drive
Woburn, MA 01801

Dear Members of the Special Committee:

We understand that FairMarket, Inc. ("FairMarket" or the "Company"), and eBay, Inc., ("eBay" or the "Purchaser") propose to enter into an Asset Purchase Agreement (the "Agreement") pursuant to which the Purchaser will purchase the Transferred Assets (as defined in the Agreement), free and clear of any Encumbrances (as defined in the Agreement) other than Permitted Liens (as defined in the Agreement) for $4,500,000 in cash and the assumption of the Assumed Liabilities (as defined in the Agreement) (collectively, the "Purchase Price"). The terms and conditions of the above-described transaction (the "Transaction") are more fully detailed in the Agreement.

You have requested our opinion as to whether the Purchase Price is fair, from a financial point of view, to holders of FairMarket Common Stock.

Broadview International LLC ("Broadview") focuses on providing merger and acquisition advisory services to information technology ("IT"), communications, healthcare technology and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications, healthcare technology and media mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to the special committee of the Board of Directors of FairMarket (the "Special Committee") and will receive a fee from FairMarket upon the delivery of this opinion and the successful conclusion of the Transaction.

In rendering our opinion, we have, among other things:

1.)
reviewed the terms of the Agreement in the form of the draft dated June 11, 2003, furnished to us by FairMarket counsel on June 11, 2003 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed);

2.)
reviewed FairMarket's annual report on Form 10-K for the fiscal year ended December 31, 2002, including the audited financial statements included therein and FairMarket's quarterly report on Form 10-Q for the period ended March 31, 2003, including the unaudited financial statements included therein;

3.)
reviewed certain internal financial and operating information concerning FairMarket, including quarterly projections through December 31, 2003 and annual projections through December 31, 2008, in each case prepared and furnished to us by FairMarket management;

4.)
reviewed the schedule of Transferred Assets (as defined in the Agreement) and the schedule of revenue and gross profit generated by the Transferred Assets during the twelve month period ending March 31, 2003, for the quarterly period ending March 31, 2003 as well as the projected revenue and gross profit for the twelve months ending December 31, 2003, in each case, which was prepared and provided to us by FairMarket management;

5.)
participated in discussions with FairMarket management conc erning the operations, business strategy, current financial performance and prospects for FairMarket;

B-1

6.)
discussed with FairMarket management its view of the strategic rationale for the Transaction;

7.)
compared certain aspects of the financial performance of FairMarket with public companies we deemed comparable;

8.)
analyzed available information, both public and private, concerning other mergers and acquisitions we believed to be comparable in whole or in part to the Transaction;

9.)
assisted in negotiations and partic ipated in discussions related to the Transaction among FairMarket, eBay and their respective advisors; and

10.)
conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by FairMarket, eBay or their respective advisors. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of FairMarket as to the future performance of FairMarket and the Transferred Assets. We have neither made nor obtained an independent FairMarket, Inc. Special Committee appraisal or valuation of any of the assets of FairMarket or any its subsidiaries.

Based upon and subject to the foregoing and subject to the limitations and assumptions below, we are of the opinion that the Purchase Price is fair, from a financial point of view, to holders of FairMarket Common Stock. For purposes of this opinion, we have assumed that FairMarket is not currently involved in any material transaction other than the Transaction, discussions disclosed to us in respect of other potential transactions following consummation of the Transaction, other publicly announced transactions and those activities undertaken in the ordinary course of conducting its business. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which FairMarket common stock will trade at any time.

This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Special Committee in connection with its consideration of the Transaction and does not constitute a recommendation to any holder of Company Common Stock as to how such stockholder should vote on the Transaction. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview hereby consents to references to and the inclusion of this opinion in its entirety in the Proxy Statement to be distributed to Company stockholders in connection with the Transaction.

Sincerely,
/s/ Broadview International LLC
Broadview International LLC

B-2

Annex C

FORM OF VOTING AGREEMENT

        THIS VOTING AGREEMENT ("Agreement") is entered into as of June 20, 2003, by and between EBAY INC., a Delaware corporation (the "Purchaser"), and [                        ] ("Stockholder").

RECITALS

        A.    Stockholder is a holder of record and the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain shares of capital stock of FairMarket, Inc., a Delaware corporation (the "Seller").

        B.    The Purchaser and the Seller are entering into an Asset Purchase Agreement of even date herewith (the "Purchase Agreement") which provides (subject to the conditions set forth therein) for the acquisition of certain assets of the Seller by the Purchaser.

        C.    In order to induce the Purchaser to enter into the Purchase Agreement, Stockholder is entering into this Agreement.

AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.    CERTAIN DEFINITIONS

        For purposes of this Agreement:

          (a)   Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

          (b)   The term "Acquisition" shall mean the acquisition of the Transferred Assets (as such term is defined in the Purchase Agreement) by the Purchaser pursuant to the terms of the Purchase Agreement, as amended.

          (c)   Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

          (d)   "Person" shall mean any: (i) individual, (ii) corporation, limited liability company, partnership or other entity; or (iii) governmental authority.

          (e)   "Seller Common Stock" shall mean the common stock, par value $0.001 per share, of the Seller.

          (f)    "Subject Securities" shall mean: (i) all securities of the Seller (including all shares of Seller Common Stock and all options, warrants and other rights to acquire shares of Seller Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Seller (including all additional shares of Seller Common Stock and all additional options, warrants and other rights to acquire shares of Seller Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Voting Covenant Expiration Date.

          (g)   A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than the Purchaser;

  (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than the Purchaser; or (iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security.

          (h)   "Voting Covenant Expiration Date" shall mean the earlier of the date upon which the Purchase Agreement is validly terminated, or the date upon which the Acquisition is consummated.

SECTION 2.    RESTRICTIONS ON TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

        2.1    Restriction on Transfer of Subject Securities.    During the period from the date of this Agreement through the Voting Covenant Expiration Date, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

        2.2    Restriction on Transfer of Voting Rights.    During the period from the date of this Agreement through the Voting Covenant Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

SECTION 3.    VOTING OF SHARES

        3.1    Voting Covenant.    Prior to the Voting Covenant Expiration Date, at any meeting of the stockholders of the Seller, however called, and in any action by written consent of stockholders of the Seller, unless otherwise directed in writing by the Purchaser, Stockholder shall cause all Subject Securities that are entitled under applicable corporate laws to vote at such meeting or by such written consent to be voted (and to which Stockholder is entitled to vote):

          (a)   in favor of the Acquisition and the execution and delivery by the Seller of the Purchase Agreement, in favor of each of the other actions contemplated by the Purchase Agreement and in favor of any action in furtherance of any of the foregoing; and

          (b)   against the following actions (other than the Acquisition and the transactions contemplated by the Purchase Agreement, including, without limitation, the change in Seller's corporate name or the dissolution and liquidation of the Seller): (i) any Acquisition Transaction; (ii) any Acquisition Proposal; (iii) any change in a majority of the board of directors of the Seller; (iv) any amendment to the Seller's certificate of incorporation or bylaws; (v) any material change in the capitalization of the Seller or the Seller's corporate structure; and (vi) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Acquisition or any of the other transactions contemplated by the Purchase Agreement or this Agreement.

Prior to the Voting Covenant Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(a)" or "(b)" of the preceding sentence.

        3.2    Proxy.    Contemporaneously with the execution of this Agreement: (a) Stockholder shall deliver to the Purchaser a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times prior to the Voting Covenant Expiration Date) with respect to the shares referred to therein (the "Proxy"); and (b) Stockholder shall cause to be delivered to the Purchaser, as soon as practicably possible, an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Seller Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder hereby represents and warrants to the Purchaser as follows:

        4.1    Authorization, etc.    Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform his or its obligations hereunder and thereunder. This Agreement and the Proxy have been duly authorized, executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        4.2    No Conflicts or Consents.

          (a)   The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which he or it or any of his or its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his or its affiliates or properties is or may be bound or affected.

          (b)   The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

        4.3    Title to Securities.    As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Seller Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Seller Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Seller set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Seller, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Seller, other than the shares and options, warrants and other rights set forth on the signature page hereof.

        4.4    Accuracy of Representations.    The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, will be accurate in all respects at all times through the Voting Covenant Expiration Date and will be accurate in all respects as of the date of the consummation of the Acquisition as if made on that date.

SECTION 5.    ADDITIONAL COVENANTS OF STOCKHOLDER

        5.1    Further Assurances.    From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as the Purchaser may request for the purpose of carrying out and furthering the intent of this Agreement.

        5.2    Legends.    If requested by the Purchaser, Stockholder shall (promptly after the receipt of such request) cause each certificate evidencing any outstanding shares of Seller Common Stock or other securities of the Seller Owned by Stockholder to be surrendered so that the transfer agent for such securities may affix thereto a legend in the following form:

  THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF A VOTING AGREEMENT DATED AS OF JUNE 20, 2003, AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

        5.3    No Solicitation.    Stockholder agrees that, during the period from the date of this Agreement through the Voting Covenant Expiration Date, Stockholder shall not, directly or indirectly, and shall not authorize or permit any of Stockholder's Representatives directly or indirectly to: (a) solicit, initiate, knowingly encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to the making, submission or announcement of an Acquisition Proposal; (b) furnish any information regarding the Seller or any affiliate of the Seller to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal; (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal; or (d) approve, endorse or recommend any Acquisition Proposal. The Stockholder shall promptly (and in no event later than 48 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information) advise the Purchaser orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information relating to the Seller or any affiliate of the Seller (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the period from the date of this Agreement through the Voting Covenant Expiration Date. The Stockholder shall keep the Purchaser fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

SECTION 6.    MISCELLANEOUS

        6.1    Expenses.    All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

        6.2    Notices.    Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) when delivered by hand; (b) on the day sent by facsimile provided that the sender has received confirmation of transmission as of or prior to 5:00 p.m. local time of the recipient on such day; (c) the first business day after sent by facsimile to the extent that the sender has received confirmation of transmission after 5:00 p.m. local time of the recipient on the day sent by facsimile; or (d) the first business day after sent by registered mail, by courier or express delivery service, in any case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

    if to Stockholder:

      at the address set forth on the signature page hereof; and

    if to the Purchaser:

      eBay Inc.
      2145 Hamilton Ave
      San Jose, CA 95125
      Facsimile: (408) 376-7514
      Attention: General Counsel

        6.3    Severability.    If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then: (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent; (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

        6.4    Entire Agreement.    This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

        6.5    Assignment; Binding Effect.    Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and his heirs, estate, executors and personal representatives and his or its successors and assigns, and shall inure to the benefit of the Purchaser and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than the Purchaser and its successors and assigns) any rights or remedies of any nature.

        6.6    Specific Performance.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, the Purchaser shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither the Purchaser nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.6, and Stockholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        6.7    Non-Exclusivity.    The rights and remedies of the Purchaser under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Purchaser under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

        6.8    Governing Law; Venue.

          (a)   This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

          (b)   Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any court located in the State of Delaware or the United States District Court for the District of Delaware. Stockholder:

            (i)    expressly and irrevocably consents and submits to the exclusive jurisdiction of each state court located in the State of Delaware and the United States District Court for the District of Delaware in connection with any such action or proceeding;

            (ii)   agrees that each such court shall be deemed to be a convenient forum; and

            (iii)  agrees not to assert (by way of motion, as a defense or otherwise), in any such action or proceeding commenced in any such court, any claim that such party is not subject personally to the jurisdiction of such court, that such action or proceeding has been brought in an inconvenient forum, that the venue of such action or proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by any such court.

  Nothing contained in this Section 6.8 shall be deemed to limit or otherwise affect the right of the Purchaser to commence any legal proceeding or otherwise proceed against Stockholder in any other forum or jurisdiction.

          (c)   STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT OR THE PROXY.

        6.9    Counterparts.    This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        6.10    Captions.    The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        6.11    Attorneys' Fees.    If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        6.12    Waiver.    No failure on the part of the Purchaser to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Purchaser in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Purchaser shall not be deemed to have waived any claim available to the Purchaser arising out of this Agreement, or any power, right, privilege or remedy of the Purchaser under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Purchaser; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        6.13    Termination.    This Agreement shall terminate and have no further force or effect as of the Voting Covenant Expiration Date; provided, however, that the termination of this Agreement shall not relieve any party from any liability for any breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement prior to such termination.

        6.14    Capacity.    Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall limit or restrict Stockholder from acting in Stockholder's capacity as a director or officer of Seller (it being understood that this Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of Seller) or voting in Stockholder's sole discretion on any matter other than those matters referred to in Section 3.

        6.15    Construction.

          (a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b)   The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c)   As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d)   Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

        IN WITNESS WHEREOF, the Purchaser and Stockholder have caused this Agreement to be executed as of the date first written above.

EBAY INC.
By:
STOCKHOLDER
Name:
Address:

Facsimile:
Shares Held of Record	Options and Other Rights	Additional Securities Beneficially Owned

EXHIBIT A

FORM OF IRREVOCABLE PROXY

        The undersigned stockholder ("Stockholder") of FAIRMARKET, INC., a Delaware corporation (the "Seller"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes MICHAEL R. JACOBSON, MARK RUBASH, BRIAN H. LEVEY and EBAY INC., a Delaware corporation (the "Purchaser"), and each of them, the attorneys and proxies of Stockholder with full power of substitution and resubstitution, to the full extent of Stockholder's rights with respect to the outstanding shares of capital stock of the Seller owned of record by Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy. (The shares of the capital stock of the Seller referred to in the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by Stockholder with respect to any of the Shares are hereby revoked, and Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares in contravention of this Proxy. Capitalized terms used in this Proxy and not otherwise defined shall have the meanings ascribed to them in the Voting Agreement (as defined below).

        This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between the Purchaser and Stockholder (the "Voting Agreement"), and is granted in consideration of the Purchaser entering into the Asset Purchase Agreement, dated as of the date hereof, between the Purchaser and the Seller (the "Purchase Agreement"). This proxy will terminate on the Voting Covenant Expiration Date (as defined in the Voting Agreement).

        The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the Voting Covenant Expiration Date at any meeting of the stockholders of the Seller, however called, and in connection with any action by written consent of stockholders of the Seller (and to which Stockholder is entitled to vote):

          (i)    in favor of the Acquisition (as defined in the Voting Agreement) and the execution and delivery by the Seller of the Purchase Agreement, in favor of each of the other actions contemplated by the Purchase Agreement and in favor of any action in furtherance of any of the foregoing; and

          (ii)   against the following actions (other than the Acquisition and the transactions contemplated by the Purchase Agreement, including, without limitation, the change in Seller's corporate name or the dissolution and liquidation of the Seller): (i) any Acquisition Transaction; (ii) any Acquisition Proposal; (iii) any change in a majority of the board of directors of the Seller; (iv) any amendment to the Seller's certificate of incorporation or bylaws; (v) any material change in the capitalization of the Seller or the Seller's corporate structure; and (vi) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Acquisition or any of the other transactions contemplated by the Purchase Agreement or the Voting Agreement.

        Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

        This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of Stockholder (including any transferee of any of the Shares).

        If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then: (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent; (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

Dated: , 2003
Name
Number of shares of common stock of the Seller owned of record as of the date of this proxy:

Annex D

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
FAIRMARKET, INC.

        The undersigned corporation, in order to amend its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), hereby certifies as follows:

        FIRST: The name of the corporation is FairMarket, Inc.

        SECOND: The corporation hereby amends it Certificate of Incorporation as follows:

        Article I of the Certificate of Incorporation, relating to the name of the corporation, is hereby amended and restated to read in its entirety as follows:

        "The name of the Corporation is                        ."

        THIRD: The Amendment to the Certificate of Incorporation effected herein was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment as of the            day of                        , 2003.

FAIRMARKET, INC.

By:

Name:
Title:

D-1

Proxy Card

Dear Stockholder:

        Please take note of the important information enclosed with this proxy. Your vote is important and you are strongly encouraged to exercise your right to vote your shares.

        Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage-paid envelope.

        Alternatively, you can vote by proxy over the Internet or by telephone. See the reverse side for instructions. FairMarket, Inc. is a corporation organized under the laws of the State of Delaware. The Delaware General Corporation Law authorizes the granting of proxies over the Internet or by telephone. Accordingly, proxies granted over the Internet or by telephone, in accordance with the procedures set forth on this proxy card, will be valid under Delaware law.

Sincerely,

FairMarket, Inc.

DETACH HERE

PROXY

FAIRMARKET, INC.

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD                            , 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of FairMarket, Inc. acknowledges receipt of a copy of FairMarket's 2003 Annual Report to Shareholders, Annual Report on Form 10-K for the year ended December 31, 2002 and Notice of Special Meeting and Proxy Statement dated                        , 2003 (the "Proxy Statement") and, revoking any proxy heretofore given, hereby appoints Janet Smith and Nanda Krish and each of them, with full power of substitution to each, as proxies for the undersigned, and hereby authorizes each of them to vote all the shares of Common Stock of FairMarket, Inc. held of record by the undersigned at the close of business on                        , 2003 at the Special Meeting of Stockholders of FairMarket, Inc. to be held at 9:00 a.m., local time, on                        , 2003, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE APPROVAL OF THE PROPOSED ASSET SALE TO EBAY INC. UNDER THE TERMS OF THE ASSET PURCHASE AGREEMENT, FOR THE AMENDMENT TO FAIRMARKET'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO "                        "AND FOR THE COMPANY'S NOMINEES FOR CLASS III DIRECTOR NAMED IN THE PROXY STATEMENT.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

FAIRMARKET, INC.
c/o EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

VOTING BY TELEPHONE OR INTERNET

        You may vote by telephone or Internet at your convenience 7 days/week, 24 hours/day. Your telephone or Internet vote authorizes Janet Smith and Nanda Krish and each of them, with full power of substitution, as proxies, to vote your shares in the same manner as if you had marked, signed and returned the proxy card.

        The deadline for voting by telephone or through the Internet is 11:59 p.m. (EST)                        , 2003.

        To vote your shares through the Internet or by telephone, you will need the control number printed below.

Voter Control Number:

Your vote is important. Please vote immediately.

VOTE-BY-TELEPHONE:

  1.
  CALL TOLL FREE ON A TOUCH TONE TELEPHONE: 1-877-PRX-VOTE (1-877-779-8683)

  2.
  Enter your Voter Control Number listed above and follow the easy recorded instructions.

VOTE-BY-INTERNET:

  1.
  Log on the Internet and go to: http://www.eproxyvote.com/faim

  2.
  Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.

  If you vote over the Internet or by telephone, please do not mail your card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

DETACH HERE

☒
Please mark votes as in this example.

1.
To approve the sale of substantially all of our assets to eBay under the terms of the asset purchase agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐
  2.
  To approve an amendment to our amended and restated certificate of incorporations change our corporate name to "                "

FOR	AGAINST	ABSTAIN
☐	☐	☐
  3.
  Election of Class III Directors.

NOMINEES:	(01) Shikhar Ghosh (02) Lloyd I. Miller, III
0 FOR	0 WITHHELD
0 For both nominees except as noted above

  In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

        Please sign EXACTLY as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:	Date:	Signature:	Date:

QuickLinks

TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXIES
SUMMARY TERM SHEET
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS IN THIS PROXY STATEMENT
PROPOSAL 1
PROPOSAL 2
PROPOSAL 3
PRINCIPAL AND MANAGEMENT STOCKHOLDERS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2002 AND YEAR-END OPTION VALUES
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS WITH RELATED PARTIES
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
RECENT DEVELOPMENTS
INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING
OTHER MATTERS
ADDITIONAL INFORMATION
ASSET PURCHASE AGREEMENT
FORM OF VOTING AGREEMENT
CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF FAIRMARKET, INC.